UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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BB&T Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 12, 2012

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BB&T Corporation (the “Corporation” or “BB&T”) scheduled for 11:00 A.M. Eastern Daylight Time on Tuesday, April 24, 2012, at Embassy Suites, 460 North Cherry Street, Winston-Salem, North Carolina 27101. The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and the Proxy Statement.

This year, for the first time, we are providing proxy materials to our shareholders primarily through the Internet. We are pleased to use this process, which allows our shareholders to receive proxy materials in an expedited manner, while significantly lowering the costs of our annual proxy campaign. Most of our shareholders should receive a notice, called a Notice of Internet Availability of Proxy Materials, which was mailed on March 12, 2012, containing instructions on how to electronically access our proxy materials and vote online. If you received this notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The proxy materials available online include our 2012 Proxy Statement and a copy of our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 27, 2012. Also included is a copy of the 2011 Annual Report that contains financial highlights, our letter to shareholders and additional information about the Corporation.

If you cannot attend the meeting, in order to be sure your shares are voted, please vote through the Internet or by telephone as soon as possible. Alternatively, if you received the proxy materials by mail, you may complete, sign and return the enclosed proxy card. Even if you plan to attend the meeting, we strongly encourage you to vote your shares in advance.

The agenda for this year’s Annual Meeting includes the following items:

Agenda Item	Board Recommendation
Election of 15 Directors	FOR
Approval of the BB&T 2012 Incentive Plan	FOR
Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm	FOR
Advisory vote to approve BB&T’s executive compensation program	FOR
Shareholder proposal with respect to political contributions	AGAINST
Shareholder proposal regarding majority voting in director elections	AGAINST

Please refer to the proxy statement for further details on the proposals to be voted on at the Annual Meeting. We trust that this presentation will satisfy your informational needs, and, at the same time, provide you with a better understanding of both the financial performance and strategic direction of BB&T.

Sincerely,

Kelly S. King Chairman and Chief Executive Officer

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 24, 2012

TO THE SHAREHOLDERS OF

BB&T CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of BB&T Corporation (the “Corporation” or “BB&T”) will be held on Tuesday, April 24, 2012, at 11:00 A.M. Eastern Daylight Time, at Embassy Suites, 460 North Cherry Street, Winston-Salem, North Carolina 27101, for the following purposes:

(1)	To elect fifteen directors to serve for one-year terms that will expire at the 2013 Annual Meeting of Shareholders.

(2)	To approve the BB&T 2012 Incentive Plan.

(3)	To ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012.

(4)	To vote on an advisory resolution to approve BB&T’s overall pay-for-performance executive compensation program, commonly referred to as a “say on pay” vote.

(5)	To vote on a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.

(6)	To vote on a shareholder proposal regarding majority voting in director elections.

(7)	To transact such other business as may properly come before the meeting.

Pursuant to the provisions of the North Carolina Business Corporation Act, February 22, 2012 has been fixed as the record date for determining the holders of BB&T Common Stock entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment thereof. Accordingly, only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. It is important that your shares of BB&T Common Stock be represented at this meeting to help ensure the presence of a quorum.

Even if you plan to attend the Annual Meeting in person, please vote your shares of BB&T Common Stock by using the Internet or telephone as described in the proxy statement or your Notice of Internet Availability of Proxy Materials. Alternatively, if you received your proxy materials by mail, you may vote your shares of BB&T Common Stock by dating and signing the enclosed proxy and promptly mailing your proxy in the postage-paid, self-addressed envelope enclosed for this purpose. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on February 27, 2012, and containing the financial statements of the Corporation for fiscal year 2011, accompanies these proxy materials.

By Order of the Board of Directors,

Kelly S. King Chairman and Chief Executive Officer

March 12, 2012

ATTENDING THE ANNUAL MEETING	Back Cover

(i)

BB&T CORPORATION

200 West Second Street

Winston-Salem, North Carolina 27101

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided this proxy statement?

The enclosed proxy statement summarizes information you need in order to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 24, 2012, at Embassy Suites, 460 North Cherry Street, Winston-Salem, North Carolina 27101, at 11:00 A.M. Eastern Daylight Time, and any adjournment thereof (the “Annual Meeting”). The proxy statement is being sent to you because the Board of Directors of BB&T Corporation (the “Corporation” or “BB&T”) is soliciting your proxy to vote your shares at the Annual Meeting. On or about March 12, 2012, the proxy statement and the accompanying proxy materials are being sent to shareholders of record on February 22, 2012.

What is a proxy?

A proxy is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. Three BB&T executives, Kelly S. King, Christopher L. Henson and Robert J. Johnson Jr., have been designated as the proxies to cast the votes of BB&T’s shareholders at the Annual Meeting.

What is a proxy statement?

It is a document that BB&T is required to give you, or provide you access to, in accordance with regulations of the Securities and Exchange Commission (the “SEC”), when asking you to designate proxies to vote your shares of BB&T common stock at a shareholders’ meeting. The proxy statement includes information regarding the matters to be acted upon at the meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange (the “NYSE”).

On what matters are the shareholders of record voting?

The shareholders of record will vote on the following proposals:

Proposal 1: Election of Directors. In Proposal 1, fifteen director nominees have been recommended for election to the Board of Directors by the Nominating and Corporate Governance Committee of the Board. Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that those nominees receiving the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected at the meeting. Shares not voted will have no impact on the election of directors. A properly executed proxy will be voted “FOR” each of the fifteen nominees for director unless you mark the proxy card “WITHHOLD ALL” or “FOR ALL EXCEPT.” Marking the proxy card “WITHHOLD ALL” will withhold your vote as to all nominees for director. Marking the proxy card “FOR ALL EXCEPT” will direct that your shares be voted for all nominees except that your shares will be withheld as to the nominees that you specify.

In 2011, BB&T adopted a Director Resignation Policy, which is part of BB&T’s Corporate Governance Guidelines. Under this policy, in an uncontested election, any incumbent director nominee who fails to receive more votes “FOR” his or her election than withheld shall tender his or her resignation to the Board via the Chair of the Nominating and Corporate Governance Committee. The Board will then act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee. Please refer to the section entitled, “Corporate Governance Matters—Director Resignation Policy” for additional information regarding this policy.

Proposal 2: Approve the 2012 Incentive Plan. A majority of votes cast at the Annual Meeting are required to approve Proposal 2, a proposal to approve the BB&T Corporation 2012 Incentive Plan.

Proposal 3: Ratification of Auditors. A majority of votes cast at the Annual Meeting are required to approve Proposal 3, a proposal to ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012.

Proposal 4: “Say on Pay” Proposal. At the 2011 Annual Meeting, BB&T’s shareholders supported the Board’s recommendation that shareholders be provided the option to cast an advisory vote every year on the compensation of the Corporation’s named executive officers, or NEOs. Accordingly, the Board later decided to hold a “say on pay” vote annually. Proposal 4 is this annual advisory vote to approve the compensation of the Corporation’s NEOs. At the 2011 Annual Meeting, over 94% of BB&T’s shareholders approved the Corporation’s pay-for-performance executive compensation program. The Board will strongly consider the outcome of this advisory vote in determining the compensation of such executives.

Proposals 5-6: Shareholder Proposals. A majority of votes cast at the Annual Meeting are required to approve Proposals 5 and 6. Proposal 5 is a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures. Proposal 6 is a shareholder proposal regarding majority voting in director elections. If a shareholder provides specific voting instructions on a properly executed proxy, his or her shares will be voted as instructed. If a shareholder holds shares in his or her name and returns a properly executed proxy without giving specific voting instructions, the shareholder’s shares will be voted “AGAINST” Proposals 5 and 6.

As discussed below, under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on any non-routine proposal without your specific instructions.

Who may vote and what constitutes a quorum at the meeting?

Pursuant to the provisions of the North Carolina Business Corporation Act, February 22, 2012 has been fixed as the record date for the determination of holders of BB&T Common Stock entitled to notice of and to vote at the Annual Meeting.

In order to conduct the Annual Meeting, a majority of shares of BB&T Common Stock outstanding at the record date must be present in person or by proxy. This is called a quorum. Shareholders who deliver valid proxies or vote in person at the meeting will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Abstentions will be counted as present and entitled to vote for purposes of determining a quorum. Broker “non-votes” (which are explained below) are counted as present and entitled to vote for purposes of determining a quorum only for routine matters.

How many votes do I have?

Each share of BB&T Common Stock issued and outstanding on February 22, 2012 is entitled to one vote on all proposals at the meeting, except that shares held in a fiduciary capacity by Branch Banking and Trust Company (“Branch Bank”) and certain other BB&T affiliates may only be voted in accordance with the instruments creating the fiduciary capacity. As of the close of business on February 22, 2012, there were 698,192,368 shares of BB&T Common Stock outstanding and entitled to vote.

How do I vote?

The accompanying proxy card is for use at the Annual Meeting if a shareholder is unable to attend in person or will attend, but wishes to vote by proxy. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you have received this proxy statement by mail, you may vote your shares either by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using the toll-free telephone number provided. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. A shareholder may also vote in person at the Annual Meeting by filling out a ballot.

Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 P.M., Eastern Daylight Time, on Monday, April 23, 2012. The Internet and telephone voting procedures are designed to authenticate a shareholder’s identity and to allow a shareholder to vote his or her shares and confirm that his or her instructions have been properly recorded.

Shareholders who hold shares in “street name,” that is, through a broker, bank or other nominee, may instruct their nominee to vote their shares by following the instructions provided by the nominee. Your vote as a shareholder is important. Please vote as soon as possible to ensure that your vote is recorded.

BB&T encourages shareholders to take advantage of the options to vote using the Internet or by telephone. Voting in this manner will result in cost savings for BB&T.

May I revoke my proxy?

The proxy may be revoked by a shareholder at any time before it is exercised by filing with the Corporate Secretary of BB&T an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the Internet or by telephone), or by attending the meeting and electing to vote in person. Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.

What effect do broker non-votes and abstentions have?

Broker Voting.

A broker or other nominee may generally vote your shares without instruction on routine matters, but not on non-routine matters. A broker “non-vote” occurs when your broker submits a proxy for your shares, but does not indicate a vote for a particular “non-routine” proposal (such as this year’s Proposals 1-2 and 4-6) because your broker does not have authority to vote on that proposal and has not received specific voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for a non-routine proposal.

Abstentions.

If you abstain from voting on a particular matter, your vote will be counted as present for determining whether a quorum exists, but will not be treated as cast for or against that matter.

Which proposals are considered “routine” or “non-routine”?

The ratification of the reappointment PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012 (Proposal 3) is considered a routine matter under applicable rules.

The election of directors (Proposal 1), the approval of the Corporation’s 2012 Incentive Plan (Proposal 2), the advisory vote to approve BB&T’s overall pay-for-performance executive compensation program (Proposal 4) and the two shareholder proposals (Proposals 5 and 6) are matters considered non-routine under applicable rules.

How are the proxy materials delivered?

This year, BB&T is taking advantage of SEC rules that allow for the delivery of proxy materials to the Corporation’s shareholders primarily through the Internet. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders. Shareholders who own shares directly in BB&T and not through a bank, broker or intermediary (“record holders”) will have proxy materials or the Notice of Internet Availability of Proxy Materials delivered directly to their mailing address. Shareholders whose shares are held for them by banks, brokerages or other intermediaries (“beneficial holders”) will have the proxy materials or the Notice of Internet Availability of Proxy Materials forwarded to them by the intermediary that holds the shares.

If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request a copy by following the instructions on the notice. The Notice of Internet Availability of Proxy Materials also contains instructions for accessing and reviewing the proxy materials over the Internet and provides directions for submitting your vote over the Internet.

To reduce the expenses of delivering duplicate proxy materials to shareholders, the Corporation is relying upon SEC rules that permit it to deliver only one set of applicable proxy materials to multiple shareholders who share an address, unless the Corporation receives contrary instructions from any shareholder at that address. All shareholders sharing an address will continue to receive separate proxy cards based on their registered ownership of BB&T Common Stock. Any shareholder sharing such an address who does not receive an individual proxy statement and annual report may write or call BB&T’s transfer agent as specified below and receive the materials at no cost. For future meetings, a shareholder may request separate copies of the Corporation’s proxy statement and annual report or request that the Corporation only send one set of these materials if the shareholder is receiving multiple copies, by telephoning the Corporation’s transfer agent at 1-800-213-4314 or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43078, Providence, Rhode Island, 02940-3078. If your shares are held in “street name,” you may contact your broker for these services. You may also access the proxy materials at: www.edocumentview.com/BBT.

How can I receive the proxy materials electronically?

The Corporation also provides shareholders the choice to receive its proxy materials electronically over the Internet instead of receiving paper copies through the mail. By choosing to have the proxy materials delivered electronically, you save BB&T the costs and environmental resources required in printing and mailing these materials. If you are a shareholder of record that received a paper copy of these proxy materials and would like to receive these materials electronically in the future, you may enroll for this service by following the instructions provided on the enclosed proxy card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your notice. The Corporation encourages each shareholder to access the proxy materials electronically using the Internet.

Who pays the costs of soliciting proxies?

All expenses incurred in this solicitation will be paid by the Corporation. In addition to the Corporation soliciting proxies by mail, over the Internet and by telephone, the Corporation’s directors, officers and employees, who are also referred to as associates, may solicit proxies on behalf of the Corporation without additional compensation. The Corporation has engaged Phoenix Advisory Partners, LLC to act as its proxy solicitor and has agreed to pay it approximately $12,500 plus reasonable expenses for such services. Banks, brokerage houses and other institutions, nominees and fiduciaries are requested to forward the proxy materials to beneficial holders and to obtain authorization for the execution of proxies. Upon request, the Corporation will reimburse such parties for their reasonable expenses in forwarding proxy materials to beneficial owners.

What is the admission policy for the Annual Meeting?

Attendance at the Annual Meeting is limited to:

(1)	Record holders.

(2)	Beneficial holders.

(3)	Authorized representatives of entities who are beneficial holders.

A shareholder of the class noted below must present, in addition to a valid photo ID or other satisfactory proof of identification, the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include: a notice regarding the availability of proxy materials, the top portion of a voting instruction form or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and which confirms the beneficial holders’ ownership of those shares.

(C)	In addition to any evidence required under (B) above for beneficial holders, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

The use of cameras (including cellular phones or PDAs with photographic and/or video recording capabilities), recording devices and other electronic devices, and cellular phones or PDAs will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. BB&T representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Corporation’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held April 24, 2012:

A copy of this Proxy Statement is available at www.edocumentview.com/BBT. Also available at this website is the 2011 Annual Report, which highlights summary financial information about BB&T, and BB&T’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed on February 27, 2012.

PROPOSAL 1—ELECTION OF DIRECTORS

The Corporation’s bylaws provide that the number of directors shall be not less than three nor more than twenty-five, as determined from time to time by the Board of Directors. Pursuant to the Corporation’s bylaws, BB&T’s Board of Directors is currently fixed at fifteen individuals. Each of the fifteen nominees listed below for election as a director of the Corporation currently serves on the Board of Directors. The nominees, if elected, will each serve for a one-year term expiring at the Annual Meeting of Shareholders in 2013.

Under the Corporation’s director retirement policy, a director is permitted to serve through the calendar year in which such director reaches age 70. Pursuant to this policy, J. Holmes Morrison retired as a director of the Corporation on December 31, 2011. The Corporation’s bylaws permit the Board of Directors to appoint new directors to the Board to fill vacancies on the Board and to serve until such time as the director is nominated for election to the Board at the next Annual Meeting of Shareholders. Pursuant to such bylaws, on October 25, 2011, the Board of Directors appointed Dr. Edwin H. Welch to serve as a member of the Board, allowing for a brief period where the total number of existing directors was sixteen. Dr. Welch is a nominee for election as a director of the Corporation for a one-year term that will expire at the Annual Meeting of Shareholders in 2013.

The persons named as attorneys-in-fact in the accompanying proxy are expected to vote to elect the fifteen nominees listed below as directors, unless authority to so vote is withheld. Although the Corporation’s Board of Directors expects that each of the nominees will be available for election, if a vacancy in the slate of nominees occurs, it is intended that shares of BB&T Common Stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying proxy or the Board may reduce the number of persons to be elected by the number of persons unable to serve. Holders of BB&T Common Stock do not have cumulative voting rights in the election of directors.

A candidate for election as a director of the Corporation is nominated to stand for election based on his or her professional experience, recognized achievement in his or her respective field, an ability to contribute to some aspect of BB&T’s business, his or her experience in risk management and the willingness to make the commitment of time and effort required of a BB&T director over an extended period of time. Maturity of judgment and community leadership are important characteristics that members of the Board of Directors should possess. Each of the below-listed nominees has been identified as possessing good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board of Directors, providing the Board of Directors, as a whole, competence and experience in a wide variety of areas. The names of the nominees for election to the Corporation’s Board of Directors, their principal occupations, and certain other information with respect to such persons are set forth below.

NOMINEES FOR ELECTION AS DIRECTORS FOR A ONE-YEAR TERM EXPIRING IN 2013

JOHN A. ALLISON IV Lewisville, NC Director since 1986 Not Independent Executive and Risk Management Committee

Mr. Allison, 63, served as the Chairman of BB&T Corporation from 1989 to December 2009 and the Chief Executive Officer of BB&T Corporation and Chairman and Chief Executive Officer of Branch Bank from 1989 to December 2008.

As the previous Chairman and Chief Executive Officer of BB&T, Mr. Allison brings deep institutional knowledge and perspective regarding BB&T’s strengths, challenges and opportunities. He possesses extensive public company and financial services industry experience. Mr. Allison is also actively involved in educational and community organizations. He currently serves on the Wake Forest University Baptist Medical Center, the Kenan-Flagler Business School at UNC-Chapel Hill, The Clemson Institute for the Study of Capitalism and the Wake Forest University Schools of Business Boards of Visitors, the Advisory Board for the Fuqua/Coach K Center on Leadership and Ethics (COLE) at The Fuqua School of Business at Duke University, the Boards of Directors for the Mercatus Center at George Mason University and the Ayn Rand Institute. He is a past member of the Board of Directors of The Financial Services Roundtable and The Clearing House. Mr. Allison was recognized by the Harvard Business Review in 2010 as one of the world’s top 100 CEO’s for the first decade of the 21st century. In addition, Mr. Allison was awarded the American Banker Lifetime Achievement Award and inducted into the North Carolina Business Hall of Fame for his significant contributions to BB&T and the financial services industry. Mr. Allison currently serves as a Distinguished Professor of Practice on the faculty of the Wake Forest University Schools of Business.

JENNIFER S. BANNER Knoxville, TN Director since 2003 Independent Audit Committee (Chair)

Ms. Banner, 52, has served as Chief Executive Officer of Schaad Companies, LLC (diversified holding company) since 2008; President and Chief Executive Officer of SchaadSource, LLC since June 2006 and Chief Executive Officer of SchaadProperties from 2005 through June 2006 (real estate construction and development); and CPA and Principal of Pershing Yoakley & Associates, P.C. (public accounting) from 1987 to January 2005.

Ms. Banner brings to BB&T experience and skills in public accounting, as well as financial industry and governance perspective and experience from her service on the Boards of Directors of First Vantage Bank, First Virginia Banks, Inc. and the Federal Reserve Bank of Atlanta-Nashville Branch. In addition, Ms. Banner has experience with community-oriented organizations and the construction and real estate development industries. Ms. Banner qualifies as an “audit committee financial expert” under SEC guidelines.

Other Directorships: Ocho Company, General Partnership since 2006, Knoxville Museum of Art since 2005, Tennessee Aquatics, Inc. since 1995, Halcyon, LLC since 2009 and Federal Reserve Bank of Atlanta-Nashville Branch since 2010.

K. DAVID BOYER, JR. Oakton, VA Director since 2009 Independent Audit Committee

Mr. Boyer, 60, has served as Chief Executive Officer of GlobalWatch Technologies, Inc. (information security consulting and software engineering) since 2004.

Prior to his election to the BB&T Board, Mr. Boyer served for over 11 years on Branch Bank’s local advisory board in Washington, D.C. This experience has provided Mr. Boyer a thorough understanding of BB&T’s banking organization and its values and culture. Mr. Boyer has skills related to, and extensive experience with, risk management, accounting and finance, as well as information management, information assurance and anti-terrorism assistance services. As a member of the Commonwealth of Virginia’s Treasury Board, he participates in supervising the investment of state funds.

Other Directorships: Member of Commonwealth of Virginia Treasury Board since 2002, director of GlobalWatch Technologies, Inc. since 2004 and Virginia Community Development Corporation (VCDC) since 2009.

ANNA R. CABLIK Marietta, GA Director since 2004 Independent Compensation Committee Nominating and Corporate Governance Committee

Ms. Cablik, 59, has served as the President of Anasteel & Supply Company, LLC (reinforcing steel fabricator) since 1994; and President of Anatek Inc. (general contractor) since 1982.

Ms. Cablik brings entrepreneurial and business-building skills and experience to BB&T, having successfully founded and grown several businesses. Her extensive career managing a diverse portfolio of projects provides risk assessment skills and experience to the Board of Directors. Additionally, as the owner and operator of a company, Ms. Cablik has over 20 years experience overseeing the preparation of financial statements and the review of accounting matters.

Other Directorships: Director of Georgia Power Company since 2001.

RONALD E. DEAL Hickory, NC Director since 1986 Independent Executive and Risk Management Committee (Chair)

Mr. Deal, 68, has served as Chairman of Wesley Hall, Inc. (furniture manufacturer) since 1990.

Mr. Deal has been a member of the BB&T Board for over 25 years and during that time has helped guide BB&T through its transformation from a small North Carolina bank into one of the largest financial services institutions in the nation. Mr. Deal’s institutional knowledge and longstanding Board service make him a uniquely qualified member of the Board. Mr. Deal brings executive decision making skills and business acumen to BB&T from his service as the Chairman of Wesley Hall, a fourth generation family company manufacturing in the upper segment of the upholstered furniture market, which has successfully grown from around 30 employees to well over 250 employees during a time when the furniture industry has faced significant challenges.

Other Directorships: Chairman of Wesley Hall, Inc. since 1990 and Wake Forest University Board of Trustees since 2003.

J. LITTLETON GLOVER, JR. Newnan, GA Director since 2009 Not Independent Executive and Risk Management Committee

Mr. Glover, 69, has served as the President and Chief Executive Officer of Batson-Cook Development Company (commercial real estate development) since 1975; Vice President and General Counsel, Batson-Cook Company (construction) since 1978; attorney at Glover & Davis, P.A. since 1967; and Director of Branch Bank from 1999 to August 2009.

Prior to his election to the BB&T Board, Mr. Glover served for over 10 years on Branch Bank’s board, providing him with a thorough understanding of BB&T’s banking organization, values and culture, as well as an understanding of the financial services industry. Mr. Glover has an extensive background in law and finance, and brings executive decision making and risk assessment skills as a result of his experience in the real estate and construction industries. Mr. Glover’s experience in real estate development is especially important as BB&T manages through the current economic downturn, much of which is real estate driven.

Other Directorships: Director of Glover & Davis, P.A., since 1967, Batson-Cook Development Company since 1975, Renewvia Energy Corporation since 2010, Trustee of LaGrange College since 2011, Batson-Cook Company from 1978 to 2008, Branch Bank from 1999 to August 2009, ValuTeachers, Inc. from 2000 to 2009, Georgia Lawyers Insurance Company from 2002 to 2009 and Piedmont Newnan Hospital Foundation from 2007 to 2011.

JANE P. HELM Arden, NC Director since 1997 Independent Compensation Committee (Chair) Nominating and Corporate Governance Committee Lead Director

Ms. Helm, 69, has served as Consulting Vice President for Business Affairs at Delaware State University since July 2011. Previously she served as Vice Chancellor of Business Affairs, Appalachian State University from 1994 to 2006. Ms. Helm was associate dean for finance and administration and treasurer at New York Law School for nine years and served Radford University in various business and administrative roles, beginning in 1980.

During her tenure in university management, Ms. Helm developed skills for managing complex capital projects and deploying limited resources. She brings her analytical, risk management and oversight skills to BB&T. Ms. Helm also has extensive finance experience having served as the functional equivalent of a chief financial officer to universities for over 28 years. Ms. Helm holds a Masters of Accountancy Degree and qualifies as an “audit committee financial expert” under SEC guidelines. She previously served as the Chair of BB&T’s Audit Committee.

JOHN P. HOWE III, M.D. Washington, D.C. Director since 2005 Independent Compensation Committee Nominating and Corporate Governance Committee

Dr. Howe, 69, has served as President and Chief Executive Officer of Project HOPE, an international health foundation, since 2001.

Through his experience as the President and Chief Executive Officer of Project HOPE (Health Opportunities for People Everywhere), Dr. Howe brings to the BB&T Board experience and guidance on how a large institution successfully executes its vision and mission in the face of meaningful obstacles. Dr. Howe also has experience in finance through his role with Project HOPE and as the former President of the University of Texas Health Science Center at San Antonio for over 15 years. Dr. Howe qualifies as an “audit committee financial expert” under SEC guidelines.

Other Directorships: Director of Maximus Federal Services, Inc. (conducts Medicare related reconsiderations as a qualified independent contractor) since January 2009, Project HOPE since 2001, Trustee of the Texas Biomedical Research Institute and the Southwest Research Institute since 1985, Trustee of Texas Research & Technology Foundation since 1991, Chairman of the Board of Overseers of Harvard College Committee to Visit the Medical School and School of Dental Medicine from 2003 to 2009 and Trustee of Boston University since 2007 and Vice Chairman since 2008.

KELLY S. KING Winston-Salem, NC Director since 2008 Not independent Executive and Risk Management Committee

Mr. King, 63, has served as Chairman of BB&T since January 2010; President and Chief Executive Officer of BB&T Corporation and Chairman and Chief Executive Officer of Branch Bank since January 2009; Chief Operating Officer of BB&T Corporation and Branch Bank from June 2004 to December 2008; and President of BB&T Corporation from 1996 to June 2004.

Mr. King has forged a lifetime of leadership experience with BB&T, devoting 29 of his 40 years of service to BB&T as a member of Executive Management. He has assumed leadership roles in commercial and retail banking, operations, insurance, corporate financial services, investment services and capital markets.

Mr. King is credited with leading BB&T to continued profitability and financial stability through the economic downturn beginning in 2008. Under his leadership, BB&T was one of the first institutions to repay TARP funds. His unwavering commitment to the company’s mission, vision and values has led to a nationally recognized associate volunteer program, called The Lighthouse Project.

Mr. King has also served as Chairman of the North Carolina Bankers Association board, Chairman of the North Carolina Rural Economic Center, Chairman of the North Carolina Small Business and Technology Development Center, Chairman of the Forsyth County United Way Tocqueville Leadership Society, and Chairman of the East Carolina University Board of Visitors. He also served as Vice-Chairman of the American Bankers Council.

In 2011, Mr. King was ranked #3 “Best CEO” by sell-side analysts in a study by Institutional Investor magazine. Since 2009, BB&T has led all U.S. banks in total awards for small business and middle market banking by Greenwich Associates.

Other Directorships: Mr. King has served on the board of the Federal Reserve Bank of Richmond from 2009 to December 2011. He has also served on the board of The Clearing House since 2009, and the Financial Services Roundtable since 2010. He also serves as Chairman of the Board of the Piedmont Triad Partnership.

VALERIA LYNCH LEE Rocky Mount, NC Director since 2011 Independent Compensation Committee Nominating and Corporate Governance Committee

Ms. Lee, 69, was President of Golden L.E.A.F., Inc. from 2000 to 2008 and has served as Chief Executive Officer of Applied Behavioral Concepts for Families, LLC (counseling, coaching and community-based mental health services) since 2009.

During her career, Ms. Lee has been involved in all stages of business development, from the well-established Z. Smith Reynolds Foundation, where she served as program officer, to the start-up Golden L.E.A.F. (Long-term Economic Advance Foundation), which under her leadership grew to more than $750 million in assets and awarded more than $351 million in grants to nonprofit organizations and public agencies. Ms. Lee brings to BB&T a thorough knowledge of economic development, education and entrepreneurship coupled with a small business perspective that is important to BB&T’s future. She is a former member of the University of North Carolina Board of Governors, the North Carolina Central University Board of Trustees, the North Carolina Partnership for Children Board of Directors, and the UNC-TV Board of Trustees. In 2009, Ms. Lee was inducted into the North Carolina Women’s Hall of Fame.

Other Directorships: Director since 1987 and Chair since 2009 of the North Carolina Rural Economic Development Center; Director of the North Carolina Foundation for Advanced Health Programs, Inc. since 2009; Director of the Carolinas Gateway Partnership since 2009; Director of the Public School Forum of North Carolina since 2009.

NIDO R. QUBEIN High Point, NC Director since 1990 Not independent Executive and Risk Management Committee

Dr. Qubein, 63, has served as President of High Point University since 2005; Chairman of Great Harvest Bread Company since 2001; Chairman of Biz Life, Inc. (magazine publishing) 2002 to 2007; and Chairman of Creative Services, Inc. (publishing and consulting) from 1978 to 2006.

He has written a dozen books on leadership, sales, communication and marketing and serves as advisor to businesses and organizations throughout the world on how to brand and position their enterprises successfully. During his 20-year tenure on the BB&T Board, Dr. Qubein has provided key leadership and made important contributions to the development and successful execution of BB&T’s strategy to be the “best of the best.” His many entrepreneurial ventures and service on more than 30 volunteer boards over the course of his career contribute governance and community service skills and experience to BB&T.

Other Directorships: Chairman of Great Harvest Bread Company since 2001; director of La-Z-Boy Incorporated since 2006; director of Dots, LLC since 2011.

THOMAS E. SKAINS Charlotte, NC Director since 2009 Independent Compensation Committee Nominating and Corporate Governance Committee (Chair)

Mr. Skains, 55, has served as Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. since 2003; President and Chief Operating Officer of Piedmont Natural Gas Company, Inc. from 2002 to 2003; and Senior Vice President (Marketing & Supply Services) of Piedmont Natural Gas Company, Inc. from 1995 to 2002.

Mr. Skains brings extensive leadership and strategic planning experience to BB&T through his experience leading the second-largest natural gas utility in the Southeast and his many years of service on the boards of the Southern Gas Association (Chair in 2006), American Gas Association (Chair in 2009), Gas Technology Institute and American Gas Foundation. In addition, Mr. Skains has extensive community relations experience as a result of his service on the boards of Johnson & Wales University, the Charlotte Chamber of Commerce, the United Way of Central Carolinas and as Chairman of the Board of Trustees for Providence Day School, as well as his service as co-chair of the 2004 and 2005 American Heart Association Charlotte Metro Heart Walks and the 2006 Charlotte-Mecklenburg Arts and Science Council Annual Fund Drive.

Other Directorships: Director of Piedmont Natural Gas Company, Inc. since 2002 and Chairman since 2003.

THOMAS N. THOMPSON Owensboro, KY Director since 2008 Independent Audit Committee

Mr. Thompson, 63, has served as President of Thompson Homes, Inc. (home builder) since 1978; and a member of the Kentucky House of Representatives since 2003, including as the Chairman of the House Banking and Insurance Committee.

As a member of the Kentucky legislature, Mr. Thompson provides BB&T with a unique perspective on risk management and the regulation of the financial services industry. Mr. Thompson also brings governance and community service skills and experience to the Board of Directors, having served as a director of various educational and community organizations, including Brescia University, Leadership Owensboro, Junior Achievement of Owensboro, Inc. and Cliff Hagan Boys and Girls Club.

Other Directorships: Director of Branch Bank from October 2006 to December 2007.

EDWIN H. WELCH, PH.D. Charleston, WV Director since 2011 Independent Audit Committee

Dr. Welch, 67, has served as President of the University of Charleston since 1989.

Dr. Welch joins BB&T’s Board after 11 years on Branch Bank’s local advisory board in Charleston, West Virginia. He brings his vast knowledge of economics, political science and education to the Corporation’s Board. He understands the need for an organization to grow and evolve, as well as the related challenges in implementing such growth. As President of the University of Charleston, he has led the institution through unprecedented growth and fundraising, doubling full-time student enrollment, redefining the university’s mission, transforming its academic program and adding graduate schools of pharmacy and business. Dr. Welch also led the creation of a central administrative computing company, Independent College Enterprise, Inc., which serves seven colleges and universities. In 2006, he received the inaugural Charles L. Foreman Award for Innovation in Private Higher Education from the Foundation for Independent Higher Education. Noted for his selfless concern and care for his community, Dr. Welch was given the 2007 YMCA Spirit of the Valley Award in recognition of his exemplary community service.

Other Directorships: Director of Charleston Area Medical Center (CAMC) Health System, Inc. since 1994 and CAMC Health Education and Research Institute, Inc. since 1996; member of the Council of Presidents of the Association of Governing Boards since 2007; director of West Virginia Independent Colleges and Universities since 1989.

STEPHEN T. WILLIAMS Winston-Salem, NC Director since 2007 Independent Audit Committee

Mr. Williams, 52, has served as President of A.T. Williams Oil Company (gas stations, convenience stores, restaurants and travel centers) since 1995; and President and Chief Executive Officer of WilcoHess, LLC since 2001.

In addition to the management and oversight skills and experiences gained in serving as the top executive of A.T. Williams Oil Company, Mr. Williams has a unique perspective on the needs of customers within BB&T’s footprint through his responsibility for the daily operations of a chain of over 400 gas stations, convenience stores, restaurants and travel centers in Alabama, Georgia, Tennessee, Virginia, Pennsylvania and the Carolinas. In addition, Mr. Williams has gained experience in building ties between business and the local community through his involvement with community-oriented organizations such as the Winston-Salem Alliance. Mr. Williams also has extensive experience in finance and qualifies as an “audit committee financial expert” under SEC guidelines.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE MATTERS

The Board of Directors periodically reviews the Corporation’s corporate governance policies, practices and procedures to ensure that the Corporation meets or exceeds the requirements of applicable laws, regulations and rules. In this regard, the Corporation’s ultimate purpose is to create a strong, sound and profitable financial services company with long-term growth and value for its shareholders.

Director Independence

As a part of its listing standards, the NYSE has adopted certain bright-line criteria that the Corporation’s Board of Directors considers when determining director independence. Under the NYSE rules, the Board of Directors also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Corporation, including the potential for conflicts of interest, when determining director independence. To assist the Board of Directors in making determinations of independence, the NYSE rules permit the Board to adopt categorical standards relating to director independence. The Corporation’s Board of Directors has adopted such categorical standards, which, among others, incorporate the NYSE’s bright-line criteria. The following standards are used by the Board of Directors to assist in determining director independence:

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The Board of Directors must affirmatively determine that the director has no material relationship with the Corporation or any of its subsidiaries (directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Corporation or any of its subsidiaries).

•

All loans to the director and his or her associates from the Corporation or its subsidiaries are made in compliance with the provisions of Federal Reserve Board Regulation O and must be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and must not involve more than the normal risk of collectability or present other unfavorable features, and none of such credits may be classified as non-accrual, restructured or potential problem loans.

•

All deposit, investment, fiduciary or other relationships between the director and the Corporation or any of its subsidiaries must be conducted in the ordinary course of business on substantially the same terms and conditions as available to other nonaffiliated customers for comparable transactions with the Corporation or the subsidiary involved.

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The director is not permitted to have been an employee of the Corporation during the preceding three years and no member of the director’s immediate family is permitted to have been an executive officer of the Corporation during the preceding three years.

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The director, including any member of the director’s immediate family, is not permitted to have received more than $120,000 per year in direct compensation from the Corporation or any of its subsidiaries during the preceding three years, other than: (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service with the Corporation or any of its subsidiaries); (b) compensation received by the director for former service as an interim Chairman or CEO; and (c) compensation received by an immediate family member for service as a non-executive employee of the Corporation or any of its subsidiaries.

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The director, including any member of the director’s immediate family working in a professional capacity, is not permitted to have been affiliated with or employed by a present or former internal or external auditor of the Corporation during the preceding three years.

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The director, including any member of the director’s immediate family, is not permitted to have been employed as an executive officer of another company where any of the executive officers of the Corporation or any of its subsidiaries has served on that company’s compensation committee during the preceding three years.

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The director is not permitted to have been an executive officer or employee, and no member of the director’s immediate family is permitted to have been an executive officer, of a company that has made payments to, or received payments from, the Corporation or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues for the preceding three years.

To assist the Board in its final determination of director independence, the Nominating and Corporate Governance Committee of the Board annually evaluates each prospective and incumbent director using the foregoing standards and such other factors that the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non-independence of each such person. As a part of the evaluation process, the Nominating and Corporate Governance Committee employs the use of a director independence matrix that, among other criteria, profiles each director’s occupation, other publicly held company directorships, personal and affiliate loan and non-loan transactions with the Corporation and its subsidiaries, charitable contributions, relationships considered by the Nominating and Corporate Governance Committee in accordance with the Corporation’s Related Person Transactions Policy and Procedures, and other relevant relationships, direct or indirect, that may affect the prospective or incumbent director’s independence. After duly considering all such information, the Corporation’s Board of Directors has affirmatively determined that of the fifteen members of the Board, the following eleven directors have no disqualifying material relationships with the Corporation or its subsidiaries and are independent: Messrs. Boyer, Deal, Howe, Skains, Thompson, Welch and Williams, and Mmes. Banner, Cablik, Helm and Lee. For a description of the transactions, relationships and arrangements considered by the Board in determining that each of the foregoing directors is independent, please refer to “Transactions with Executive Officers and Directors—Related Person Transactions” and “—Other Transactions Considered for Independence Purposes.” The categorical standards referenced above, as well as other corporate governance initiatives adopted by the Corporation, are set forth in the Corporation’s Corporate Governance Guidelines. Please refer to “Corporate Governance Materials” below for the location of the guidelines.

Attendance and Committees of the Board

The Board of Directors has established the following committees: the Executive and Risk Management Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee has been determined by the Board to be “independent” in accordance with the requirements of the NYSE (including the specific SEC and NYSE independence requirements for audit committee members) and the Corporation’s Corporate Governance Guidelines. See “Director Independence” above. Each committee has the authority to, as it deems appropriate, independently engage outside legal, accounting or other advisors or consultants without consulting in advance, or obtaining the approval of, any BB&T officer or, in the case of a committee, the Board. Regularly scheduled executive sessions for only non-management directors are held for all committees. Additionally, each committee annually conducts a review and evaluation of its performance. The current charter of each committee is reviewed and reassessed annually by the applicable committee to determine its adequacy in light of any changes to applicable rules and regulations.

Pursuant to the Corporation’s Corporate Governance Guidelines, directors are expected to attend Board meetings, meetings of assigned committees, and annual meetings of shareholders. Each director should be sufficiently familiar with the business of BB&T, including its strategy, financial statements, capital structure, business risks and competition, to facilitate active and effective participation in such meetings. Each of the directors attended more than 75% of the Board of Directors’ meetings and assigned committee meetings held in 2011 during the period for which he or she has been a director. During 2011, the Board of Directors held nine meetings; the Executive and Risk Management Committee held five meetings; the Audit Committee held seven meetings; the Compensation Committee held four meetings; and the Nominating and Corporate Governance Committee held five meetings. All of the Corporation’s directors attended the Annual Meeting of Shareholders in 2011.

It also is anticipated that the committees of the Board will perform additional duties that are not specifically set out in their respective charters as may be necessary or advisable in order for BB&T to comply with certain laws, regulations or corporate governance standards, as the same may be adopted, amended or revised from time to time. The chart below lists the independence status of each director and the committee assignments for each Board committee. A summary of the primary responsibilities of each of the committees follows the chart. Please refer to “Corporate Governance Materials” below for the location of the committee charters.

Director	Independent	Executive & Risk Management	Audit	Compensation	Nominating and Corporate Governance
John A. Allison IV		✓
Jennifer S. Banner**	✓		Chair
K. David Boyer, Jr.	✓		✓
Anna R. Cablik	✓			✓	✓
Ronald E. Deal	✓	Chair
J. Littleton Glover, Jr.		✓
Jane P. Helm*	✓			Chair	✓
John P. Howe III, M.D.	✓			✓	✓
Kelly S. King†		✓
Valeria Lynch Lee	✓			✓	✓
Nido R. Qubein		✓
Thomas E. Skains	✓			✓	Chair
Thomas N. Thompson	✓		✓
Edwin H. Welch, Ph.D.	✓		✓
Stephen T. Williams	✓		✓

†	Chairman of the Board of Directors
*	Independent Lead Director
**	Designated as Audit Committee Financial Expert

Executive and Risk Management Committee

The Executive and Risk Management Committee generally is authorized to have and to exercise all of the powers of the Board between Board meetings, subject to restrictions imposed by the Corporation’s bylaws and by statute. The Executive and Risk Management Committee reviews the Corporation’s processes for identifying, assessing, monitoring and managing regulatory risk, credit risk, liquidity risk, market risk, operational risk, reputational risk and strategic risk, and periodically reviews and assesses the adequacy of the Corporation’s risk management policies and procedures. The Executive and Risk Management Committee is also responsible for reviewing and recommending approval of policies related to management of the BB&T subsidiaries’ investment portfolios, interest rate risk, loan portfolios and mortgage banking activities.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the integrity of the Corporation’s financial statements and disclosures and other internal control processes. The Audit Committee also (a) solely selects, retains, establishes the compensation for, and oversees and evaluates the qualifications, performance and independence of, the independent registered public accounting firm; (b) oversees the Corporation’s internal audit function; (c) receives regular reports from the Corporation’s internal auditor; and (d) monitors the Corporation’s compliance with legal and regulatory requirements. The Audit Committee has five members and the Board has determined that each member is financially literate, as determined in accordance with NYSE standards. The Audit Committee has engaged PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012. See “Proposal 3—Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2012” below.

The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that Jennifer S. Banner and Stephen T. Williams each meet the requirements of an “audit committee financial expert” as defined by the SEC and is independent and has the requisite financial literacy and accounting or related financial management expertise required generally of an audit committee member under the applicable standards of the SEC and the NYSE. Jennifer S. Banner has been designated by the Board as the Corporation’s “audit committee financial expert.”

Compensation Committee

The Compensation Committee is appointed by the Board of Directors to discharge the duties of the Board of Directors related to executive compensation, to review and approve the Corporation’s compensation philosophy and practices, and to determine the compensation of the CEO and the highest level of BB&T’s management, who are referred to as “Executive Management.” Each of the NEOs is a member of Executive Management. The Compensation Committee also (a) oversees the Corporation’s short and long-term compensation plans and the NEO incentive compensation plans; (b) reviews and recommends action by the Board of Directors on the Corporation’s various associate benefit plans (including risks arising from such plans), as appropriate; and (c) oversees risk management with respect to the Corporation’s material incentive compensation arrangements. In addition, the Compensation Committee makes a recommendation to the full Board of Directors regarding the compensation of the directors.

Consistent with the Corporation’s pay-for-performance compensation philosophy, compensation for Executive Management is structured to emphasize variable pay based on performance. For a discussion of the elements comprising the compensation program for the NEOs, please refer to the “Compensation Discussion and Analysis” section below. With respect to the Chief Executive Officer, the Compensation Committee periodically reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation. For members of Executive Management, other than the CEO, the Compensation Committee receives recommendations from the CEO and, in its discretion, approves the compensation for these individuals. The Compensation Committee’s decision relating to each Executive Management member’s compensation (including the CEO) generally occurs on an annual basis and considers the aggregate amounts and mix of all the components of the individual’s compensation package. For additional information on BB&T’s compensation setting process, including the role of the CEO in determining compensation for other NEOs, please refer to the “Compensation Discussion and Analysis” section below.

In reviewing and recommending to the Board compensation and benefits for the directors, the Compensation Committee considers director compensation for a peer group of publicly-traded bank or financial services holding companies that the Compensation Committee has determined is an appropriate comparison group for this purpose. Retainers, meeting fees and equity compensation provided to directors generally are set so as to be comparable to the market median of such peer group. For additional information on the compensation paid to directors, please refer to the “Compensation of Directors” section below.

The Compensation Committee routinely engages an independent compensation consultant to make recommendations relating to overall compensation philosophy, the peer financial group to be used for external comparison purposes for Executive Management (including the NEOs) and director compensation, comparable base salary levels for Executive Management, short-term and long-term incentive compensation plans, appropriate performance parameters for such plans and related compensation matters. For a discussion of the role of the compensation consultant in determining executive compensation, as well as the use of competitive benchmarking and other analyses in the compensation setting process, please refer to the “Compensation Discussion and Analysis” section below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the composition and structure of the Board and its committees and evaluates the qualifications and independence of members of the Board on a periodic basis. The Nominating and Corporate Governance Committee considers the performance of incumbent directors in determining whether or not to nominate them for re-election. The Nominating and Corporate Governance Committee also (a) reviews qualified candidates for election as directors, as needed; (b) proposes the slate of director nominees for approval by the Board and subsequent election by shareholders; (c) recommends the composition of Board committee membership; and (d) administers the Corporation’s Related Person Transactions Policy and Procedures. With regard to corporate governance, the Nominating and Corporate Governance Committee reviews the Corporation’s Corporate Governance Guidelines and codes of ethics and recommends revisions, as needed, to the Board for approval. The Nominating and Corporate Governance Committee may periodically review and recommend director nomination procedures to the Board for adoption. See “Director Nominations” and “Other Matters—Proposals for 2013 Annual Meeting” below.

Board Leadership Structure

Chairman of the Board and Chief Executive Officer

The Board of Directors is led by the Chairman. BB&T’s bylaws provide that the Chairman will preside over each Board meeting and will perform such other duties as may be incident to the office of Chairman, such as establishing the agenda for Board meetings. The bylaws also provide that it is the responsibility of the Board of Directors to elect the Chairman. BB&T’s bylaws and Corporate Governance Guidelines each provide that the Chairman may also hold the position of Chief Executive Officer. BB&T’s Chairman and/or Chief Executive Officer is not permitted to serve as a member of any standing Board committee, other than the Executive and Risk Management Committee. BB&T’s Corporate Governance Guidelines provide that when the position of Chairman of the Board is not held by an independent director, the Board will appoint an independent Lead Director.

Kelly S. King, the Chief Executive Officer of BB&T, has served as Chairman of the Board of Directors since January 1, 2010. Mr. King succeeded John A. Allison IV as BB&T’s Chief Executive Officer on January 1, 2009, upon Mr. Allison’s retirement from BB&T. During 2009, Mr. Allison remained the Chairman of the BB&T Board of Directors. Prior to his retirement, Mr. Allison served as BB&T’s Chairman and Chief Executive Officer for nearly 20 years.

The Board believes that having a unified Chairman and Chief Executive Officer is appropriate and in the best interests of BB&T and its shareholders. The Board believes that combining the Chairman and Chief Executive Officer roles provides the following advantages to BB&T:

•	the Chief Executive Officer is the director most familiar with BB&T’s business and industry and is best situated to lead discussions on important matters affecting the business of BB&T;

•	combining the Chief Executive Officer and Chairman positions creates a firm link between management and the Board and promotes the development and implementation of corporate strategy; and

•	combining the roles of Chief Executive Officer and Chairman contributes to a more efficient and effective Board and does not undermine the independence of the Board.

The Board also believes that BB&T’s strong performance under Messrs. Allison and King, especially in light of the financial crisis, demonstrates the effectiveness of its leadership approach. The Board evaluates its leadership structure as a part of its annual self-evaluation, which is conducted by the Lead Director.

Independent Lead Director

BB&T’s Corporate Governance Guidelines provide that when the Chairman is not independent, the Board will appoint a “Lead Director,” who is required to be an independent director. The role of the Lead Director is to assist the Chairman and the remainder of the Board in assuring effective governance in overseeing the direction and management of BB&T. The Lead Director serves a two-year term, subject to election each year by the shareholders, and may serve for multiple successive terms at the discretion of the Board. As enumerated in BB&T’s Corporate Governance Guidelines, several of the Lead Director’s specific responsibilities are to:

•	organize and preside over executive sessions;

•	set the agenda for and lead executive sessions;

•	preside at all meetings of the Board at which the Chairman is not present (including executive sessions);

•	take responsibility for feedback to/engagement with the Chief Executive Officer on executive sessions;

•	suggest matters and issues for inclusions on the Board agenda;

•	work with the Chairman and committee chairs to ensure that there is sufficient time for discussion of all agenda items; and

•	facilitate teamwork and communication among the independent directors and the Chief Executive Officer.

The Board believes that the Lead Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors. Effective January 2011, the Board designated and appointed Jane P. Helm as the Lead Director. The Board believes that each director, irrespective of that person’s independence status, committee service or other leadership responsibilities, effectively represents the interests of BB&T’s shareholders.

Nonmanagement Executive Sessions

Under the Corporation’s Corporate Governance Guidelines, nonmanagement directors are required to meet in regular executive sessions of the Board of Directors at least three times per year and at such other times as they deem necessary or advisable. The Corporate Governance Guidelines also require independent directors to meet in executive session at least once a year. It is the Lead Director’s responsibility to preside over the nonmanagement and independent director executive sessions.

Risk Oversight

The Board believes that its programs for overseeing risk, as described under “Risk Management” below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Corporate Governance Guidelines

The Board of Directors has adopted written Corporate Governance Guidelines, which provide the framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration corporate governance best practices and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director qualification standards and director independence requirements, share ownership guidelines, board responsibilities, retirement, meetings of nonmanagement directors and board compensation.

Director Resignation Policy

At the 2011 Annual Meeting, a majority of the Corporation’s shareholders in attendance (including by proxy) approved a non-binding proposal regarding majority voting in uncontested director elections. Specifically, the proposal asked that the Board initiate a process to amend the Corporation’s articles of incorporation to provide that directors be elected by the affirmative vote of a majority of the votes cast (i.e., the director must receive more “for” votes than votes “withheld”), as opposed to a plurality. Over the course of the Board meetings following the Annual Meeting, the Board carefully considered the results of the vote and the concerns of the Corporation’s shareholders. The Board also conducted an outreach to a number of BB&T’s largest shareholders to obtain their input on this important corporate governance issue. At the conclusion of this process, the Board determined that the most appropriate course of action was to adopt a Director Resignation Policy, which the Board considers to be functionally equivalent to the majority voting standard recommended by the shareholders. Accordingly, in October 2011, the Board adopted a Director Resignation Policy via an amendment to the Corporate Governance Guidelines.

Under the Director Resignation Policy, any director nominee who receives a greater number of votes “withheld” than votes “for” such election shall submit his or her resignation to the Board. The Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board whether to accept, reject or otherwise act with respect to such resignation. The Board will act on the Committee’s recommendation within 130 days following certification of the shareholder vote and will publicly disclose its decision within this 130 day timeframe. A director whose resignation is under consideration will abstain from participating in any recommendation or decision regarding that resignation. If a director’s resignation is not accepted, the director will continue to serve for the remainder of his or her term. The Board believes that the

Director Resignation Policy provides the shareholders a substantially enhanced role in the director election process, while preserving flexibility for the Board to examine the reasons behind the vote in the course of discharging its fiduciary obligations to the shareholders.

Related Person Transactions Policy and Procedures

Pursuant to the Corporation’s Related Person Transactions Policy and Procedures, it is the Corporation’s policy to enter into or ratify Related Person Transactions, as defined below, only when the Board of Directors, acting through the Nominating and Corporate Governance Committee, determines that the Related Person Transaction in question is consistent with the best interests of the Corporation and its shareholders. Under this written policy, any Related Person Transaction shall be consummated or shall continue only if the Nominating and Corporate Governance Committee (or the Chair, acting pursuant to delegated authority) approves or ratifies the transaction.

The term “Related Person Transaction” generally means a transaction, arrangement or relationship (or any series of the same) in which the Corporation (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest. A “Related Person” generally means (a) a director, director nominee or executive officer of the Corporation; (b) a person who is known to be the beneficial owner of more than five percent of any class of the Corporation’s common stock; and (c) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.

Codes of Ethics

The Corporation maintains the Code of Ethics for Employees, which has been approved by the Board of Directors, to ensure that each associate of the Corporation and its subsidiaries understands the basic principles that govern BB&T’s corporate conduct and the conduct of its associates generally. The Corporation similarly maintains the Code of Ethics for Directors, also approved by the Board of Directors, which governs the conduct of BB&T’s directors generally. The Board also has adopted the Code of Ethics for Senior Financial Officers, which incorporates both the Code of Ethics for Employees and the Code of Ethics for Directors. For a copy of BB&T’s codes of ethics, please refer to “Corporate Governance Materials” below. The Corporation amended the Code of Ethics for Employees on October 25, 2011 and posted this amended Code of Ethics on its website. Similarly, any future waivers or substantive amendments of the Codes of Ethics applicable to the Corporation’s directors and certain of its executive officers (including members of Executive Management) will be disclosed on the Corporation’s website.

Communications with the Board of Directors

Any shareholder or other interested party desiring to contact the Board of Directors or any individual director serving on the Board (including any specific nonmanagement director or the nonmanagement directors as a group) may do so by written communication mailed to: Board of Directors (Attention: name of director(s), as applicable), care of the Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. Any proper communication so received will be processed by the Corporate Secretary as agent for the Board or the individually named director. Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication. The Corporate Secretary may elect not to forward summaries or copies of communications that the Corporate Secretary believes are business solicitations, resumes, abusive, frivolous or similarly inappropriate. Directors may at any time review a log of all correspondence received by BB&T that is addressed to members of the Board and request copies of any such correspondence. Any director may request the Corporate Secretary to produce the original of such communication for his or her review.

Policy for Accounting and Legal Complaints

The Audit Committee has adopted a policy that governs the reporting of (a) associate complaints regarding accounting, internal accounting controls or auditing matters, and (b) evidence of (i) a material violation by the Corporation or any of its officers, directors, associates or agents, of federal or state securities laws, (ii) a material breach of fiduciary duty arising under federal or state law, or (iii) a similar material violation when such evidence is obtained by an attorney authorized to appear or practice before the SEC. The Corporation has engaged an independent service provider to receive and track all such complaints. Most of those verified complaints will be referred to BB&T’s General Counsel, who will be responsible for reviewing those complaints in accordance with the Corporation’s Whistleblower Procedures and reporting all relevant information regarding the nature of the complaint to the Audit Committee. Any complaints by associates, shareholders and others regarding such matters will be reported to the independent service provider, and may be referred to the Corporation’s General Counsel who will investigate or cause to be investigated all matters referred to the General Counsel pursuant to this policy and will maintain a record of such complaints that includes the tracking of the receipt of their referral, investigation and resolution. Generally, if such a complaint is raised by an attorney in the Corporation’s legal department, then the complaint will be referred to the Corporation’s General Auditor, who will assume the responsibility for investigating, recording and tracking the matter. The General Counsel (or the General Auditor, as the case may be) will periodically prepare a summary report of such complaints for the Audit Committee, which will oversee the consideration of all reported complaints covered by this policy. The telephone number for reporting complaints as described in this section is 800-462-8392. Please refer to “Corporate Governance Materials” below for the location of the Accounting and Legal Complaint policy as well as a description of the Corporation’s Whistleblower Procedures.

Director Nominations

As noted above, one of the primary responsibilities of the Nominating and Corporate Governance Committee is to assist the Board of Directors in identifying and reviewing qualifications of prospective directors for the Corporation. The Nominating and Corporate Governance Committee is charged with selecting individuals who demonstrate the highest personal and professional integrity, have demonstrated exceptional ability and judgment and who are expected to be the most effective in serving the long-term interests of the Corporation and its shareholders.

A candidate for election as a director of BB&T is nominated to stand for election based on his or her professional experience, recognized achievement in his or her respective field, an ability to contribute to some aspect of BB&T’s business, his or her experience in risk management and the willingness to make the commitment of time and effort required of a BB&T director over an extended period of time. A director must be “financially literate,” as required by the Board, and should understand the intricacies of a public company. A director should possess good judgment, strength of character, and an independent mind, as well as a reputation for integrity and the highest personal and professional ethics. Other factors will be taken into consideration to assure that the overall composition of the BB&T Board is appropriate, such as occupational and geographic diversity and age. The Board has a goal, which is pursued through the Nominating and Corporate Governance Committee, to include members with diverse skills and characteristics that, taken as a whole, will help ensure a strong and effective governing body.

Director nominees are recommended to the Board of Directors annually by the Nominating and Corporate Governance Committee for election by the shareholders. The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by shareholders when such recommendations are submitted in accordance with Article II, Section 10 of the Corporation’s bylaws and policies regarding director nominations. Shareholders may submit, in writing, the names and qualifications of potential director nominees to the Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101, for delivery to the Chair of the Nominating and Corporate Governance Committee for consideration. The written notice must include the following information about the nominee: (i) the nominee’s full name and residential address; (ii) the nominee’s age; (iii) the nominee’s principal occupation(s) during the past five years; (iv) the nominee’s previous and/or current memberships on all public company boards of directors; (v) the number and types of securities of the Corporation beneficially owned, if any, by the nominee; (vi) any agreements, understandings or arrangements between the nominee and any other person or persons with respect to the nominee’s nomination or service on the Board of Directors or the capital stock or business of BB&T; (vii) any bankruptcy filings of the nominee or any affiliate of the nominee; (viii) any criminal convictions of the nominee or any affiliate of the nominee; (ix) any civil actions or actions by the Securities and Exchange Commission or other regulatory agency against the nominee or an affiliate of the nominee whereby they were found to have violated any Federal or State securities law; and (x) a signed statement by the nominee consenting to serve as a director if elected. The written notice also must be submitted in accordance with the general procedures for shareholder proposals (including deadlines for the notice to be received by the Corporate Secretary), which are summarized under the caption “Other Matters—Proposals for 2013 Annual Meeting” below.

In addition to potential director nominees submitted by shareholders, the Nominating and Corporate Governance Committee considers candidates submitted by directors, as well as self-nominations by directors and, from time to time, it may consider candidates submitted by a third-party search firm hired for the purpose of identifying director candidates. The Nominating and Corporate Governance Committee conducts an extensive due diligence process to review potential director candidates and their individual qualifications, and all such candidates, including those submitted by shareholders, will be similarly evaluated by the Nominating and Corporate Governance Committee using the board membership criteria described above.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the Nominating and Corporate Governance Committee, in accordance with BB&T’s Corporate Governance Guidelines, reviews the background and qualifications of the nominee. The Nominating and Corporate Governance Committee reports, in writing, its recommendations concerning each director nominee to the Board. The Board then considers the Nominating and Corporate Governance Committee’s recommendations and finally selects those director nominees to be submitted by BB&T to shareholders for approval at the next annual meeting of shareholders. The Board may, as a part of its consideration, request that the Nominating and Corporate Governance Committee provide it with such information or materials pertaining to a director nominee as the Board deems appropriate to fully evaluate the qualifications of the nominee.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any shareholder in connection with the 2012 Annual Meeting. Any shareholder desiring to present a nominee for consideration by the Nominating and Corporate Governance Committee prior to the 2013 Annual Meeting must do so in accordance with the Corporation’s policies and bylaws.

Risk Management

BB&T’s vision, mission and values are the foundation for BB&T’s risk management framework. The management of risk has always been an enterprise-wide initiative at BB&T. The Board of Directors oversees the risk management framework. Executive Management is accountable to the Board of Directors and shareholders for the design of the risk framework and risk outcomes. The Chief Risk Officer is designated by the Board of Directors and Executive Management to develop and oversee a fully integrated risk management framework.

The risk framework is organized into three lines of defense. Within these three lines of defense every associate has a responsibility for managing risk. The first line of defense in the framework is the lines of business which take risk. Those who are responsible for making the decisions concerning the operation of the functional groups within the lines of business are also responsible for management of the risk associated with the business operations. The managers of the various lines of business proactively identify and manage the inherent risk of their businesses. The second line of defense includes the risk oversight functions. The risk oversight and control functions identify, assess, measure, control, monitor and report on risks throughout the organization. The third line of defense is performed by the independent audit function. The third line of defense evaluates the design and effectiveness of the risk framework and the adherence of the company to its risk-related policies, standards and procedures.

BB&T has established risk committees that regularly review all risks and establish policies and risk principles for each risk. The risk committees provide management with a fully integrated view of all risk types, allowing Executive Management to manage and monitor the most material risks at the committee level and provide ongoing risk reporting to the Board of Directors.

Variable Pay Risk Management

BB&T has a pay-for-performance philosophy which governs incentive compensation programs used by the Company. Management has established an oversight committee, and processes and controls for the design and evaluation of incentive plans utilized for associates outside of Executive Management. The compensation oversight committee is responsible for exercising authority to modify payments, impose or release “holdbacks” and initiate “clawbacks” from incentive compensation arrangements, based on a risk review or regulatory requirements. The oversight committee also has the authority to prescribe prospective changes to incentive compensation arrangements to ensure their balance, consistent with safety and soundness, and to respond to questions raised within BB&T. Risk and control functions are involved in the design, oversight and administration of the incentive compensation programs used by the Company.

For many years, BB&T has employed risk balancing in the design of incentive programs. In 2011, BB&T further strengthened the risk balancing of incentive program designs by permitting, at BB&T’s sole discretion, the increase (only for associates outside of Executive Management) or reduction of incentives, bonuses, and commission payments, based on risk outcomes.

Stock Ownership Guidelines

BB&T believes that substantial stock ownership by Executive Management and the Board of Directors is an effective way to align the interests of these individuals with the shareholders. BB&T accordingly has historically maintained stock ownership guidelines and, following a Peer Group review, recently increased the holding requirements to conform to best practices in this area. Prior to the amendment, Executive Management and non-employee directors were required to hold at least 5,000 shares of BB&T Common Stock throughout the full term of his or her service, with a three-year phase-in for new members. The new stock ownership guidelines are summarized below.

Position(1)	New Stock Ownership Guideline
CEO	5x Base Salary
Executive Management	3x Base Salary
Non-Employee Director	4x Annual Retainer

(1)	The stock ownership guidelines applicable for Executive Management were adopted pursuant to a resolution adopted by the Board of Directors in December 2011. The stock ownership guidelines applicable for non-employee directors were adopted pursuant to an amendment to the Corporation’s Bylaws effective February 21, 2012. In both instances, conforming amendments were made to the Corporate Governance Guidelines.

Under the new stock ownership guidelines, all shares held or controlled by the individual will be considered in determining compliance with the ownership requirement, including, but not limited to, direct holdings, shares in qualified and nonqualified individual account plans sponsored by the Corporation, and unvested, but not forfeited, restricted stock units or restricted shares (but not stock options) granted by the Corporation. All members of Executive Management and non-employee directors will be expected to meet this ownership requirement by the later of (i) five years following the adoption of these guidelines or the initial appointment to the applicable position, or (ii) such period of time as it may take to reach the ownership requirement threshold by continuously holding those shares or restricted stock units granted by the Corporation pursuant to its equity compensation arrangements.

For additional information about the stock ownership guidelines applicable to Executive Management, including the Chairman and CEO, please see “Compensation Discussion and Analysis—Stock Ownership Guidelines for Executive Management.” Please see the “Security Ownership” table for a specific listing of the amount of BB&T common stock beneficially owned by each member of the Board of Directors. BB&T directors and members of Executive Management may not engage in speculative trading or hedging strategies with respect to BB&T common stock.

Audit Committee Pre-Approval Policy

Under the terms of its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for the Corporation by its independent registered public accounting firm, subject to a de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit and otherwise in accordance with the terms of applicable SEC rules. The de minimis exception waives the pre-approval requirements for non-audit services provided that such services: (1) do not aggregate to more than five percent of total revenues paid by the Corporation to its independent registered public accountant in the fiscal year when services are provided, (2) were not recognized as non-audit services at the time of the engagement, and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or one or more designated representatives. Under the terms of its charter, the Audit Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, as long as the decisions of such subcommittee(s) to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In 2011, all of the non-audit services (see “Fees to Auditors” below, for a description of such services) provided by the Corporation’s independent registered public accounting firm were approved by the Audit Committee.

Corporate Governance Materials

Description	Available on BB&T’s Website at
Corporate Governance Guidelines	www.bbt.com/bbt/about/corporategovernance/pdf/CorporateGovernanceGuidelines.pdf
Board Committee Charters	www.bbt.com/bbt/about/corporategovernance/boardcommittees.html
Policy for Accounting and Legal Complaints	www.bbt.com/bbt/about/corporategovernance/pdf/AcctLegalComplaintPolicy.pdf
Whistleblower Procedures	www.bbt.com/bbt/about/corporategovernance/pdf/AcctLegalComplaintPolicy.pdf
Codes of Ethics	www.bbt.com/bbt/about/corporategovernance/codeofethics

A shareholder also may request a copy of any of these documents by contacting the Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Corporation’s directors and certain of its executive officers are required to report their beneficial ownership of BB&T Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and the Corporation is required to report in this Proxy Statement any failure to file by the established dates that occurred in 2011. To the best of the Corporation’s knowledge, all of the filing requirements were satisfied by the Corporation’s directors and executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making this statement, the Corporation has relied on the written representations of its directors and executive officers subject to Section 16 and copies of the reports that have been filed with the SEC.

SECURITY OWNERSHIP

The table below sets forth the beneficial ownership of BB&T Common Stock by all directors, the NEOs and all directors and executive officers of the Corporation as a group as of February 22, 2012. Unless otherwise indicated, all persons listed below have sole voting and investment powers over all shares beneficially owned and the address of each person is care of the Corporate Secretary, BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina 27101. No shareholder is known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of BB&T Common Stock as of February 22, 2012.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner/Number of Persons in Group	Shares of Common Stock Beneficially Owned(1)		Shares of Common Stock Subject to Right to Acquire(2)	Percentage of Common Stock
John A. Allison IV	680,944	(3)	1,543,835	*
Jennifer S. Banner	10,127		27,066	*
K. David Boyer, Jr.	3,910		3,271	*
Anna R. Cablik	5,967		25,346	*
Ronald E. Deal	39,731	(4)	45,046	*
J. Littleton Glover, Jr.	170,077	(5)	3,271	*
Jane P. Helm	11,592		34,320	*
John P. Howe III, M.D.	5,835	(6)	27,066	*
Kelly S. King	244,741	(7)	1,064,810	*
Valeria Lynch Lee	2,736		805	*
Nido R. Qubein	141,903	(8)	44,462	*
Thomas E. Skains	5,648	(9)	3,271	*
Thomas N. Thompson	543,441	(10)	13,072	*
Edwin H. Welch, Ph.D.	10,149	(11)	—	*
Stephen T. Williams	362,816	(12)	13,072	*
Daryl N. Bible	10,000		199,181	*
Ricky K. Brown	54,665	(13)	322,355	*
Christopher L. Henson	69,898	(14)	323,587	*
Clarke R. Starnes III	30,618		187,348	*
Directors and executive officers as a group (24 individuals)	2,613,039	(15)	5,500,977	1.16%

*	Less than 1%.
(1)	As reported to BB&T by the directors, executive officers, and includes shares held by spouses, minor children, affiliated companies, individual retirement accounts, partnerships and trusts as to which each such person has beneficial ownership. With respect to executive officers, also includes shares allocated to such persons’ individual accounts under the BB&T Corporation 401(k) Savings Plan, the BB&T Corporation Non-Qualified Defined Contribution Plan, and individual retirement accounts.
(2)	Amount includes options to acquire shares of BB&T Common Stock that are or become exercisable within sixty days of February 22, 2012, and Restricted Stock Units that will vest within sixty days of that date.
(3)	Amount includes 311,129 shares jointly owned with spouse with shared investment and voting powers and 195,770 shares held by spouse with sole investment and voting powers. Amount also includes 60,000 shares held in trusts by spouse as trustee for children with sole investment and voting power.
(4)	Amount includes 31,960 shares held in a trust for which Mr. Deal, as co-trustee, shares investment and voting powers and 2,270 shares held by spouse with sole investment and voting powers.
(5)	Amount includes 28,490 shares held by Mr. Glover, as custodian for his children, and 23,925 shares held by affiliated companies of Mr. Glover with sole investment and voting powers. Mr. Glover disclaims beneficial ownership of the 28,490 shares held by him as custodian for his children and 8,964 shares held by affiliated companies.
(6)	Amount includes 3,387 shares jointly owned with spouse with shared investment and voting powers.
(7)	Amount includes 1,661 shares held by Mr. King, as custodian for a child, and 69,883 shares held by spouse with sole investment and voting powers. Amount also includes 39,048 shares pledged as security.
(8)	Amount includes 13,641 shares held by spouse with sole investment and voting powers and 2,678 shares held by spouse, as custodian, for children with sole investment and voting powers and 27 shares held by son.
(9)	Amount includes 2,500 shares jointly owned with spouse with shared investment and voting powers.
(10)	Amount includes 3,110 shares held by Mr. Thompson as trustee in trusts for his children and 2,259 shares held by his son. Amount also includes 272,640 shares pledged as security.
(11)	Amount includes 2,371 shares held by spouse with sole investment and voting powers.
(12)	Amount includes 10,733 shares held by Mr. Williams as trustee in trusts for his children, 1,205 shares held by Mr. Williams, as custodian for his children. Amount also includes 348,594 shares pledged as security.
(13)	Amount includes 287 shares held by spouse with sole investment and voting powers. Amount also includes 4,995 shares pledged as security.
(14)	Amount includes 6 shares held as custodian for minor children.
(15)	Amount includes 671,479 shares pledged as security.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors currently comprises five directors and operates under an amended charter adopted by the Board of Directors on January 24, 2012. The Board of Directors has determined, in its business judgment, that each member of the Audit Committee is independent, as required by applicable securities laws and regulations and NYSE rules, and is financially literate based on standards adopted by the NYSE and the Corporation’s Board of Directors. The primary duties and responsibilities of the Audit Committee are to monitor: (a) the integrity of the Corporation’s financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (b) the Corporation’s compliance with certain legal and regulatory requirements; and (c) the independence and performance of the Corporation’s internal and external auditors. The Audit Committee also selects the Corporation’s independent registered public accounting firm. Management of the Corporation is responsible for the internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In the performance of its oversight function, the Audit Committee has performed the duties required by its charter, including meeting and holding discussions with management, the independent registered public accounting firm and the internal auditor, and has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s AU Section 380 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board, as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm its independence. The Audit Committee also has considered whether the provision of any non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the Report of Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012.

Submitted by the Audit Committee of the Board of Directors, whose current members are:

Jennifer S. Banner, Chair	Edwin H. Welch, Ph.D.
K. David Boyer, Jr.	Stephen T. Williams
Thomas N. Thompson

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

BB&T’s practice is to provide total compensation that promotes both the short and long-term financial objectives of the Corporation. Achievement of short-term objectives is rewarded through annual cash incentives, while long-term equity and performance-based incentive awards encourage management to focus on BB&T’s long-term goals. These incentives are based on financial objectives important to BB&T and its shareholders, including earnings growth, return on assets and return on common equity. BB&T’s compensation practices reflect BB&T’s pay-for-performance philosophy, whereby more than three-quarters (75%) of the total 2011 target compensation for the Chief Executive Officer and the other named executive officers (together, the “NEOs”) is variable and tied to company performance (see the “Compensation of Executive Officers—2011 Summary Compensation Table” set forth below). BB&T’s executive management group presently consists of 10 members of the Corporation’s top level of management (“Executive Management”) and includes Kelly S. King, Chairman and Chief Executive Officer, and each of the other NEOs. BB&T believes that a compensation program that employs equity ownership as a principal component ensures that the interests of the NEOs are aligned with BB&T’s shareholders.

Last year, BB&T’s shareholders had the opportunity to cast an advisory vote to approve BB&T’s executive compensation program and more than 94% of the shareholders who voted approved it. The Board of Directors considered the results of this “say on pay” advisory vote as one of many factors in structuring its compensation practices. Given the overwhelming support for the advisory vote and the Board’s belief in the objectives and principles of BB&T’s compensation program, the Board, and the Compensation Committee in particular, determined that the fundamental characteristics of the program should remain intact for 2011, with only minor modifications to NEO salaries and a new stock ownership policy. These changes, along with updates made in 2010, were implemented to better align the interests of Executive Management and shareholders and make the executive compensation program more competitive with BB&T’s Peer Group. The changes were also intended to maximize the retention of key associates who helped BB&T effectively manage through the financial crisis, lead the Corporation through the demanding economic environment, and achieve superior performance relative to its peers.

About BB&T

Despite enduring the most challenging period in the last 80 years, BB&T is strong, profitable and more committed than ever to helping its shareholders, clients, communities and associates achieve economic success and financial security. By staying true to the vision, mission and values that have guided BB&T for 140 years, the Corporation is well positioned for the opportunities that are ahead in 2012 and beyond.

•

BB&T is one of the largest financial services holding companies in the U.S. with $174.6 billion in assets and market capitalization of $17.5 billion as of December 31, 2011. Based in Winston-Salem, N.C., the company operates approximately 1,800 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others.

•

BB&T is a values-driven, highly profitable, growth organization and its fundamental strategy is to deliver the best value proposition in its markets. Recognizing value is a function of quality to price, BB&T’s focus is on delivering high quality client service resulting in a perfect client experience.

•

BB&T’s values for all of its associates, starting with fundamental qualities such as honesty and integrity, form the foundation of the Corporation’s value proposition. BB&T treats its associates forthrightly and with respect. BB&T’s associates treat clients the same way. BB&T firmly believes that when its clients grow and prosper, the Corporation grows and prospers.

•	BB&T’s over-arching purpose is to achieve the Corporation’s vision and mission, consistent with its values, with the ultimate goal of maximizing shareholder returns.

BB&T 2011 Performance Highlights

•	BB&T is one of three regional banks to remain profitable through the credit cycle, significantly strengthening the BB&T brand.

•

Fundamental core performance remains strong and underlying business performance is improving. For instance, total end of period deposits increased 16.5%, with 24.5% growth in period end noninterest-bearing deposits. Total loans also increased 3.7%, while growth accelerated during the year and diversification improved with less exposure to higher-risk real estate loans.

•

As of December 31, 2011, BB&T has one of the strongest dividend yields, at 2.54%, among banks in the S&P 500 and the Peer Group. In 2011, BB&T increased its cash dividend as a result of improved earnings.

•	BB&T has strong capital and BB&T expects that it will meet the new Basel III capital standards.

•	Credit quality improved significantly, with nonperforming assets, excluding covered foreclosed property, declining $1.5 billion, or 38.3% during 2011.

•

BB&T continues to benefit from a “flight to quality” by winning clients from competitors. BB&T has seen strong performance in specialized lending, large corporate banking, wealth, payments, direct retail lending and mortgage production.

Depicts $100 invested at 12/31/2007 and held through 12/31/11 with dividends reinvested in the security or index.

The following table summarizes the payouts generated under the compensation elements for a performance period that ended in 2011. Each of these elements is discussed in greater detail below under the heading “Components of Executive Compensation.”

Compensation Element	2011 Performance Results(1)	Payout
2011 Short-Term Incentive Plan (“STIP”) Payments	For 2011, BB&T achieved earnings per share of $1.84 (versus a target of $1.72) and return on assets of 0.83% (versus a target of 0.28%)	148.82% of target opportunity

2009-2011 Long-Term Incentive Performance (“LTIP”) Award	For the 3-year period ending in 2011, BB&T achieved a return on common equity of 10.68% (versus a target of 12.54%)	82.42% of target opportunity

(1)	For a discussion of adjustments that the Compensation Committee makes to BB&T’s reported net income (presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”)) for the purposes of certifying performance under BB&T’s compensation plans, please refer to the section entitled “Tax and Accounting Considerations.” Unless otherwise indicated, discussions of BB&T’s performance for 2011 in this proxy statement include any adjustments by the Compensation Committee.

Compensation Philosophy

BB&T operates in the highly competitive financial services industry where the attraction and retention of talented executives is critical to its future success. For this reason, BB&T has designed a total compensation program that is intended to be competitive with peer financial services institutions.

BB&T’s executive compensation philosophy is based on the following guiding principles:

•	Compensation and reward systems are management tools to achieve positive business results;

•

Total compensation opportunities are established relative to organizations with which BB&T competes for both talent and shareholder investments and are set at levels that enable BB&T to attract and retain executives critical to its long-term success;

•	Total compensation is aligned with shareholder interests when it is paid based upon the achievement of financial goals that BB&T has attained for the performance period; and

•	Compensation is compatible with effective controls and risk management and is supported by strong corporate governance.

Shareholder Aligned Program

BB&T’s executive compensation program includes a number of features that align the interests of the NEOs with shareholders. Some of these include:

•	Over 75% of the total 2011 target compensation for the NEOs is variable and tied to the Corporation’s performance;

•	Emphasis on stock-based awards (see the section titled “Components of Executive Compensation”);

•	Refusing to provide incentives that would provide payouts for negative returns (see the section titled “LTIP Awards”);

•	No option re-pricings (see the section titled “Incentive Stock Awards”);

•	Limited and restricted perquisites (see the section titled “Perquisites Practices”);

•	Prohibitions on hedging or speculative trading (see the section titled “Stock Ownership Guidelines for Executive Management”); and

•

Avoidance of “excess parachute payments” upon termination of members of Executive Management (see the sections “Components of Executive Compensation—Employment Agreements” and “Compensation of Executive Officers—Narrative to 2011 Summary Compensation Table”).

Changes to Executive Compensation Program in 2011

Except as described below, the Corporation’s executive compensation program remained substantially unchanged from 2010:

•	Each of the NEOs, including Mr. King, received a base salary increase of 1.5%, which was generally consistent with increases received by BB&T’s employees.

•

The Board of Directors approved a resolution to adopt changes to the stock ownership guidelines for the CEO and other NEOs. Under the new guidelines, the CEO is expected to maintain ownership of BB&T common stock having a value of approximately five times his or her base salary, while each NEO other than the CEO is expected to maintain BB&T common stock holdings with a value of approximately three times his or her base salary.

NEO Pay Composite

BB&T’s compensation practices for Executive Management, including the NEOs, places an emphasis on long-term compensation. The graphs immediately below show the mix of compensation elements targeted to be paid for 2011 to Mr. King and to the other NEOs averaged together.

The following graphs show the mix of compensation elements actually paid for 2011 to Mr. King and to the other NEOs averaged together.

The percentages illustrated in the graphs immediately above are based upon the compensation figures shown in the 2011 Compensation Overview Table, presented in this Compensation Discussion and Analysis, below.

Components of Executive Compensation

After reviewing the information provided by its consultant from the most recent comprehensive review and consulting with the Chief Executive Officer and other members of Executive Management, the Compensation Committee elected to retain the basic compensation structure from 2010 for 2011.

Named Executive Officers

The following table lists BB&T’s NEOs:

Name	Title
Kelly S. King	Chairman and Chief Executive Officer
Christopher L. Henson	Chief Operating Officer
Ricky K. Brown	Senior Executive Vice President and President, Community Banking
Clarke R. Starnes III	Senior Executive Vice President and Chief Risk Officer
Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer

Elements of Compensation

BB&T’s total annual compensation for the NEOs is comprised of base salary, annual cash incentives, incentive stock awards and long-term incentive awards. BB&T also provides pension and other broad-based retirement benefits. The table below provides a summary of the components of BB&T’s executive compensation program.

Compensation Element	What the Element Rewards	Key Features	Performance- Based?
Base Salary	Scope of leadership responsibilities, years of experience, expected future performance and contributions to BB&T.	Plays a relatively modest role in the overall pay package because BB&T believes executive compensation should be variable and based on performance.	No

Annual Cash Incentive (“Short-Term Incentive Plan” or “STIP” payments)	BB&T’s overall performance in 2011 based on achievement of specific earnings per share (weighted at 66.7%) and return on assets (weighted at 33.3%) goals.

Rewards annual performance through goals that are expected to have a meaningful bearing on long-term increases in shareholder value. Payments are based solely on corporate performance.

Performance levels (threshold, target, maximum) are established relative to BB&T’s board-approved profit plan and BB&T’s performance relative to its Peer Group.

Yes

Incentive Stock Awards (40% stock options and 60% restricted stock units)	Increases in the value of BB&T’s stock price relative to the stock price on the date of the award.

Stock options vest in 25% installments over four years.

Restricted stock units vest only if the executive remains employed by BB&T for four years (i.e., vesting occurs, if at all, on a “cliff” basis on the fourth annual anniversary of the award). Dividends are not paid on restricted stock units.

Yes

Long-Term Incentive Performance (“LTIP”) Awards	Achievement of superior three-year average return on common equity performance.	LTIP awards are designed to measure internal (and relative) performance over three-year cycles. Each year begins a new three-year cycle. Payments are made on a sliding scale, based on actual performance.	Yes

NEO Salary and Performance Compensation

The following table shows actual NEO compensation as it is attributable to the 2011 performance year. For detail on how each pay element was determined, please refer to “Components of Executive Compensation.”

2011 Compensation Overview Table

	Year	Salary(1) ($)	2011 Incentive Compensation Elements				Total ($)
Name			STIP(2) ($)	Option Awards(3) ($)	Restricted Stock Unit Awards(3) ($)	LTIP (2009- 2011)(4) ($)
Kelly S. King	2011	960,688	1,787,119	941,471	1,412,206	807,193	5,908,677
Christopher L. Henson	2011	606,750	902,965	424,725	637,069	277,220	2,848,729
Ricky K. Brown	2011	606,750	902,965	424,725	637,069	271,096	2,842,605
Clarke R. Starnes III	2011	505,625	752,471	319,553	479,313	217,280	2,274,242
Daryl N. Bible	2011	505,625	752,471	319,553	479,313	217,280	2,274,242

(1)	Reflects base salary paid for 2011.
(2)	Amounts reflect value of 2011 STIP, paid in February 2012.
(3)	Amounts reflect the value the Compensation Committee sought to deliver through the restricted stock unit and stock option awards granted in February 2011. No amounts are immediately available to the officer as the options and units vest over time. The exercise price of the options was equal to the stock price on the date of grant to the officer and therefore there was no intrinsic value on the date of grant. The officer will only be able to realize future value for the stock options if BB&T’s stock price increases.
(4)	Amounts reflect value of 2009-2011 LTIP, paid in February 2012.

The above table is presented to illustrate how the Compensation Committee viewed compensation actions. It differs from the Summary Compensation Table required by the SEC (included in the section “Compensation of Executive Officers”) and is not a substitute for that information. The principal differences between the table above and the Summary Compensation Table are that the Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings and all other compensation. These amounts are not part of current compensation determinations and are not shown above. In addition, the value of the restricted stock unit awards shown above differ from the values presented in the Summary Compensation Table. See footnote 2 to the 2011 Incentive Stock Awards table for details on how to reconcile the restricted stock unit award values in the table above with those in the Summary Compensation Table.

Annual Base Salary

BB&T historically has had the goal of positioning the NEO salaries at the median of the Peer Group. BB&T believes that the majority of a NEO’s compensation should be variable and based on the performance of BB&T. Accordingly, base salary plays a modest role in the overall total compensation of the NEOs. Salaries for the NEOs are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Increases in salary are based on prevailing changes in market rates for equivalent executive positions in similarly situated companies, as well as a subjective evaluation of such factors as the individual’s level of responsibility, tenure with BB&T and overall contribution to BB&T.

In its review of base salaries for 2011, the Compensation Committee considered several factors in setting the percentage salary increase received by NEOs. One factor was the continuing difficult economic and regulatory environment in which banks and financial institutions were operating. Another factor was the salary increases received by NEOs in 2010, based on recommendations from BB&T’s independent compensation consultant, Compensation Advisory Partners, which made BB&T’s compensation practices more competitive with its peers. The desire to keep NEO salary increases in-line with the Corporation’s overall pool for salary increases relative to the general employee population for 2011 was also an important consideration in setting the NEO base salaries for 2011. Given these factors, the Compensation Committee believed that only slight increases in salary were appropriate for 2011 and approved base salary increases as indicated in the table below. Each of the NEOs, including Mr. King, received a base salary increase of 1.5%, which was generally consistent with increases received by BB&T’s employees.

2011 Base Salary Increases

	2011 Base Salary(1)	2010 Base Salary	Increase	Percentage Increase
Kelly S. King	$964,250	$950,000	$14,250	1.50%
Christopher L. Henson	$609,000	$600,000	$9,000	1.50%
Ricky K. Brown	$609,000	$600,000	$9,000	1.50%
Clarke R. Starnes III	$507,500	$500,000	$7,500	1.50%
Daryl N. Bible	$507,500	$500,000	$7,500	1.50%

(1)	Effective as of April 1, 2011.

2011 Target Opportunities

BB&T’s variable compensation elements typically generate payments or awards based on a sliding scale between a threshold level and a maximum level. These levels are established relative to BB&T’s board-approved profit plan and/or BB&T’s performance relative to its Peer Group. If the “target” performance is met, then it results in a payment or award that is 100% of the “target” opportunity (expressed as a percentage of base salary). Performance that fails to reach the threshold level results in no payment or a forfeiture of the award, as applicable.

The NEO’s respective target opportunities for the various compensation elements are established by the Compensation Committee and are expressed as a percentage of the applicable NEO’s base salary. The table below displays the target opportunities for 2011 for the applicable compensation elements. The target opportunities for 2011 were unchanged from 2010.

2011 Target Award Opportunities(1)

	2011 STIP	2011 Incentive Stock Award(2)	2011 LTIP(3)
Kelly S. King	125%	245%	105%
Christopher L. Henson	100%	175%	75%
Ricky K. Brown	100%	175%	75%
Clarke R. Starnes III	100%	158%	67%
Daryl N. Bible	100%	158%	67%

(1)	Expressed as a percentage of base salary.
(2)	Consists of 40% stock options and 60% restricted stock units.
(3)	The 2011 LTIP award relates to the 2011-2013 performance cycle.

Annual Cash Incentives

The BB&T Corporation Short-Term Incentive Plan, or STIP, is an annual cash incentive program that provides cash awards to the NEOs and other key employees based on the achievement of performance goals established annually by the Compensation Committee. The performance criteria applicable to the Chief Executive Officer and the other NEOs for purposes of the STIP are based solely on corporate performance. Under the STIP, the Compensation Committee may determine corporate performance based on a variety of factors, including earnings per share, market share, sales, stock price, return on common equity, return on average assets and/or expense management. The size of each NEO’s cash award is determined by establishing a target incentive award expressed as a percentage of the NEO’s base salary up to a maximum amount established by the Compensation Committee. The Compensation Committee also is able to exercise limited discretion in the payment of awards, including downward adjustments of payments or one-off discretionary awards. In establishing the performance goals or in certifying BB&T’s performance against such goals, the Compensation Committee may make adjustments for unusual, nonrecurring corporate items (e.g., large mergers and acquisitions).

For the Chief Executive Officer and the other NEOs, the Compensation Committee established corporate performance goals for 2011 based on earnings per share (weighted at 66.7%) and return on assets (weighted at 33.3%). The Compensation Committee believes that these two corporate performance goals have a meaningful bearing on long-term increases in shareholder value. Earnings per share growth has a strong long-term correlation with shareholder returns, which is the reason it is weighted at two-thirds. Return on assets also is correlated with long-term returns to shareholders and reflects the fundamental risk level and financial soundness of the business.

The earnings per share measure and the return on assets measure are independent, meaning that if the earnings per share threshold was not achieved or exceeded, the executives could still receive a payment based solely on BB&T’s return on assets performance and vice versa. Beginning in 2009, the Compensation Committee placed greater emphasis on the return on assets performance goal (increasing the weighting to 33.3% from 20%), because, in light of the expected economic uncertainty, the achievement of superior relative Peer Group performance (as represented by return on assets performance) was of even greater importance. As these economic conditions were expected to continue through 2011, the Compensation Committee elected to retain the relative weighting of the performance goals for 2011.

Presented below are the earnings per share and return on assets targets set by the Compensation Committee for 2011. The method for setting the threshold and the maximum levels was based upon the advice of the Compensation Committee’s compensation consultant and reflects practices common among BB&T’s peers.

Earnings Per Share Target (66.7% of STIP Payment)

	EPS Performance Measure	Payout as % of Target	Rationale
Threshold	$1.38	25%	20% below plan
Target	$1.72	100%	Board-approved profit plan
Maximum	$2.06	200%	20% above plan

Actual	$1.84	123.26%

Return on Assets Target (33.3% of STIP Payment)

	ROA Performance Measure	Payout as % of Target	Rationale
Threshold	0.05%	25%	25th percentile of Peer Group ROA (2010)
Target	0.28%	100%	Median Peer Group ROA (2010)
Maximum	0.82%	200%	75th percentile of Peer Group ROA (2010)

Actual	0.83%	200%

BB&T achieved earnings per share of $1.84 in 2011, which fell between the target goal of $1.72 and the maximum goal of $2.06 per share, and achieved return on assets of 0.83%, which exceeded the maximum goal. In the aggregate, BB&T’s 2011 corporate performance yielded 2011 STIP payments approximating 148.82% of targeted cash bonuses under the pre-established performance goals. The earnings per share and return on assets performance discussed in this paragraph includes adjustments to BB&T’s GAAP net income by the Compensation Committee. For additional detail regarding these adjustments, please see “Accounting Considerations,” below. The following tables illustrate the calculation of the aggregate payout under the STIP and the actual amount of payments awarded under the plan for 2011.

2011 STIP Payout Calculation

	Performance Level	Payout Ratio	Item Weight	STIP Payout
Earnings per share	$1.84	123.26%	66.7%	82.22%
Return on assets	0.83%	200%	33.3%	66.60%

Total				148.82%

2011 STIP Payments

Name	Targeted 2011 STIP Payments, Assuming Achievement of Performance Metrics at Target	Maximum 2011 STIP Payments, Assuming Achievement of Performance Metrics at Maximum	Actual 2011 STIP Payment
Kelly S. King	$1,200,859	$2,401,719	$1,787,119
Christopher L. Henson	$606,750	$1,213,500	$902,965
Ricky K. Brown	$606,750	$1,213,500	$902,965
Clarke R. Starnes III	$505,625	$1,011,250	$752,471
Daryl N. Bible	$505,625	$1,011,250	$752,471

Incentive Stock Awards

BB&T places great importance on equity as a form of compensation, and stock ownership is a key objective of the compensation program. The Compensation Committee and BB&T’s Chief Executive Officer are strong advocates of providing equity opportunities to the members of Executive Management, including the NEOs, and encourage these executives to be owners of BB&T Common Stock. The proportion of compensation provided to the NEOs through equity compensation and long-term incentives has generally been the largest element of the executives’ compensation.

The 2011 incentive stock awards were made under the shareholder-approved BB&T Corporation Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Plan”). The 2004 Stock Plan allows for equity-based awards to the NEOs, as determined by the Compensation Committee. Awards that may be granted by the Compensation Committee to the NEOs include incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units and phantom stock.

For 2011, the Compensation Committee approved a target incentive stock award for each NEO that was composed of nonqualified stock options and restricted stock units. Approximately 40% of the value of each award was made in the form of nonqualified stock options and the other 60% consisted of restricted stock units, with the aggregate award levels expressed as a percentage of base salary.

As described below in the more detailed discussions of the restricted stock unit and stock option awards, the NEOs received restricted stock unit awards in 2011 that will cliff vest on the fourth anniversary of the award and received stock option awards in 2011 that will vest ratably on each of the first four anniversaries of the award. The restricted stock unit and stock option awards granted to the NEOs vest on the same schedule as the general officer population receiving awards. For a discussion of the vesting features of restricted stock unit and stock option awards in the event of retirement, please refer to “Compensation of Executive Officers—Potential Payments Upon Termination of Change of Control.”

The Compensation Committee uses the Black-Scholes model to estimate the present value of BB&T stock options, based on a set of assumptions, and determines the value of restricted stock units based on the closing price of BB&T’s Common Stock on the grant date. At the date of grant, the exercise price of the stock options awarded is equal to BB&T’s closing stock price and therefore there is no intrinsic value on the date of grant. The number of options or restricted stock units granted is determined by dividing the target amount of compensation to be delivered through the award by the estimated value of each option or restricted stock unit, as applicable. Using this methodology, the NEOs received the following grants of stock options and restricted stock units in 2011:

2011 Incentive Stock Awards

Name	Non-Qualified Stock Options (#)(1)	Delivered Value of Stock Options ($)(2)	Restricted Stock Units (#)	Delivered Value of Restricted Stock Units ($)(2)	Total Delivered Value of Options and RSUs
Kelly S. King	126,372	$941,471	50,927	$1,412,206	$2,353,677
Christopher L. Henson	57,010	$424,725	22,974	$637,069	$1,061,794
Ricky K. Brown	57,010	$424,725	22,974	$637,069	$1,061,794
Clarke R. Starnes III	42,893	$319,553	17,285	$479,313	$798,866
Daryl N. Bible	42,893	$319,553	17,285	$479,313	$798,866

(1)	The option exercise price for the 2011 awards is $27.73 per share, which was the closing price on the date of the grant. For additional detail, please refer to “Compensation of Executive Officers—2011 Outstanding Equity Awards at Fiscal Year-End.”
(2)	The table reports the value the Compensation Committee seeks to deliver in making the award (as the Compensation Committee calculates the value in the award process). In the case of both stock options and restricted stock units, the number of options or units granted is determined by dividing the target amount of compensation by the estimated value of each equity award. For stock options, the award is valued based on the Black-Scholes value of the options ($7.45). For restricted stock units, the number of units awarded is based on the closing price of BB&T’s Common Stock ($27.73) on the grant date. In accordance with SEC rules, the value of the awards reported in the 2011 Summary Compensation Table is the fair value of the awards on the grant date. For stock options, the grant date fair value is the same as the value used by the Compensation Committee to determine stock option awards. For restricted stock units, the grant date fair value ($24.17) is calculated by discounting the closing price of BB&T’s Common Stock on the grant date by the present value of the dividends that are expected to be forgone during the four-year cliff vesting period. For the grant date fair value of the awards and a discussion of how BB&T computes the fair value, please refer to columns (e) and (f) of the 2011 Summary Compensation Table included under the “Compensation of Executive Officers” section below.

2011 Stock Option Awards

Stock options historically have been an important part of BB&T’s equity program. Stock options are inherently performance-based and effectively align the interests of the recipients with those of the shareholders because stock options only have value if BB&T’s stock price increases relative to its stock price on the date of the award. BB&T’s 2011 stock option awards vest 25% per year on each of the first four anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. The exercise price for each stock option grant in 2011, including each award to the NEOs, was the market closing price on the date of grant.

The Compensation Committee determined that BB&T’s four-year vesting schedule is consistent with Peer Group practices and retaining a vesting schedule that was on the longer end of the vesting range, promotes the retention of these award recipients. With respect to the ten-year term of the stock options, the Compensation Committee believes that this length of time is appropriate for BB&T as it should cause the recipients to focus on delivering long-term shareholder value over a relatively long horizon.

2011 Restricted Stock Unit Awards

BB&T’s restricted stock awards are granted as units, with each unit relating to a contingent share of BB&T Common Stock that is not earned or issued until specific conditions are met. Restricted stock units are inherently performance-based because the value of restricted stock unit awards is tied to the market price of BB&T’s Common Stock. The restricted stock unit awards made in 2011 will vest only if the NEO remains employed by BB&T for four years (i.e., vesting occurs on a “cliff” basis after four years). No dividends are paid on the shares underlying the restricted stock units until the shares are issued. The Compensation Committee determined that BB&T’s four-year vesting schedule is consistent with Peer Group practices and that retaining this vesting schedule promotes the retention of these award recipients.

The Compensation Committee continues to believe that the relatively long cliff vesting schedule aligns the NEOs’ interests with those of loyal, long-time shareholders. The Compensation Committee also maintains that the four-year cliff vesting requirement promotes the retention of these highly valued executives and is therefore in the best interests of the shareholders. The Compensation Committee believes that the strong retentive features of restricted stock units are further enhanced in a volatile stock market, which the financial services industry recently has experienced.

Equity Award Timing Policy

Generally, the timing of BB&T’s regular annual equity awards is determined months in advance of the actual grants in order to coincide with the February meeting of the Board of Directors and the Compensation Committee. The grant date is established when the grants and all key terms are approved by the Board of Directors or the Compensation Committee, as the case may be. As discussed above, the exercise price for each stock option grant in 2011 was the market closing price on the date of grant. In addition, the 2004 Stock Plan includes a prohibition on repricings or replacements of awards under the plan, absent shareholder approval.

Both the restricted stock unit and stock option awards contain conditions that permit the award administrator to make certain changes to the awards if necessary or appropriate to improve the risk sensitivity of the awards or as directed by the Board of Governors of the Federal Reserve System. Such changes may include adjusting the award quantitatively or judgmentally based upon the risk the holder’s activities pose to BB&T or an affiliate; extending the restriction or vesting period of the award; adjusting the award for actual losses or other performance issues; or as otherwise required by the award administrator, the Federal Reserve System, or the United States government to comply with any law, regulation, or similar requirement. In addition, if a restricted stock unit or stock option award is prohibited or subjects BB&T or an affiliate to any adverse tax consequences that BB&T or the affiliate would not otherwise incur because of any current or future law, regulation, or similar requirement, the restricted stock unit or stock option award is automatically cancelled as of the grant date without any further action on the part of the award administrator or the holder and without any compensation to the holder for such termination and cancellation.

LTIP Awards

Executive Management, including each of the NEOs, receives Long-Term Incentive Performance (“LTIP”) awards on an annual basis. The LTIP awards are performance-based awards payable, in the Compensation Committee’s discretion, in the form of shares of BB&T Common Stock, cash or a combination of both. Since 1996, all awards have been paid to the NEOs in cash. The rationale for paying cash has been, in part, to provide the NEOs with additional cash to facilitate the exercise of stock options and the retention of the option shares. In addition, the Compensation Committee believes that with approximately 70% of the NEOs long-term incentive compensation currently consisting of equity, it is appropriate to pay the LTIP awards in cash, rather than additional equity.

The objective of LTIP awards is to incentivize and reward financial performance over a three-year period. While options are generally held until the latter part of their ten-year term and the cash-based Short-Term Incentive Plan measures one-year performance, the LTIP awards are designed to measure internal (and relative) performance over three-year cycles. Each year begins a new three-year cycle. At the beginning of each three-year cycle, the Compensation Committee, after considering information from the compensation consultant’s most recent comprehensive review, determines the performance measures and payout range.

The Compensation Committee, in conjunction with the compensation consultant’s most recent comprehensive review, annually develops the performance metrics and goals, the size of awards and the performance scale for each grant of performance units. This process has three components: (a) a performance scale with an associated payout percentage that may range from 0-200%; (b) a target opportunity (expressed as a percentage of the NEO’s average salary); and (c) the average salary of the NEO over the three-year performance period. For the three-year performance cycle established in 2009, the performance scale set by the Compensation Committee was based on average return on common equity for a three-year period ending on December 31, 2008, with the midpoint of the performance scale established to reflect median performance levels of the Peer Group. Based on an analysis of historical performance, threshold and maximum levels were established to approximate Peer Group quartile levels of performance (i.e., top quartile performance would generate maximum awards and below median performance would generate awards below target levels, potentially down to zero).

The Compensation Committee believes that return on common equity, when measured over a three-year period and relative to Peer Group performance, measures how effectively the financial resources of BB&T have been used to generate long-term shareholder value through earnings growth. The actual value of the LTIP award is calculated by multiplying (1) the applicable target opportunity for each NEO by (2) the average salary of the NEO over the three-year valuation period by (3) the performance scale payout, as follows:

Target Opportunity (expressed as % of base salary)	X	3-Year Average Salary	X	Performance Scale Payout %

Presented below are the 2009-2011 LTIP performance metrics set by the Compensation Committee. The method for setting the threshold and maximum levels was based upon the advice of the Compensation Committee’s compensation consultant and reflects practices common among BB&T’s peers. Please refer to “Accounting Considerations” for additional detail on how BB&T calculates 3-year average return on common equity (“ROCE”) and for a reconciliation to applicable GAAP information.

2009-2011 LTIP Cycle Performance Metrics

	Average 3-year ROCE	Payout as % of Target	Rationale(2)
Threshold	4.57%	25%	25th percentile of Peer Group ROCE
Target	12.54%	100%	Median Peer Group ROCE
Maximum	17.49%	200%	75th percentile of Peer Group ROCE

Actual(1)	10.68%	82.42%

(1)	Please refer to “Accounting Considerations” for a GAAP reconciliation.
(2)	Peer group return on common equity percentages are for the three-year period ending December 31, 2008 and were calculated in a manner that is generally consistent with BB&T’s ROCE calculations presented in “Accounting Considerations.”

2009-2011 LTIP Cycle Payments

Name	Threshold($)(1)	Target($)(1)	Maximum($)(1)	Actual LTIP Payment, Based on 2009-2011 Performance
Kelly S. King	$244,220	$976,878	$1,953,756	$807,193
Christopher L. Henson	$77,530	$310,120	$620,240	$277,220
Ricky K. Brown	$73,266	$293,064	$586,128	$271,096
Clarke R. Starnes III	$54,271	$217,084	$434,168	$217,280
Daryl N. Bible	$54,271	$217,084	$434,168	$217,280

(1)	Under the approved formula, the actual payment is based on average salary over the three-year performance cycle. When the threshold, target and maximum payments were established in 2009, such payments were based on each executive’s base salary for 2009 with assumptions made for increases in base salary for subsequent years in the performance cycle. Actual payments are based on the actual salaries paid during the performance cycle.

The Compensation Committee established the 2011-2013 LTIP cycle and provided that the performance criteria would be average return on common equity for the three-year performance cycle. For 2011, the historical target setting practice discussed above would have resulted in the 2011-2013 LTIP award return on common equity target being a negative rate of return. The Compensation Committee consequently set the 2011-2013 LTIP target as a positive rate of return on common equity, effectively eliminating the payout range between threshold and target. The Compensation Committee believed that paying a LTIP award for anything less than a positive return on common equity over the three year measurement period was inconsistent with BB&T’s compensation philosophy. Accordingly, for the 2011-2013 LTIP cycle, the target goal is 0.01% and the maximum goal is 7.17%, with the range between threshold and target being eliminated. The target goal was established as a positive number after a review indicated that Peer Group’s median average return on common equity for the three-year period ending December 31, 2010 was a negative number. The maximum goal was based on the 75th percentile level of the Peer Group’s average return on common equity for the three-year period ending December 31, 2010. The estimated target and maximum payments under the 2011-2013 LTIP unit awards are reflected in the 2011 Grants of Plan-Based Awards Table included under the “Compensation of Executive Officers” section below.

Stock Ownership Guidelines for Executive Management

The Compensation Committee and BB&T’s Chairman and CEO generally believe that members of Executive Management, including the NEOs, should accumulate meaningful equity stakes in BB&T over time to further align their economic interests with the interests of shareholders, thereby promoting BB&T’s objective of increasing shareholder value. The long-term incentives used by BB&T also facilitate the acquisition of shares of BB&T Common Stock by the NEOs.

The Board of Directors, after a survey of our Peer Group, determined that a change to the stock ownership guidelines would better conform to policies of Peer Group companies and was important in keeping the Corporation’s stock ownership policy consistent with best practices in this area. Accordingly, the stock ownership guidelines for Executive Management, including the CEO and the other NEOs, were substantially increased pursuant to a resolution adopted by the Board of Directors in December of 2011. Previously, Executive Management was expected to maintain ownership of approximately 5,000 shares at all times. Based on the closing price of $29.47 on February 22, 2012 the minimum required value under the old ownership guideline was approximately $150,000. The table below summarizes the new stock ownership guidelines.

Name	New Stock Ownership Guideline	Approximate Stock Value to be held Under New Ownership Guideline(1)	In Compliance with New Guideline?
Kelly S. King	5x Base Salary	$4,821,250	Yes
Christopher L. Henson	3x Base Salary	$1,827,000	Yes
Ricky K. Brown	3x Base Salary	$1,827,000	Yes
Clarke R. Starnes III	3x Base Salary	$1,522,500	Yes
Daryl N. Bible	3x Base Salary	$1,522,500	Yes

(1)	Based on base salary and closing stock price of $29.47 on February 22, 2012.

For additional detail on the guidelines, including how equity awards are counted, please refer to “Corporate Governance Matters—Stock Ownership Guidelines.”

Consistent with BB&T’s compensation philosophy of rewarding the NEOs based on the long-term success of BB&T, BB&T’s Code of Ethics and Insider Trading Policy prohibit all employees, including the NEOs, from speculative trading in BB&T Common Stock (including prohibitions on buying call options and selling put options for BB&T Common Stock) and place limitations on a NEO’s ability to conduct short-term trading, thus encouraging long-term ownership of BB&T Common Stock. Additionally, BB&T’s Corporate Governance Guidelines prohibit members of Executive Management, including the NEOs, from entering into hedging strategies that protect against downside risk in BB&T Common Stock.

Employment Agreements

BB&T uses employment agreements to secure the services of key talent within the highly competitive financial services industry. Generally, the employment agreements are entered into with high performing and long-term potential senior employees and are structured to carefully balance the individual financial goals of the executives relative to the needs of BB&T and its shareholders. All the NEOs have entered into employment agreements with BB&T. Each employment agreement includes provisions: (a) generally prohibiting the executive from competing against BB&T (or working for a competitor) if the executive leaves BB&T; (b) providing for payments if the executive is terminated by BB&T for other than “just cause” or if the executive voluntarily terminates his employment with BB&T for “good reason;” and (c) providing for payments if the executive is terminated for any reason following a “change of control,” other than a termination for “just cause.” These arrangements set compensation and benefits payable to the NEOs in certain termination and merger and acquisition scenarios, giving them some certainty regarding their individual outcomes under these circumstances. BB&T believes these arrangements appropriately minimize the distraction of the NEOs in the event of a merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value. In addition, the noncompetition provisions are intended to protect BB&T from a competitive disadvantage if one of the NEOs was to leave the Corporation to work for a competitor. The Compensation Committee approves Executive Management’s initial employment agreements and then reviews the agreements on an as-needed basis, based on market trends or on changes in BB&T’s business environment.

The employment agreements with each member of Executive Management (which includes the NEOs) have a thirty-six-month term that automatically extends monthly by an additional month, absent contrary notice by either party. Information provided by the compensation consultant showed that providing three-year contract terms is a common practice within the financial services industry. The Compensation Committee believes that a three-year term provides appropriate incentives for retention and protections against unjustified terminations and is in-line with other financial services companies. The employment agreements provide for reductions in payments to the extent necessary to avoid exceeding the limits established by Section 280G of the Code. Payments in excess of these limits are often referred to as “excess parachute payments” and exceeding the 280G limits generally triggers an excise tax on the payments.

The employment agreements for each of the NEOs are described in greater detail under “Compensation of Executive Officers—Narrative to 2011 Summary Compensation Table” and “Compensation of Executive Officers—Potential Payments Upon Termination or Change of Control” and include a description of the material terms, including the definitions of the terms “just cause,” “good reason” and “change of control,” and the potential values of severance and change of control compensation under such agreements.

Pension Plan

The NEOs participate in the BB&T Corporation Pension Plan (the “Pension Plan”), a tax-qualified defined benefit retirement plan for eligible employees, on the same basis as other similarly situated employees. The Pension Plan provides retirement benefits based on length of service and salary level prior to retirement with benefits increasing substantially as a participant approaches retirement. BB&T believes the retirement benefits provided by the Pension Plan are meaningful in their own right. Moreover, BB&T also views the Pension Plan as an important retention tool for the NEOs and other highly compensated employees in the later stages of their careers because the Pension Plan benefits could not easily be replicated upon the employee’s departure from the Corporation prior to retirement. The NEOs also participate in the BB&T Corporation Non-Qualified Defined Benefit Plan, which is an excess benefit plan maintained for the purpose of providing deferred compensation to certain highly compensated employees, including the NEOs. The primary purpose of the BB&T Corporation Non-Qualified Defined Benefit Plan is to augment the benefits payable to participants under the Pension Plan to the extent that such benefits are curtailed by application of certain tax limitations on the qualified plan. The Compensation Committee believes that the benefits under this supplemental plan, when added to the benefits under the Pension Plan, assures that BB&T will receive the executive retention benefits of the Pension Plan. The Compensation Committee believes that the overall retirement benefits provided to the NEOs are competitive with those provided by its Peer Group.

Perquisites Practices

BB&T provides the NEOs with perquisites and other personal benefits that BB&T believes are reasonable and consistent with BB&T’s overall compensation program to better enable BB&T to attract and retain superior employees for key positions. BB&T does not provide Executive Management, including the NEOs, with perquisites such as personal club memberships, vacation houses or apartments or personal travel on corporate aircraft. For additional detail on the perquisites provided to the NEOs, please refer to “Narrative to 2011 Summary Compensation Table—Perquisites.”

Other Employee Benefits

During 2011, BB&T maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees of BB&T. These plans consist of the following:

•

the BB&T Corporation 401(k) Savings Plan, which in 2011 permitted employees to contribute up to 50% of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to tax-qualified retirement plans, with BB&T matching deferrals up to 6% of their compensation;

•

the BB&T Corporation Non-Qualified Defined Contribution Plan, which is designed to augment the benefits under the BB&T Corporation 401(k) Savings Plan to the extent such benefits are curtailed by the application of certain limits imposed by the Code (during 2011, eligible participants in the Non-Qualified Defined Contribution Plan were permitted to defer up to 50% of their cash compensation with certain participants eligible to receive a matching contribution of up to 6% of their compensation);

•	a health care plan that provides medical and dental coverage for all eligible employees; and

•	certain other welfare benefits (such as sick leave, vacation, etc.).

BB&T also provides disability insurance for the benefit of its employees (including each of the NEOs) which, in the event of disability, pays the employee 50% of the employee’s monthly compensation, subject to a cap of $35,000 per month. Under this program, employees may select greater disability coverage with a benefit that pays 60% of their monthly compensation; however, employees are required to pay the additional premium (over that already paid by BB&T to receive the standard 50% coverage) to receive this heightened level of coverage. If a member of Executive Management, including an NEO, was to become disabled and the insurance benefit was limited due to the monthly cap, BB&T would provide supplemental payments to the member of Executive Management to bring the monthly payment up to the selected coverage level. BB&T has never provided any supplemental payments in connection with this arrangement.

The employee benefits for the NEOs discussed in this subsection are determined by the same criteria applicable to all BB&T employees. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with BB&T. These benefits help keep BB&T competitive in attracting and retaining employees. Benefits also help keep employees focused due to a lack of distractions related to paying for health care, maintaining adequate savings for retirement and similar issues. BB&T believes that its employee benefits are generally on par with benefits provided by the Peer Group and consistent with industry standards.

General Compensation Philosophy, Guiding Principles and Compensation Setting Process

Role of Compensation Committee

The Compensation Committee of the Board of Directors administers BB&T’s compensation program for Executive Management, including each of the NEOs. The Compensation Committee is composed entirely of independent, non-management directors. The Compensation Committee is responsible for oversight and review of BB&T’s compensation and benefit plans, including administering BB&T’s executive incentive programs. The responsibilities of the Compensation Committee include:

•	reviewing all aspects of the compensation program for Executive Management, including summary analyses of total compensation delineating each compensation element (“tally sheets”);

•	approving the performance goals for all Executive Management compensation programs that use performance metrics and evaluating performance at the end of each performance period;

•	approving annual cash incentive award opportunities, stock option awards, restricted stock awards and long-term incentive award opportunities;

•	setting the level and components of the compensation for the Chief Executive Officer; and

•	reviewing and approving the compensation for the remaining NEOs and other members of Executive Management.

In making these compensation decisions, the Compensation Committee uses several resources and tools, including the use of an independent compensation consultant, competitive benchmarking and other analyses, as further described below. The Chief Executive Officer also is involved in compensation determinations. The Chief Executive Officer reviews the compensation consultant’s compensation recommendations, discusses Executive Management compensation (including compensation for each of the NEOs) with the Compensation Committee and makes recommendations on base salary and the other compensation elements. BB&T believes that the Chief Executive Officer is in the best possible position to assess the performance of the other members of Executive Management, and he accordingly plays an important role in the compensation setting process. From time to time, the Chief Executive Officer also discusses his compensation package with the Compensation Committee. Decisions about individual compensation elements and total compensation, including those related to the Chief Executive Officer, are ultimately made by the Compensation Committee using its judgment, focusing primarily on the executive officer’s performance and BB&T’s overall performance. The Compensation Committee also considers the business environment in which the results were achieved.

The Compensation Committee generally meets in February to certify BB&T’s performance for the most recently completed compensation plan year (or years, in the case of long-term plans). In doing so, the Compensation Committee reserves the right to adjust BB&T’s reported net income (presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”)) to ensure that the applicable plans fairly compensate participants for the actual growth of BB&T and not as a result of extraordinary items and events. These adjustments generally account for acquisitions, dispositions, significant unusual and/or nonrecurring items and other factors that are determined to be appropriate by the Compensation Committee. These adjustments impact the performance metrics used under the executive compensation program, including earnings per share, return on assets and return on common equity, each of which is based upon BB&T’s net income. Unless otherwise indicated, discussions of BB&T’s performance for 2011 in this proxy statement include any adjustments by the Compensation Committee. For additional detail on the Compensation Committee’s adjustments to BB&T’s net income relative to BB&T’s GAAP results, please see “Accounting Considerations” below.

Competitive Benchmarking and Other Analyses

The compensation structure for the NEOs emphasizes variable pay based on performance. BB&T generally benchmarks each element of compensation against what it believes to be a reasonable grouping of publicly traded bank or financial services holding companies (identified below, the “Peer Group”) with the objective of targeting total compensation at a point that approximates the median of the Peer Group for the various compensation elements. To achieve this goal, BB&T compares total compensation opportunities as well as each element of pay, including base salary and annual and long-term incentives, to the Peer Group. BB&T’s management selects the Peer Group and an independent compensation consultant validates this selection. The Compensation Committee determines that the group selected is an appropriate comparison group for this purpose. The Peer Group used for evaluating the NEOs’ compensation also is used for benchmarking BB&T’s performance. The peer group review conducted for 2011 resulted in the designation by the Compensation Committee of ten financial institutions as the Peer Group.

BB&T 2011 Peer Group

Institution	Assets (in billions) 12/31/2011
U.S. Bancorp	$340.1
PNC	271.2
SunTrust	176.9
BB&T	174.6
Regions	127.0
Fifth Third	117.0
KeyCorp	88.8
M&T	77.9
Comerica	61.0
Huntington	54.5
Zions	53.1

The Peer Group was selected based upon relative size to BB&T and business mix. Because fewer companies comparable in asset size to BB&T remain independent, BB&T’s total assets currently approximate the 75th percentile of the Peer Group. This same group of companies serves as the Peer Group in the Performance Graph set forth in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 27, 2012.

In addition to the external Peer Group analysis, the Compensation Committee also reviews the total compensation of the Executive Management team relative to one another. The Compensation Committee believes that Mr. King’s relatively higher compensation is appropriate in light of his expanded responsibilities as the Chairman and Chief Executive Officer.

As part of its review of tally sheets, the Compensation Committee also examines the value of each element of compensation that the executive officer could potentially receive under different termination scenarios (e.g., voluntary, involuntary, change-in-control). For this review, total remuneration includes all aspects of the executive officer’s total cash compensation, the value of equity awards (both vested and unvested and including, as applicable, the impact of accelerated vesting upon retirement), the value of any deferred compensation, retirement benefits, the value of welfare benefits and the value of outplacement (if applicable). The goal of this analysis is to allow the Compensation Committee to see how each element of compensation interacts with the other elements and to understand the potential ramifications from current compensation decisions. To date, the amount of past compensation, including amounts realized or realizable from prior equity awards, has generally not been a significant factor in the Compensation Committee’s considerations.

Compensation Consultant

Compensation Committee Consultant. The Compensation Committee engages an independent compensation consultant to conduct a comprehensive review of the competitiveness and effectiveness of BB&T’s executive compensation program relative to market practices and business goals. The compensation consultant serves at the request of, and reports directly to, the Compensation Committee. Typically, a comprehensive review has been conducted at least every other year, and most recently for the 2010 fiscal year. For 2011, the Compensation Committee retained Compensation Advisory Partners to act as the committee’s independent compensation consultant. In this capacity, Compensation Advisory Partners provided an overview of the Corporation’s executive compensation programs and peer group analysis, a regulatory update, and corporate governance and best practice trends. In retaining Compensation Advisory Partners, the Compensation Committee determined that, based on the information presented to it, no known material conflict of interest exists between BB&T and the compensation consultant.

In order for Compensation Advisory Partners to provide effective advice to the Compensation Committee, it is required to work with BB&T’s management from time to time. These interactions generally involve:

•	interviewing management to gain an understanding of BB&T’s business strategy, compensation and benefit practices and culture;

•	obtaining compensation and benefits data, as well as other relevant information that is not available from public sources, or from management;

•	working with management to understand the scope of the various executive jobs in order to provide accurate benchmarking;

•	confirming with management to ensure that factual and data analyses are accurate and up-to-date; and

•

preparing and reviewing draft reports with the Compensation Committee Chair and management team members as directed by the Compensation Committee. This process enables Compensation Advisory Partners to identify any areas where further research or analysis may need to be completed. It also allows the compensation consultant to discuss any changes to the compensation program or possibly refine recommendations before finalizing its reports to the Compensation Committee.

The total amount of fees paid to Compensation Advisory Partners for 2011 was approximately $247,000. Compensation Advisory Partners was reimbursed for its reasonable travel and business expenses.

Compensation Committee Consultant Services. In conducting the comprehensive review, and consistent with prior comprehensive reviews, the consultant provides the following services:

•	reviews overall compensation levels;

•	reviews BB&T’s total executive compensation program and advises the Compensation Committee of plans or practices that may be changed to improve effectiveness;

•	recommends to the Compensation Committee changes in the mix of cash versus equity compensation to be offered as well as the types of long-term incentives to be granted;

•	makes suggestions, consistent with BB&T’s business strategies, related to award target levels and the types of performance measures to be used in BB&T’s annual and long-term plans;

•	analyzes the relationship of BB&T’s financial performance to actual pay levels received;

•	provides market and peer data and recommendations on Executive Management compensation;

•	assists BB&T in analyzing the risk impact of BB&T’s compensation practices;

•	advises the Compensation Committee on features of Executive Management’s employment contracts;

•	reviews public disclosure on compensation, including the draft Compensation Discussion and Analysis and related tables and compensation disclosures for the proxy statement;

•	advises the Compensation Committee regarding outside directors and their compensation;

•	reviews BB&T’s total compensation philosophy, Peer Group and competitive positioning for reasonableness and appropriateness; and

•	assists in developing requirements for shareholder approved incentive plans.

The advice rendered by Compensation Advisory Partners generally focuses on Executive Management; however, the consultant also provides guidance as to compensation issues that apply to officer-level associates (generally, those eligible to participate in BB&T’s equity compensation program). The Compensation Committee also seeks advice from the consultant from time to time on an as-needed basis. The compensation consultant typically performs the following services in the year of the comprehensive review, as well as in “off-years:”

•	attends Compensation Committee meetings, upon request;

•	reviews tally sheets summarizing each compensation element, upon request;

•	proactively advises the Compensation Committee on best-practices ideas for board governance of executive compensation, as well as areas of concern and risk in BB&T’s compensation program; and

•	special projects as requested by the Compensation Committee.

Tax and Accounting Considerations

Tax Considerations

Section 162(m) of the Code and related regulations generally impose a $1 million cap on the deductibility of compensation paid to certain executive officers by a public corporation, unless an exception applies. One important exception is for qualified “performance-based compensation.” Compensation does not fail to be performance based merely because a plan allows payment upon death, disability, or a change of control, although compensation actually paid on death, disability, or change of control will not be performance based. BB&T’s compensation philosophy and policies are intended to comply to the extent possible with Code Section 162(m). In typical years, when establishing and administering BB&T’s compensation programs, the Compensation Committee generally intends that performance-based compensation will be deductible under Code Section 162(m). However, BB&T retains the flexibility to pay compensation that is not eligible for such treatment if it is in the best interest of the Corporation to do so. For example, grantees, including NEOs, of the regular 2011 restricted stock unit awards earn the full fair market value of the BB&T shares represented by those awards if they remain employed by BB&T for four years. Even though the value of the 2011 awards depends upon BB&T’s stock price, the IRS does not consider them to be “performance-based compensation” for purposes of Section 162(m) because such 2011 awards have no performance goals attached to them. Thus, the non-performance-based restricted stock unit awards made in 2011 will count toward the $1 million cap in compensation, and any such non-performance-based compensation over $1 million to certain executive officers will not be deductible by BB&T. The Compensation Committee accepted this tax consequence because it determined that the benefits of the 2011 awards, as set forth above in the subsection titled “2011 Restricted Stock Unit Awards,” were in the best interests of the Corporation, even in light of the loss of the Section 162(m) deduction. For 2011, the officers covered by Section 162(m) were Messrs. King, Henson, Brown and Starnes.

Accounting Considerations

BB&T is required to recognize the expense of all share-based awards (such as stock options and restricted stock units) in its income statement over the award’s minimum required service period. Over time, the restricted stock unit awards were less costly to BB&T relative to the expense for the stock option awards. This cost treatment contributed to the Compensation Committee’s decision to continue to use these awards. For the 2011 incentive stock awards, the Compensation Committee used the closing price of BB&T’s Common Stock on the grant date to determine the number of restricted stock unit awards.

As previously described, for the purposes of certifying BB&T’s performance under BB&T’s compensation plans, the Compensation Committee adjusts BB&T’s net income, which ensures that the participants are fairly compensated for the actual growth of BB&T and not as a result of extraordinary items and events. For 2011, the Compensation Committee adjusted BB&T’s GAAP net income, as set forth in the tables below (“Adjusted Net Income”). The adjustments impact the STIP’s performance metrics, earnings per share and return on assets, and the LTIP’s performance metric, 3-year average return on common equity. BB&T derives each of these non-GAAP performance metrics from its Adjusted Net Income, which is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP. The adjusted earnings per share and return on assets measures are each calculated in the same manner as their GAAP counterparts, except that Adjusted Net Income for the applicable performance metric is substituted for its GAAP counterpart in each calculation. Please refer to the LTIP Adjustments table and accompanying narratives for additional detail on the return on common equity calculations and GAAP reconciliation. The tables below detail these adjustments.

2011 Adjusted Net Income for STIP

	Net Income Adjustments ($ in millions)
	Return on Assets Measure	Earnings Per Share Measure
2011 GAAP Net Income(1)	$1,332
2011 GAAP Net Income Available to Common Shareholders(1)		$1,289

Compensation Committee Approved Adjustments
Merger-related and restructuring charges, net	16	16
Posting order change(2)	28	n/a

Adjustments Subtotal	44	16
Tax Effect of Adjustments	(17)	(6)

Adjusted Net Income	$1,359	$1,299

(1)	The Compensation Committee uses GAAP net income for return on assets performance because the return on assets metric measures relative Peer Group performance. The Compensation Committee uses GAAP net income available to common shareholders to calculate earnings per share performance as this reflects income attributable to each share of common stock.
(2)	As previously described, the STIP’s earnings per share metrics for 2011 were based on the board approved internal profit plan. When management was developing the 2011 profit plan, decreased revenues due to the required posting order changes were therefore included in the plan. Accordingly, posting order changes were not adjusted for the purposes of earnings per share performance. As previously described, the STIP’s return on assets targets were set by the Compensation Committee as a measurement of BB&T’s performance relative to the Peer Group (as opposed to BB&T’s internal profit plan) and the Compensation Committee determined an adjustment for posting order changes was appropriate.

2011 STIP Performance Metrics

Performance Metric	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income
Earnings per share	$1.83	$1.84
Return on assets	0.82%	0.83%

As previously described, the Compensation Committee established the STIP’s performance goals for 2011 based on earnings per share (weighted at 66.7%) and return on assets (weighted at 33.3%). In the aggregate, BB&T’s 2011 corporate performance yielded STIP payments approximating 148.82% of targeted payments.

BB&T’s 2009-2011 LTIP award references BB&T’s 3-year return on common equity performance. BB&T derives this non-GAAP performance metric from its GAAP net income available to common shareholders for each year of the performance period. The adjustments include certain unusual and non-recurring items and “cash basis” adjustments, as detailed in the table below.

LTIP Adjustments

	Return on Common Equity Measure ($ in millions)
	2011	2010	2009
GAAP Net Income Available to Common Shareholders(1)	$1,289	$816	$729

Compensation Committee Approved Adjustments
Merger-related and restructuring charges, net	16	69	38
Posting order change(2)	28	n/a	n/a
Gain on sale of Payroll Services, Inc.	n/a	n/a	(27)
Preferred stock discount amortization	n/a	n/a	47
Litigation accrual	n/a	n/a	25
FDIC special assessment	n/a	n/a	68
Income tax adjustments	n/a	n/a	10

Adjustments Subtotal	44	69	161
Tax Effect of Adjustments	(17)	(27)	(39)

Cash Basis Adjustments(3)	65	97	90
Tax Effect of Cash Basis Adjustments	(26)	(38)	(35)

Adjusted Net Income	$1,355	$917	$906

GAAP Average Shareholders’ Equity	$17,267	$16,886	$16,238
Preferred stock	n/a	n/a	(1,411)
Noncontrolling interest	(60)	(58)	(45)

Average Common Shareholders’ Equity	17,207	16,828	14,782

Compensation Committee Approved Adjustment
Average intangibles adjustment(3)	(6,363)	(6,481)	(6,313)

Average Tangible Common Shareholders’ Equity	$10,844	$10,347	$8,469

Adjusted ROCE	12.50%	8.86%	10.69%
3-year average ROCE		10.68%

(1)	The Compensation Committee uses GAAP net income available to common shareholders to calculate the return on common equity performance as this reflects income attributable to common equity.
(2)	As previously described, the LTIP’s return on common equity targets were set by the Compensation Committee as a measurement of BB&T’s performance relative to the Peer Group and the Compensation Committee accordingly determined an adjustment for decreased revenue related to the required posting order change was appropriate.
(3)	Cash basis adjustments exclude certain non-cash gains and charges (such as amortization of intangibles and purchase accounting mark-to-market adjustments). Cash basis adjustments also excludes amounts related to average intangibles from average common shareholders’ equity to arrive at average tangible common shareholders’ equity.

These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Conclusion

BB&T and the Compensation Committee review all elements of BB&T’s compensation program for the NEOs, including a tally sheet for each NEO delineating each element of the NEO’s compensation. In designing the various elements of the total compensation program, BB&T has taken great care to select elements that are performance-based and to use a variety of performance metrics that, on the whole, will encourage the achievement of short and long-term shareholder value while enabling BB&T to retain its talented executives. BB&T believes the total compensation for each NEO is reasonable and the components of BB&T’s compensation program for the NEOs are consistent with market standards and with comparable programs of the Peer Group. The compensation program for the NEOs is based on the financial performance of BB&T compared to both market medians and Peer Group performance. This practice links executive performance to the annual financial and operational results of BB&T and the long-term financial interests of the shareholders. BB&T further believes that the foregoing compensation philosophy is consistent with BB&T’s corporate culture and objectives and has served and will continue to serve as a reasonable basis for administering the total compensation program of BB&T, both for the NEOs and for all BB&T associates, for the foreseeable future.

COMPENSATION OF EXECUTIVE OFFICERS

2011 Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards(5)(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(8) ($)	All Other Compensation (9) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kelly S. King	2011	960,688	0	1,230,906	941,471	2,594,312	1,602,109	128,989	7,458,475
Chairman and Chief Executive Officer	2010	937,500	0	5,149,863	918,747	1,138,594	2,094,449	142,443	10,381,596
	2009	900,000	373,691	582,334	881,999	1,020,983	1,275,235	111,676	5,145,917

Christopher L. Henson	2011	606,750	0	555,282	424,725	1,180,185	782,916	71,274	3,621,132
Chief Operating Officer	2010	575,000	0	2,256,097	402,500	558,670	561,692	67,263	4,421,222
	2009	500,000	141,172	184,866	280,000	393,948	243,494	51,010	1,794,490

Ricky K. Brown	2011	606,750	0	555,282	424,725	1,174,061	1,166,178	70,050	3,997,046
Senior Executive Vice President and President, Community Banking	2010	568,500	0	2,230,610	397,947	552,355	868,488	64,999	4,682,899

Clarke R. Starnes III	2011	505,625	0	417,778	319,553	969,751	686,256	57,803	2,956,766
Senior Executive Vice President and Chief Risk Officer	2010	462,500	0	1,634,433	292,298	449,365	434,631	50,439	3,323,666

Daryl N. Bible	2011	505,625	0	417,778	319,553	969,751	114,233	57,686	2,384,626
Senior Executive	2010	462,500	0	1,634,433	292,298	449,365	66,274	46,562	2,951,432
Vice President and Chief Financial Officer	2009	350,000	99,365	129,408	195,998	198,135	25,398	73,309	1,071,614

(1)	In accordance with SEC regulations, the listed positions are those held as of December 31, 2011. In accordance with SEC regulations, information for Messrs. Brown and Starnes is only presented for 2010 and 2011 because Messrs. Brown and Starnes were not deemed named executive officers for prior periods.
(2)	In accordance with SEC regulations, the amounts shown in column (d) reflect a relative performance bonus for 2009. For additional information, please refer to BB&T’s proxy statement for the annual meeting of shareholders that occurred on April 27, 2010.
(3)	The grant date fair value for each restricted stock unit award listed in column (e) is $24.17 for awards granted on February 22, 2011, $23.86 for awards granted on February 23, 2010, $23.41 for awards granted on June 22, 2010, and $7.43 for awards granted on February 24, 2009. The amounts in column (e) reflect the dollar amount of fair value of the restricted stock unit grants received in each year. The assumptions used in the calculation of these amounts for awards granted in 2011, 2010, and 2009 are included in Note 11 “Shareholders’ Equity” in the “Notes to Consolidated Financial Statements” included within BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As discussed in the Compensation Discussion and Analysis, the outstanding restricted stock units represented in column (e) remain subject to vesting criteria and accordingly, the NEO may never receive any value from such award.
(4)	The grant date fair value of stock awards with the corresponding number of restricted stock units for each of the last three years are as follows:

Name	Date of Grant	# of Restricted Stock Units	Grant Date Fair Value ($)
Kelly S. King	2/22/2011 2/23/2010 6/22/2010 2/24/2009	50,927 49,662 169,369 78,376	1,230,906 1,184,935 3,964,928 582,334
Christopher L. Henson	2/22/2011 2/23/2010 6/22/2010 2/24/2009	22,974 21,756 74,199 24,881	555,282 519,098 1,736,999 184,866
Ricky K. Brown	2/22/2011 2/23/2010 6/22/2010	22,974 21,510 73,361	555,282 513,229 1,717,381
Clarke R. Starnes III	2/22/2011 2/23/2010 6/22/2010	17,285 15,800 53,714	417,778 376,988 1,257,445
Daryl N. Bible	2/22/2011 2/23/2010 6/22/2010 2/24/2009	17,285 15,800 53,714 17,417	417,778 376,988 1,257,445 129,408

As discussed in the Compensation Discussion and Analysis, the outstanding restricted stock units represented in column (e) remain subject to vesting criteria and accordingly, the NEO may never receive any value from such award.
(5)	The grant date fair value for each stock option award listed in column (f) is as follows: 2011—$7.45; 2010—$5.60; and 2009—$2.59. The amounts in column (f) reflect the dollar amount of the fair value of the stock option grants received in each year. The assumptions used in the calculation of these amounts for awards granted in 2011, 2010 and 2009 are included in Note 11 “Shareholders’ Equity” in the “Notes to Consolidated Financial Statements” included within BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. As discussed in the Compensation Discussion and Analysis, the outstanding stock option awards represented in column (f) remain subject to vesting criteria and have value only to the extent BB&T’s common stock price on the date of exercise exceeds the exercise price of the option; accordingly the NEO may never receive any value from such award.
(6)	The grant date fair value of option awards to the NEOs with the corresponding number of stock options for each of the last three years are as follows:

Name	Date of Grant	# of Stock Options	Grant Date Fair Value ($)
Kelly S. King	2/22/2011 2/23/2010 2/24/2009	126,372 164,062 340,540	941,471 918,747 881,999
Christopher L. Henson	2/22/2011 2/23/2010 2/24/2009	57,010 71,875 108,108	424,725 402,500 280,000
Ricky K. Brown	2/22/2011 2/23/2010	57,010 71,062	424,725 397,947
Clarke R. Starnes III	2/22/2011 2/23/2010	42,893 52,196	319,553 292,298
Daryl N. Bible	2/22/2011 2/23/2010 2/24/2009	42,893 52,196 75,675	319,553 292,298 195,998

As discussed in the Compensation Discussion and Analysis, the outstanding stock option awards represented in column (f) remain subject to vesting criteria and have value only to the extent BB&T’s common stock price on the date of exercise exceeds the exercise price of the option; accordingly the NEO may never receive any value from such award.
(7)	Column (g) contains compensation paid to the NEOs under the STIP and the LTIP. Payments under each plan occur when specific performance measures are achieved, as described in the “Compensation Discussion and Analysis” section above, rather than upon the date of grant. The detail relating to “Non-Equity Incentive Plan Compensation” found in column (g) to the 2011 Summary Compensation Table follows.

Name	2011 Information		2010 Information		2009 Information
	2011 STIP	2009-2011 LTIP	2010 STIP	2008-2010 LTIP	2009 STIP	2007-2009 LTIP
Kelly S. King	$1,787,119	$807,193	$1,138,594	$0	$749,250	$276,343
Christopher L. Henson	$902,965	$277,220	$558,670	$0	$283,050	$112,655
Ricky K. Brown	$902,965	$271,096	$552,355	$0	n/a	n/a
Clarke R. Starnes III	$752,471	$217,280	$449,365	$0	n/a	n/a
Daryl N. Bible	$752,471	$217,280	$449,365	n/a	$198,135	n/a

Mr. Bible was not a member of Executive Management in February 2007 and February 2008 when the 2007-2009 and 2008-2010 LTIP performance cycles were established so he was not eligible to receive an LTIP award payment for these periods. In accordance with SEC rules, information for Messrs. Brown and Starnes is only presented for 2010 and 2011 because they were not deemed a named executive officer for 2009.
(8)	The amounts listed in column (h) are attributable to changes in the present value of the BB&T Corporation Pension Plan and the BB&T Corporation Non-Qualified Defined Benefit Plan, as applicable, for each of the NEOs. In accordance with SEC rules, no amounts reported in column (h) were attributable to above-market or preferential earnings on deferred compensation. For more on the NEOs’ pension benefits and deferred compensation arrangements, please refer to “2011 Pension Benefits” and “2011 Non-Qualified Deferred Compensation” and the accompanying narratives below.
(9)	The detail relating to “All Other Compensation” for 2011 found in column (i) to the 2011 Summary Compensation Table is set forth in the Narrative to 2011 Summary Compensation Table, which follows.

Narrative to 2011 Summary Compensation Table

The following narrative focuses on NEO compensation for 2011. For a discussion that focuses on compensation for 2010 and 2009 please refer to the proxy statements for the annual meeting of shareholders that occurred on April 26, 2011 and April 27, 2010, respectively. Copies of prior years’ proxy statements are available for review on the SEC’s website at www.sec.gov.

All Other Compensation. The detail relating to the “All Other Compensation” for 2011 found in column (i) to the 2011 Summary Compensation Table is as follows:

Components of All Other Compensation

Name	401(k) Match(a)	NQDC Match(b)	Benefit Adjustment(c)	Home Security(d)
Kelly S. King	$14,700	$111,395	$2,298	$596
Christopher L. Henson	$14,700	$55,225	$0	$1,349
Ricky K. Brown	$14,700	$54,846	$0	$504
Clarke R. Starnes III	$14,700	$42,599	$0	$504
Daryl N. Bible	$14,700	$42,599	$0	$387

All Other Compensation consists of:

(a)	BB&T’s matching contribution under the BB&T Corporation 401(k) Savings Plan on behalf of the applicable NEO.
(b)	BB&T’s matching contribution to the BB&T Corporation Non-Qualified Defined Contribution Plan on behalf of the applicable NEO.
(c)	Cash benefit adjustment pursuant to election to opt out of BB&T group life insurance coverage for the applicable NEO.
(d)	Home security system annual maintenance costs for the applicable NEO.

Compensation Program. For a discussion and analysis of the Corporation’s compensation program, including a discussion of each element of compensation provided to the NEOs for 2011, please refer to the “Compensation Discussion and Analysis” section above. As indicated in the 2011 Summary Compensation Table, salary and non-performance based bonuses (as determined in accordance with SEC rules) as a percentage of total annual compensation (set forth in column (j) of the 2011 Summary Compensation Table) for each of the NEOs in 2011 were as follows: Mr. King—12.9%; Mr. Henson—16.8%; Mr. Brown—15.2%; Mr. Starnes—17.1%; and Mr. Bible—21.2%.

Perquisites. In 2011, BB&T provided the NEOs with perquisites related to: (a) the maintenance of a residential security system which was previously installed by BB&T; and (b) a cash benefit adjustment pursuant to an election to opt out of BB&T’s group term life insurance coverage. The residential security system benefit is provided for the protection of the NEOs and to reduce the risk to BB&T from the loss of a key executive. BB&T permits members of senior management (including the NEOs) to opt out of the Corporation’s group term life insurance coverage and to have the portion of the group term life insurance premium that would have been paid by BB&T applied to a policy owned by the individual and provided through BB&T Insurance Services, Inc., a wholly-owned subsidiary of BB&T. This benefit encourages members of senior management, including the NEOs, to purchase life insurance from a BB&T-owned company at no additional cost to BB&T. This process reduces the group insurance cost for BB&T.

Change in Pension Value and Non-Qualified Deferred Earnings. For information regarding the formula for calculation of the pension values, see the discussion included in the “Narrative to 2011 Pension Benefits Table” below. Eligible associates are permitted to defer a percentage (up to 50% in 2011) of their cash compensation under the Non-Qualified Defined Contribution Plan. All cash compensation is eligible for deferral unless otherwise limited by Code Section 409A. Plan participants may select from deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered in the BB&T Corporation 401(k) Savings Plan with the exception that no deemed investments in BB&T Common Stock are permitted. Participants make an election upon entering the plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution upon reaching age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet Internal Revenue Service guidelines.

401(k) Plan. The BB&T Corporation 401(k) Savings Plan (the “401(k) Plan”) is maintained to provide a means for substantially all associates of the Corporation and its subsidiaries to defer and save a percentage (up to 50% in 2011, subject to IRS limitations) of their annual cash compensation on a pre-tax basis for retirement. The 401(k) Plan provides for the Corporation to match 100% of a participant’s deferrals up to 6% of his or her compensation. The Corporation’s contributions to each of the NEOs during 2011 under the 401(k) Plan are included under the “All Other Compensation” column in the 2011 Summary Compensation Table above. In accordance with SEC rules, since the 401(k) Plan is a tax-qualified plan, it is not included in the 2011 Non-Qualified Deferred Compensation table below.

Employment Agreements. The Corporation and its wholly owned subsidiary, Branch Bank, have entered into employment agreements with each member of Executive Management, including each NEO. As of December 31, 2011, there were ten members of Executive Management.

The employment agreements for all members of Executive Management (which includes the NEOs) provide a thirty-six month term that is automatically extended monthly for an additional month, absent contrary notice by either party. The term of any employment agreement ends when such NEO reaches age 65. The employment agreements provide that the NEOs are guaranteed minimum annual salaries equal to their current annual base salaries and continued participation in incentive compensation plans that the Corporation or Branch Bank may from time to time extend to its similarly situated officers. During the term of the employment agreements, each NEO is entitled to participate in and receive, on the same basis as other similarly situated officers of the Corporation and Branch Bank, pension and welfare benefits and other benefits such as sick leave, vacation, group disability and health, life and accident insurance and similar non-cash compensation that the Corporation or Branch Bank may from time to time extend to its officers.

The employment agreements for the NEOs provide that, under certain circumstances upon leaving the employment of the Corporation and Branch Bank, the executive may not compete in the banking business, directly or indirectly, against the Corporation, Branch Bank and their affiliates. This prohibition generally precludes the NEO from working for a competitor with a banking presence that overlaps Branch Bank’s banking footprint. Additionally, the employment agreements for the NEOs prohibit the executive from soliciting or assisting in the solicitation of any depositors or customers of the Corporation or its affiliates or inducing any associates to terminate their employment with the Corporation or its affiliates. These noncompetition and nonsolicitation provisions generally will be effective until the one-year anniversary of the NEO’s termination. These noncompetition provisions generally are not effective if the NEO terminates employment after a “Change of Control.” For a discussion of the potential payments that would be provided to each of the NEOs under their respective employment agreements in the event of such NEO’s termination, including in connection with a Change of Control of the Corporation, and a discussion of the terms “Just Cause” and “Change of Control,” please refer to the “Potential Payments Upon Termination or Change of Control” section below.

2011 Grants of Plan-Based Awards

	Grant Date				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)
		Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Kelly S. King
Stock Options	2/22/2011					126,372	$27.73	941,471
Restricted Stock Units	2/22/2011				50,927			1,230,906
STIP	2/22/2011	100,032	1,200,859	2,401,719
2011-2013 LTIP(1)	2/22/2011	1,045,370	1,045,370	2,090,740

Christopher L. Henson
Stock Options	2/22/2011					57,010	$27.73	424,725
Restricted Stock Units	2/22/2011				22,974			555,282
STIP	2/22/2011	50,542	606,750	1,213,500
2011-2013 LTIP(1)	2/22/2011	471,596	471,596	943,192

Ricky K. Brown
Stock Options	2/22/2011					57,010	$27.73	424,725
Restricted Stock Units	2/22/2011				22,974			555,282
STIP	2/22/2011	50,542	606,750	1,213,500
2011-2013 LTIP(1)	2/22/2011	471,596	471,596	943,192

Clarke R. Starnes III
Stock Options	2/22/2011					42,893	$27.73	319,553
Restricted Stock Units	2/22/2011				17,285			417,778
STIP	2/22/2011	42,119	505,625	1,011,250
2011-2013 LTIP(1)	2/22/2011	351,077	351,077	702,154

Daryl N. Bible
Stock Options	2/22/2011					42,893	$27.73	319,553
Restricted Stock Units	2/22/2011				17,285			417,778
STIP	2/22/2011	42,119	505,625	1,011,250
2011-2013 LTIP(1)	2/22/2011	351,077	351,077	702,154

(1)	LTIP awards are a component of the 2004 Stock Plan. The 2004 Stock Plan is an equity incentive plan. LTIP awards may be paid in the form of cash or stock at the discretion of the Compensation Committee. However, since 1996, awards have been paid only in the form of cash. For that reason, LTIP awards are disclosed under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns of this table.
(2)	With respect to grants under each of the STIP and the 2011-2013 LTIP awards, the amounts shown in column (c) reflect the minimum payment level, which is 8.33% of the target amount shown in column (d) with respect to the STIP and is 100% of the target amount shown in column (d) with respect to the LTIP. The amount shown in column (e) is 200% of such target amount. When the threshold, target and maximum payments were established in 2011 for the LTIP, such payments were based on each executive’s base salary for 2011 with assumptions made for increases in base salary for subsequent years in the performance cycle. The actual payment will be based on the actual average salary over the three-year performance cycle. For a discussion of the target opportunities established under each performance cycle, please refer to the “Compensation Discussion and Analysis” section above.
(3)	The amount shown in column (f) reflects the restricted stock units granted in 2011, which will result in the issuance of the number of shares of BB&T Common Stock indicated four years from the date of grant if the NEO remains employed by BB&T for the entire four-year service period.
(4)	In accordance with the 2004 Stock Plan, the option exercise price is the closing price of BB&T Common Stock on the date of grant.

Narrative to 2011 Grants of Plan-Based Awards Table

For a discussion of the awards presented in the 2011 Grants of Plan-Based Awards table and the material terms of the awards, please refer to the “Compensation Discussion and Analysis—Components of Executive Compensation” section above.

2011 Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Name	Exercisable (#)	Unexercisable (#)
Kelly S. King	66,858			36.84	2/26/2012	15,276 (7)	384,497	169,369	(13)	4,263,018
	94,761			32.66	2/25/2013	78,376 (8)	1,972,724
	87,727			36.68	2/24/2014	49,662 (9)	1,249,993
	125,000			38.64	2/22/2015	50,927 (12)	1,281,833
	116,290			39.73	2/21/2016
	101,035	25,259	(1)	44.15	2/20/2017
	97,449	64,966	(2)	34.29	2/26/2018
	136,216	204,324	(3)	16.88	2/24/2019
	41,015	123,047	(4)	27.75	2/23/2020
		126,372	(5)	27.73	2/22/2021
Christopher L. Henson	5,255			36.84	2/26/2012	6,333 (7)	159,402	74,199	(13)	1,867,589
	9,688			32.66	2/25/2013	24,881 (8)	626,255
	8,938			36.68	2/24/2014	21,756 (9)	547,599
	38,768			38.64	2/22/2015	22,974 (12)	578,256
	34,887			39.73	2/21/2016
	41,889	10,473	(1)	44.15	2/20/2017
	43,977	29,318	(2)	34.29	2/26/2018
	43,243	64,865	(3)	16.88	2/24/2019
	17,968	53,907	(4)	27.75	2/23/2020
		57,010	(5)	27.73	2/22/2021
Ricky K. Brown	7,328			36.84	2/26/2012	6,345 (7)	159,704	73,361	(13)	1,846,496
	10,248			32.66	2/25/2013	23,356 (8)	587,871
	9,455			36.68	2/24/2014	21,510 (9)	541,407
	38,768			38.64	2/22/2015	22,974 (12)	578,256
	34,887			39.73	2/21/2016
	41,889	10,473	(1)	44.15	2/20/2017
	43,977	29,318	(2)	34.29	2/26/2018
	40,592	60,889	(3)	16.88	2/24/2019
	17,765	53,297	(4)	27.75	2/23/2020
		57,010	(5)	27.73	2/22/2021
Clarke R. Starnes III	5,014			36.84	2/26/2012	4,439 (7)	111,730	53,714	(13)	1,351,981
	5,850			32.66	2/25/2013	17,417 (8)	438,386
	5,308			36.68	2/24/2014	15,800 (9)	397,686
	7,673			38.64	2/22/2015	17,285 (12)	435,063
	7,329			39.73	2/21/2016
	29,308	7,327	(1)	44.15	2/20/2017
	27,985	18,657	(2)	34.29	2/26/2018
	30,270	45,405	(3)	16.88	2/24/2019
	13,049	39,147	(4)	27.75	2/23/2020
		42,893	(5)	27.73	2/22/2021
Daryl N. Bible	61,141	40,761	(6)	36.22	1/31/2018	10,353 (10)	260,585	53,714	(13)	1,351,981
	26,575	17,718	(2)	34.29	2/26/2018	6,684 (11)	168,236
	30,270	45,405	(3)	16.88	2/24/2019	17,417 (8)	438,386
	13,049	39,147	(4)	27.75	2/23/2020	15,800 (9)	397,686
		42,893	(5)	27.73	2/22/2021	17,285 (12)	435,063

(1)	Stock options vest at the rate of 20%/year, with vesting dates of 2/20/08, 2/20/09, 2/20/10, 2/20/11 and 2/20/12.
(2)	Stock options vest at the rate of 20%/year, with vesting dates of 2/26/09, 2/26/10, 2/26/11, 2/26/12 and 2/26/13.
(3)	Stock options vest at the rate of 20%/year, with vesting dates of 2/24/10, 2/24/11, 2/24/12, 2/24/13 and 2/24/14.
(4)	Stock options vest at the rate of 25%/year, with vesting dates of 2/23/11, 2/23/12, 2/23/13, and 2/23/14.
(5)	Stock options vest at the rate of 25%/year, with vesting dates of 2/22/12, 2/22/13, 2/22/14, and 2/22/15.
(6)	Stock options vest at the rate of 20%/year, with vesting dates of 1/31/09, 1/31/10, 1/31/11, 1/31/12 and 1/31/13.
(7)	SEC rules require the information in this table to be presented as of 12/31/11. A minimum average cash basis return on equity target of 18.94% during the period from January 1, 2007 through December 31, 2009 was met; the shares vested 100% on 2/20/2012. Market value as of 12/30/11 (the last trading day of 2011) was $25.17 per share.

(8)	Restricted stock units vest 100% on 2/24/2014; Market value as of 12/31/11 was $25.17 per share.
(9)	Restricted stock units vest 100% on 2/23/2014; Market value as of 12/31/11 was $25.17 per share.
(10)	Restricted stock units vest 100% on 1/31/2013; Market value as of 12/31/11 was $25.17 per share.
(11)	Restricted stock units vest 100% on 2/26/2013; Market value as of 12/31/11 was $25.17 per share.
(12)	Restricted stock units vest 100% on 2/22/2015; Market value as of 12/31/11 was $25.17 per share.
(13)	Vesting for performance-based restricted stock units is subject to BB&T’s average GAAP ROCE for 2010 -2012 being greater than the median of the peer group for the same time period; if the performance target is met, then shares will vest 100% on 6/22/15.

Option Exercises and Stock Vested in 2011(1)

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Kelly S. King	0	N/A	20,975	595,900
Christopher L. Henson	0	N/A	6,292	178,756
Ricky K. Brown	0	N/A	6,292	178,756
Clarke R. Starnes III	0	N/A	1,322	37,558
Daryl N. Bible	0	N/A	0	N/A

(1)	SEC rules require that this table include information for option exercises and stock award vestings that occur during 2011.
(2)	Based on the $28.41 closing price of BB&T’s common stock on February 18, 2011, the trading day immediately prior to the vesting date.

2011 Pension Benefits(1)

Name	Plan Name(2)	Number of Years Credited Service (3)(#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Kelly S. King	Q	35	1,226,375	0
	NQ	35	10,662,879	0
Christopher L. Henson	Q	27	516,367	0
	NQ	27	1,760,708	0
Ricky K. Brown	Q	35	859,908	0
	NQ	35	2,831,337	0
Clarke R. Starnes III	Q	30	604,182	0
	NQ	30	1,011,550	0
Daryl N. Bible	Q	4	77,704	0
	NQ	4	150,279	0

(1)	The 2011 Pension Benefits table shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, determined using the measurement date, interest rate and mortality rate assumptions consistent with those used in BB&T’s financial statements. For these purposes, the credited years of service and present value of accumulated benefits were measured as of December 31, 2011.
(2)	Q = BB&T Corporation Pension Plan.
NQ = BB&T Corporation Non-Qualified Defined Benefit Plan.
(3)	Each plan limits the years of credited service to a maximum of thirty-five years.

Narrative to 2011 Pension Benefits Table

The Corporation maintains the BB&T Corporation Pension Plan (the “Pension Plan”) and the BB&T Corporation Non-Qualified Defined Benefit Plan (the “Non-Qualified Defined Benefit Plan”). For a discussion of the valuation methods and material assumptions applied in quantifying the present value of the current accrued benefit under each of these plans, as set forth in the table above, please refer to Note 14 “Benefit Plans” in the “Notes to Consolidated Financial Statements” included with the Annual Report on Form 10-K for the year ended December 31, 2011, and filed with the SEC on February 27, 2012. A discussion of each of these plans is set forth below.

Tax-Qualified Defined Benefit Plan. The Pension Plan is a tax-qualified defined benefit pension plan for eligible associates. Substantially all associates of the Corporation and its subsidiaries who have attained age 21 are eligible to participate in the Pension Plan after completing one year of service. The Corporation’s contributions to the Pension Plan are computed on an actuarial basis. No participant contributions are permitted. A participant’s annual normal retirement benefit under the Pension Plan at age 65 is an amount equal to 1.0% of the participant’s final average compensation plus .5% of the participant’s final average compensation in excess of Social Security covered compensation, multiplied by the number of years of creditable service completed with the Corporation and certain of its subsidiaries up to a maximum of thirty-five years. A participant’s final average compensation is his or her average annual compensation, including salary, wages, overtime, bonuses and incentive compensation, for the five consecutive years in the last ten years in which he or she receives compensation that produces the highest average.

Non-Qualified Defined Benefit Plan. The Non-Qualified Defined Benefit Plan is an excess benefit plan designed to provide supplemental pension benefits for certain highly compensated associates, including the NEOs, to the extent that their benefits under the Pension Plan are curtailed due to IRS compensation and benefit limitations. Benefits under the Non-Qualified Defined Benefit Plan are included in the table above.

Early Retirement. Mr. King and Mr. Brown have met the requirements for early retirement under the Corporation’s pension plans; Mr. Henson, Mr. Starnes and Mr. Bible currently are not eligible for early retirement. Associates with at least 10 years of service who have attained age 55 are eligible to retire and begin receiving a reduced pension immediately. If an associate begins pension payments prior to normal retirement age, the payments are reduced based on a plan-specified reduction schedule.

2011 Non-Qualified Deferred Compensation

Name	Executive Contributions in 2011 ($)(1)	BB&T Contributions in 2011 ($)(2)	Aggregate Earnings in 2011 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/11 ($)(4)
Kelly S. King	111,395	111,395	36,682	0	4,856,490
Christopher L. Henson	100,042	55,225	7,685	0	842,926
Ricky K. Brown	54,846	54,846	3,733	0	530,900
Clarke R. Starnes III	50,349	42,599	(345)	0	225,610
Daryl N. Bible	92,199	42,599	(18,958)	0	304,414

(1)	Executive contributions were based on each NEO’s deferral elections and the salaries and STIP payments received by each NEO in 2011.
(2)	This column represents BB&T’s matching contributions credited to the accounts of the NEOs during 2011 in respect of the NEO’s contributions. These values are also reflected in the “All Other Compensation” column of the 2011 Summary Compensation Table.
(3)	This column reflects earnings or losses on plan balances in 2011. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. These earnings are not above-market or preferential and thus are not reported in the 2011 Summary Compensation Table.
(4)	This column represents each NEO’s year-end balance under the Non-Qualified Defined Contribution Plan. These balances include the NEO’s and BB&T’s respective contributions that were included in the summary compensation tables in previous years. Amounts in this column include earnings that were not previously reported in the summary compensation table because they were not above-market or preferential earnings.

Narrative to 2011 Non-Qualified Deferred Compensation Table

Non-Qualified Defined Contribution Plan. The Corporation maintains the BB&T Corporation Non-Qualified Defined Contribution Plan (the “Non-Qualified Defined Contribution Plan”), which is an excess benefit plan that provides supplemental benefits to certain highly compensated associates, including the NEOs, to the extent that their benefits under the 401(k) Plan are curtailed due to the application of certain IRS benefit and compensation limitations. During 2011, eligible associates were permitted to defer up to 50% of their cash compensation under the Non-Qualified Defined Contribution Plan, with certain participants eligible to receive a matching contribution up to 6% of their compensation. All cash compensation is eligible for deferral unless prohibited under Code Section 409A. Plan participants may select deemed investment funds under the Non-Qualified Defined Contribution Plan that are identical to the investment funds offered under the 401(k) Plan with the exception that no deemed investments of BB&T Common Stock are permitted. Participants make an election upon entering the Non-Qualified Defined Contribution Plan regarding the timing of plan distributions. The two allowable distribution elections are distribution upon termination or distribution upon reaching age 65. The Non-Qualified Defined Contribution Plan also allows for an in-service hardship withdrawal based on facts and circumstances that meet Internal Revenue Service guidelines. The Non-Qualified Defined Contribution Plan also provides participants in the Corporation’s incentive compensation plans with an effective means of electing to defer, on a pre-tax basis, a portion of the payments that they are entitled to receive under such plans.

Potential Payments Upon Termination or Change of Control

	Vested and Accrued Benefits ($) (a)(1)	Other than Just Cause or for Good Reason ($) (b)(1)	Change-of-Control ($) (c)(1)
Kelly S. King
Cash Payments	n/a	4,085,326	4,085,326
Pension and Supplemental Retirement Benefits	13,274,729	n/a	n/a
LTIP Payments(2)(3)(4)	1,807,799	n/a	n/a
Acceleration of Equity(5)(6)	6,582,892	4,263,018	4,263,018
Welfare Benefits(7)	n/a	16,609	16,609
Outplacement Benefits	n/a	20,000	20,000
Reduction per Employment Agreement(8)	n/a	n/a	(2,210,680)

Total	21,665,420	8,384,953	6,174,273

Christopher L. Henson
Cash Payments	n/a	3,496,260	3,496,260
Pension and Supplemental Retirement Benefits	2,648,725	n/a	n/a
LTIP Payments(2)(3)(4)	n/a	724,345	783,475
Acceleration of Equity(5)(6)	n/a	4,316,830	4,316,830
Welfare Benefits(7)	n/a	17,029	17,029
Outplacement Benefits	n/a	20,000	20,000
Reduction per Employment Agreement(8)	n/a	n/a	(6,448,925)

Total	2,648,725	8,574,464	2,184,669

Ricky K. Brown
Cash Payments	n/a	3,477,314	3,477,314
Pension and Supplemental Retirement Benefits	4,473,113	n/a	n/a
LTIP Payments(2)(3)(4)	716,596	n/a	n/a
Acceleration of Equity(5)(6)	2,372,007	1,846,496	1,846,496
Welfare Benefits(7)	n/a	17,029	17,029
Outplacement Benefits	n/a	20,000	20,000
Reduction per Employment Agreement(8)	n/a	n/a	(3,042,132)

Total	7,561,716	5,360,839	2,318,707

	Vested and Accrued Benefits ($) (a)(1)	Other than Just Cause or for Good Reason ($) (b)(1)	Change-of-Control ($) (c)(1)
Clarke R. Starnes
Cash Payments	n/a	2,864,970	2,864,970
Pension and Supplemental Retirement Benefits	1,829,806	n/a	n/a
LTIP Payments(2)(3)(4)	n/a	546,418	592,763
Acceleration of Equity(5)(6)	n/a	3,111,253	3,111,253
Welfare Benefits(7)	n/a	16,976	16,976
Outplacement Benefits	n/a	20,000	20,000
Reduction per Employment Agreement(8)	n/a	n/a	(5,317,450)

Total	1,829,806	6,559,617	1,288,512

Daryl N. Bible
Cash Payments	n/a	2,864,970	2,864,970
Pension and Supplemental Retirement Benefits	137,804	n/a	n/a
LTIP Payments(2)(3)(4)	n/a	546,418	592,763
Acceleration of Equity(5)(6)	n/a	3,428,345	3,428,345
Welfare Benefits(7)	n/a	16,944	16,944
Outplacement Benefits	n/a	20,000	20,000
Reduction per Employment Agreement(8)	n/a	n/a	(5,416,578)

Total	137,804	6,876,677	1,506,444

(1)	The figures included in column (a) represent accrued and vested amounts that are owed to the NEOs regardless of how their employment is terminated. As such, these figures should be added to the compensation amounts included in column (b) or (c) to reflect the total payments upon the particular method of termination or change of control.
(2)	Termination for “Just Cause” does not trigger the payment of LTIP awards. Therefore, the amount shown in column (a) for LTIP payments would not be paid if the NEO was terminated for “Just Cause.”
(3)	The amount shown in column (a) or (b), as applicable, includes projected pro rata payments for the two outstanding 3-year LTIP cycles that have not been completed as of December 31, 2011, assuming that the Corporation’s performance criteria are met at the target performance level and such payment being prorated through the date of the termination date. The actual payment would be subject to the Corporation’s meeting the performance criteria set out by the award, with the actual payment occurring at the end of the applicable performance period and prorated through the date of termination.
(4)	The amount shown in column (c), includes target payment for the 2009-2011 LTIP cycle and projected pro rata payments for the two outstanding 3-year LTIP cycles that have not been completed as of December 31, 2011, with the Corporation’s performance deemed attained at target as of the date of the Change of Control, and such payment being prorated through the date of the Change of Control.
(5)	The value presented includes the portion of unvested “in the money” stock options at market close on the last trading day of 2011 (i.e., stock options with an exercise price that is more than the $25.17 closing price of BB&T’s Common Stock on December 30, 2011).
(6)	The performance-based restricted stock unit awards granted in June 2010 (the “June 2010 Performance Awards”) would be forfeited under a scenario where the benefits set forth under column (a) were the only benefits being received. Under the scenarios represented by column (b), the projected payment of shares underlying the June 2010 Performance Awards would remain subject to the Corporation’s actual performance. Under the scenario represented by column (c), the projected payment of shares of underlying the June 2010 Performance Awards would vest and such shares would become immediately payable.
(7)	Amounts include life and medical benefits to be paid under the applicable employment agreement.
(8)	The amount reflects the reduction to the NEO’s incremental payment so that such payment is not deemed an “excess parachute payment” under Code Section 280G, as amended.

Narrative to Potential Payments Upon Termination or Change of Control Table

The potential payments to the NEOs pursuant to existing plans and arrangements in the event of their termination or a change of control at December 31, 2011 are shown in the table above. As discussed in the “Compensation Discussion and Analysis,” BB&T has entered into employment agreements with each of the ten members of Executive Management, including each of the NEOs. Several of the important provisions of these employment agreements are discussed in the “Compensation Discussion and Analysis” and the “Narrative to 2011 Summary Compensation Table,” both above, including the noncompetition and nonsolicitation conditions, which generally are a prerequisite to receiving termination payments under the employment agreements.

Accrued and Vested Benefits. Each of the NEOs has accrued various benefits and awards under the Corporation’s compensation programs, including stock-based plans and retirement and other broad-based employee benefit plans. Certain of these benefits and awards are fully vested, and each of the NEOs would receive all of their vested benefits and awards if their employment with the Corporation ends for any reason. Additionally, as of December 31, 2011, each of Messrs. King and Brown are over 55 years of age, have more than 10 years of service with the Corporation and are “retirement eligible,” and therefore, upon the end of their employment with the Corporation each would be entitled to accelerated vesting of certain outstanding unvested equity awards, pro rata LTIP payments through their date of termination, and the full balance of their respective retirement accounts. To the extent that the vesting of any performance-based awards was subject to acceleration in accordance with a NEO qualifying as “retirement eligible,” payments under the awards would remain subject to the Corporation’s actual performance and Code Section 409A’s six-month waiting period. Any unvested awards and benefits (that are not subject to acceleration due to the NEO’s retirement eligibility and years of service) would be forfeited upon termination.

The Corporation and Branch Bank have the right under the employment agreements to terminate the NEO’s employment at any time for “Just Cause” (which is generally defined as dishonesty, commission of a felony or willful disobedience). If the Corporation or Branch Bank terminates a NEO’s employment for “Just Cause,” the NEO will not have the right to receive any compensation or other benefits under the employment agreement for any period after such termination other than compensation that is earned but unpaid, unreimbursed expenses, and accrued and vested benefits.

Termination for Other than Just Cause. If a NEO’s employment is terminated by the Corporation or Branch Bank other than for “Just Cause,” the officer will be entitled (subject to any required six-month delay) to receive monthly payments of cash compensation (including salary and bonuses) equal to one-twelfth of the highest annual amount of such compensation over the past three years (“Three-Year Term Termination Compensation”), and the officer will also receive employee welfare benefits, including health care, and outplacement services, for the full three-year term (or until age 65 if that is a shorter period).

In addition, if any of the NEOs’ employment is terminated by the Corporation or Branch Bank other than for “Just Cause,” the Corporation and Branch Bank will use their best efforts to accelerate vesting of any unvested benefits to which the NEO may be entitled under any stock-based or other benefit plan or arrangement to the extent permitted by the terms of such plan(s). The receipt by any of the NEOs of payments and other benefits under his employment agreement is subject to compliance with the noncompetition and nonsolicitation provisions of the applicable employment agreement, which are described above under the heading “Narrative to 2011 Summary Compensation Table—Employment Agreements” and any required six-month delay.

Voluntary Termination for Good Reason. The NEOs have the right to terminate their employment voluntarily at any time for “Good Reason,” which is generally defined in the employment agreements to include a reduction in the NEO’s status, duties, salary or benefits. If a NEO voluntarily terminates his employment for “Good Reason,” the NEO will be entitled to receive the termination compensation and the other benefits described above under “Termination for Other than Just Cause.”

Change of Control. The employment agreements provide that if a NEO’s employment is terminated for any reason (other than for “Just Cause” or on account of the death of the NEO) within twelve months after a “Change of Control” (as defined below) of the Corporation or Branch Bank, the NEO will be entitled to receive the termination compensation and the other benefits described above under “Termination for Other than Just Cause.” However, in the event of a termination in connection with a Change of Control, the NEO generally will not be required to comply with the noncompetition and nonsolicitation provisions of the applicable employment agreement.

A “Change of Control” is deemed to have occurred under the employment agreements if: (a) any person or group acquires 20% or more of the voting securities of the Corporation or Branch Bank; (b) during any two-year period persons who were directors of the Corporation at the beginning of the two-year period cease to constitute at least two-thirds of the Corporation’s Board; (c) the shareholders of the Corporation approve any merger, share exchange or consolidation of the Corporation with another company that would result in less than 60% of the voting securities outstanding after the merger, share exchange or consolidation being held by persons who were shareholders of the Corporation immediately prior to the merger, share exchange or consolidation; (d) the shareholders of the Corporation approve a plan of complete liquidation or an agreement for the sale or disposition of substantially all of the Corporation’s assets; or (e) any other event occurs that the Corporation’s Board of Directors determines should constitute a Change of Control. In addition, the Corporation’s Board of Directors can determine, in its discretion, that a transaction constitutes a “Merger of Equals,” even though one or more of the above definitions of a “Change of Control” is met, and, upon such determination, the applicable individual will not be entitled to terminate his or her employment agreement voluntarily and receive continued salary and benefits unless “Good Reason” exists.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is composed entirely of non-employee directors, each of whom has been determined in the Board’s business judgment to be independent based on the categorical standards for independence adopted by the Board of Directors, which include the applicable NYSE standards. The Compensation Committee is responsible for oversight and review of BB&T’s compensation and benefit plans, including administering BB&T’s executive incentive plan, fixing the compensation for the Chief Executive Officer and reviewing and approving the compensation for the other members of Executive Management.

The Compensation Discussion and Analysis section of this Proxy Statement is management’s report on the Corporation’s compensation program and, among other things, explains the material elements of the compensation paid to the Chief Executive Officer and the other NEOs. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Compensation Committee of the Board of Directors, whose current members are:

Jane P. Helm, Chair	Valeria Lynch Lee
Anna R. Cablik	Thomas E. Skains
John P. Howe III, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The directors who constituted the Compensation Committee during some or all of 2011 were Anna R. Cablik, J. Littleton Glover, Jr., Jane P. Helm, Valeria Lynch Lee and Thomas E. Skains. None of the individuals who served as a member of the Compensation Committee during 2011 were at any time officers or employees of the Corporation or any of its subsidiaries or had any relationship with the Corporation requiring disclosure under SEC regulations.

COMPENSATION OF DIRECTORS

2011 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
John A. Allison IV	78,000	31,373	23,996	152	133,521
Jennifer S. Banner	81,000	31,373	23,996	0	136,369
K. David Boyer, Jr.	81,000	31,373	23,996	0	136,369
Anna Cablik	82,500	31,373	23,996	0	137,869
Ronald E. Deal	80,000	31,373	23,996	0	135,369
J. Littleton Glover, Jr.	84,000	31,373	23,996	0	139,369
Jane P. Helm	94,000	31,373	23,996	0	149,369
John P. Howe III, M.D.	94,500	31,373	23,996	0	149,869
Valeria Lynch Lee	84,000	31,373	23,996	0	139,369
J. Holmes Morrison(5)	78,000	31,373	23,996	500	133,869
Nido R. Qubein	78,000	31,373	23,996	625	133,994
Thomas E. Skains	87,500	31,373	23,996	0	142,869
Thomas N. Thompson	76,500	31,373	23,996	125	131,994
Edwin H. Welch, Ph.D.	12,250	n/a	n/a	500	12,750
Stephen T. Williams	81,000	31,373	23,996	0	136,369

(1)	Kelly S. King is not included in this table because during 2011 he was an employee of the Corporation and therefore received no compensation for his service as a director. The compensation received by Mr. King as an employee of the Corporation is shown in the 2011 Summary Compensation Table above.
(2)	In February 2011, each then serving non-employee director received 1,298 restricted stock units with a grant date fair value of $24.17 each and 3,221 stock options with a grant date fair value of $7.45 each. The amounts in columns (c) and (d) reflect the grant date fair value for restricted stock units and stock option awards for the fiscal year ended December 31, 2011. The assumptions used in the calculation of these amounts for awards granted in 2011 are included in Note 11 “Shareholders’ Equity” in the “Notes to Consolidated Financial Statements” included within BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.
(3)	The outstanding stock options and restricted stock units for each director as of December 31, 2011 were as follows:

Name	Options	RSUs
John A. Allison IV	1,550,803	3,338
Jennifer S. Banner	35,019	3,802
K. David Boyer, Jr.	7,506	2,271
Anna R. Cablik	33,299	3,802
Ronald E. Deal	52,999	3,802
J. Littleton Glover, Jr.	7,506	2,271
Jane P. Helm	42,273	3,802
John P. Howe III, M.D.	35,019	3,802
Valeria Lynch Lee	3,221	1,298
J. Holmes Morrison(6)	95,422	0
Nido R. Qubein	52,415	3,802
Thomas E. Skains	7,506	2,271
Thomas N. Thompson	21,025	3,688
Edwin H. Welch, Ph.D	0	0
Stephen T. Williams	21,025	3,688

The outstanding stock options and restricted stock units consist of options that were granted to directors in 2005, 2006, 2007, 2008, 2009, 2010 and 2011, as well as unexercised options that were received prior to 2005 as a result of a director deferring all or a portion of his or her fees into the BB&T Amended and Restated Non-Employee Directors’ Deferred Compensation Plan (the “Directors’ Plan”). The outstanding options for Mr. Morrison consist of options granted to him while he was an employee of Branch Bank (through July 2005) and the annual grants to directors in 2006, 2007, 2008, 2009, 2010 and 2011. The outstanding options and restricted stock units for Mr. Allison consist of options granted to him while he was an employee of Branch Bank (through December 2008) and the annual grants to directors in 2009, 2010 and 2011.

(4)	All other compensation consists of:

(a)	Home security annual maintenance costs for Mr. Allison.
(b)	Payment to Dr. Qubein of $125 for fees paid to serve as a local advisory board member for High Point, NC, and a $500 payment to the Nido Qubein Associates Scholarship Fund.
(c)	Payment to Mr. Morrison of $500 for fees paid to serve as a local advisory board member for Charleston, WV.
(d)	Payment to Mr. Thompson of $125 for fees paid to serve as a local advisory board member for Owensboro, KY.
(e)	Payment to Dr. Welch of $500 for fees paid to serve as a local advisory board member for Charleston, WV.
(5)	Mr. Morrison retired from the Board effective December 31, 2011 per BB&T’s Director Retirement Policy.

Narrative to 2011 Director Compensation Table

In 2011, each non-management director of the Corporation received a $55,500 annual retainer, $60,000 in equity awards granted under the terms of the 2004 Stock Plan and $1,500 for each board and assigned committee meeting attended by the director. An annual chair’s fee of $15,000, $10,000, $5,000 and $5,000, respectively, was paid to each Chair of the Audit Committee, the Compensation Committee, the Executive and Risk Management Committee and the Nominating and Corporate Governance Committee for such service during 2011. A director who is an employee of the Corporation or its subsidiaries is not eligible to receive any retainer or fees for service on the Board of Directors.

Director Equity Awards. The Corporation maintains the 2004 Stock Plan, which provides for the grant of equity-based awards, including stock options and restricted stock units, to directors of the Corporation (as well as to eligible employees of the Corporation, including the NEOs). Historically, the Board of Directors has provided equity awards to its non-management members as a way of further aligning the interests of the Board with those of the shareholders. For non-employee directors serving during 2011, the Board approved approximately $60,000 in the value of equity-based compensation paid to directors under the 2004 Stock Plan, with 60% of the compensation issued in the form of restricted stock units and 40% issued in the form of nonqualified stock options. The calculation for compensation to be delivered to the Board is the same as for associates of the Corporation, including the NEOs. For more detail on how these amounts are calculated, please see the section titled “Compensation Discussion and Analysis—Components of Executive Compensation—Incentive Stock Awards.”

BB&T’s 2011 stock option and restricted stock unit awards made to members of the Board of Directors vest 25% per year on each of the first four anniversaries of the date of grant. The exercise price for each stock option grant in 2011 was the market closing price on the date of grant. The option term for such option is ten years. Each restricted stock unit relates to a contingent share of BB&T Common Stock that is not earned or issued until the vesting criteria are met.

If a non-employee director’s board service is terminated due to retirement, disability or death, all options and restricted stock units granted to the director become fully vested (and exercisable, in the case of options) as of the date of retirement, disability or death. All such options may be exercised in whole or in part over the remaining term of each such option, and all such restricted stock units would be issuable as shares of BB&T Common Stock. If board service is terminated for any other reason, then all vested options on the date of termination would be exercisable by the former director for a period of thirty days after the date of termination, and all unvested options and restricted stock units outstanding as of the date of termination would be forfeited.

In the event of a change of control of the Corporation, all outstanding, unvested options granted to non-employee directors would become fully vested and exercisable pursuant to the terms of each such option. Similarly, upon a change of control of the Corporation, all unvested restricted stock units would become fully vested and a corresponding number of shares of BB&T Common Stock would be issuable to each director holding such restricted stock units.

State/Local Advisory Board Service. During 2011, and in conjunction with service on the Corporation’s Board, four directors received compensatory fees for their service as members of state and/or local advisory boards of Branch Bank, as described in footnote (4) to the 2011 Director Compensation Table above.

Non-Employee Directors’ Deferred Compensation Plan. The Corporation maintains the BB&T Amended and Restated Non-Employee Directors’ Deferred Compensation Plan, which was originally adopted in 1997 (the “Directors’ Plan”). Prior to January 1, 2005, the Directors’ Plan consisted of two sub-plans, the Deferred

Compensation Sub-Plan and the Stock Option Sub-Plan, which permitted participating directors to defer payment of all or a portion of their annual directors’ compensation by investing such compensation in a deferred savings account and/or in nonqualified options to acquire BB&T Common Stock. Based on shareholder approval of the 2004 Stock Plan and the recommendation of the Compensation Committee, the Board of Directors amended the Directors’ Plan to terminate future investments under the Stock Option Sub-Plan effective as of January 1, 2005. Under the Deferred Compensation Sub-Plan, non-employee directors may elect to defer 50% or 100% of retainer fees, meeting fees or both into a deferred savings account. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) upon termination of the director’s service on the Board (except for hardship withdrawals in limited circumstances). During 2011, eight non-employee directors of the Corporation participated in the Deferred Compensation Sub-Plan.

Under the Stock Option Sub-Plan in effect prior to January 1, 2005, non-employee directors were permitted to make an election to defer, prior to the start of the year in which fees were to be earned, 50% or 100% of their retainer fees, meeting fees, or both, and apply that percentage toward the purchase of options to acquire BB&T Common Stock. Options were granted on July 1 of each year with respect to deferred retainer fees for the calendar year and deferred meeting fees earned in the first six months of the year. Options were granted on December 31 of each year for deferred meeting fees earned in the second half of the year. The option exercise price was equal to 75% of the average market value of BB&T Common Stock on the date of purchase. “Average market value” was defined as the average of the closing price of BB&T Common Stock as reported by the NYSE for the period of thirty consecutive trading days prior to the date of purchase. Options granted under the Stock Option Sub-Plan prior to January 1, 2005, may be exercised during the period beginning on a date six months after the date of grant and ending on the date ten years from the date of grant. In addition, all outstanding options acquired under the Stock Option Sub-Plan become fully exercisable in the event of a change of control of the Corporation. Options purchased under the Stock Option Sub-Plan are non-transferable except in the case of transfers by gift to immediate family members or related entities with the approval of the Compensation Committee or its designee. On December 31, 2011, three non-employee directors of the Corporation held, in the aggregate and subject to the Stock Option Sub-Plan, options to acquire 42,630 shares of BB&T Common Stock at an average weighted exercise price of $27.22 per share.

Consulting Agreements. Mr. Deal and Dr. Qubein have executed consulting agreements with the Corporation to provide business development consulting services for a period of ten years following their retirement. They will receive a sum equal to the annual retainer paid to the Corporation’s directors in effect at the time they begin such service. Such directors have agreed not to serve as directors of, or advisers to, businesses that compete with the Corporation and its subsidiaries during the time they serve as consultants to the Corporation. Payments made to Mr. Deal under his consulting agreement will not begin until he retires from the Board of Directors.

TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS

Loans to Executive Officers and Directors

A number of the Corporation’s directors, members of Executive Management, including the NEOs, and their affiliates are customers of the Corporation’s bank subsidiaries. All extensions of credit made to them are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and do not involve more than the normal risk of collectibility or present other features unfavorable to the lenders.

Agreement on behalf of Mr. Morrison

In connection with the merger of One Valley Bancorp, Inc. into the Corporation in 2000, the Corporation agreed in the merger agreement that J. Holmes Morrison, a director, would be named to the Corporation’s Board of Directors to serve for so long as he is elected and qualifies, subject to the right of removal for cause, and that Mr. Morrison would be appointed to serve on the Executive and Risk Management Committee during such tenure. Having attained age 70, Mr. Morrison retired December 31, 2011 in accordance with the BB&T Director Retirement Policy.

Related Person Transactions

Pursuant to the Corporation’s Related Person Transactions Policy and Procedures, it is the Corporation’s policy to enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Nominating and Corporate Governance Committee, determines that the Related Person Transaction in question is consistent with the best interests of the Corporation and its shareholders. The term “Related Person Transaction” generally means a transaction where the amount involved exceeds $120,000 and in which a Related Person has a direct or indirect interest. The term “Related Person” is broad, but generally means a director, officer or 5% shareholder and their affiliates and immediate family members. Each of the transactions described under this caption are “Related Person Transactions” and have been approved and ratified in accordance with the Corporation’s Related Person Transactions Policy. For additional information on the policy, including more detailed definitions of “Related Person Transaction” and “Related Person,” please refer to “Corporate Governance Matters—Related Person Transactions Policy and Procedures.”

Creative Services, Inc. The Corporation has entered into a consulting services contract with Creative Services, Inc., an international management consulting firm owned by the children of Nido R. Qubein, a director of the Corporation, under which Creative Services, Inc. advises management by providing organizational development expertise, including the conceptualization and creation of integrated corporate associate training materials and programs. Creative Services, Inc. was paid approximately $404,000 under this contract in 2011. Management believes this contract is on terms as favorable as could have been obtained from other non-affiliated parties. Creative Services, Inc. will continue to provide consulting services to the Corporation in 2012 under the terms of its existing contract with the Corporation.

Batson-Cook Development Company. J. Littleton Glover, Jr., a director of the Corporation, is the President, Chief Executive Officer and a Director of Batson-Cook Development Company (together with its subsidiaries, “Batson-Cook”), a group of companies that provide services relating to commercial real estate. Batson-Cook performs services for Branch Bank related to due diligence for potential commercial lending projects and property management and real estate brokerage services for commercial real estate owned by Branch Bank (foreclosed properties). Mr. Glover does not have any equity interest in Batson-Cook or its subsidiaries. Mr. Glover’s son-in-law is also an executive officer of Batson-Cook. Branch Bank paid Batson-Cook approximately $274,000 (net of pass through expenses, but including management fees and leasing commissions) in 2011 for these services. Branch Bank expects to use Batson-Cook for these services in 2012. Batson-Cook was involved with the purchase of a foreclosed parcel of commercial real property securing a mortgage loan by Branch Bank. In this transaction, the purchaser was provided 90% of the cash proceeds for the acquisition of the foreclosed property via an equity infusion from Batson-Cook. The purchase price was approximately $1.3 million and the purchaser was the highest bidder for the property in a competitive bidding process for the property. This transaction was approved in advance in accordance with applicable BB&T policy.

WilcoHess LLC. Stephen T. Williams, a director of the Corporation, is the President and Chief Executive Officer of WilcoHess LLC, a leading operator of travel plazas and convenience stores in the southeastern United States. WilcoHess is owned by A.T. Williams Oil Company, for which Mr. Williams serves as the President and is the majority owner. Branch Bank has a contract to rent space from WilcoHess for ATM machines (currently, there are approximately 160 such ATMs). Pursuant to this arrangement, Branch Bank paid WilcoHess approximately $385,000 in 2011. WilcoHess will continue to provide ATM rental space to Branch Bank in 2012 under the terms of its existing contract.

See also “Consulting Agreements” above, under the “Narrative to 2011 Director Compensation Table,” each of which constitutes a Related Person Transaction.

Other Transactions Considered for Independence Purposes

For each director and nominee for director that is identified as independent, SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as Related Person Transactions, but that were considered by the Board of Directors in determining that the director is independent. Each transaction that the Company believes is a Related Person Transaction is described immediately above under the caption “Related Person Transactions.” Each transaction with an independent director that did not rise to the level of a “Related Person Transaction,” but was considered for independence purposes, is described below.

Anna R. Cablik. Ms. Cablik’s son is the 100% owner of Cablik Enterprises, LLC. Branch Bank paid Cablik Enterprises $0 in 2011, and approximately $7,500 in 2010 and $750 in 2009 for construction work on foreclosed residential property.

J. Littleton Glover, Jr. Mr. Glover’s step son-in-law currently is employed as a broker for CRC Insurance Services, Inc., an affiliate of BB&T. Under SEC rules, this employment relationship is not a Related Person Transaction because a step son-in-law of a director is not deemed to be a Related Person under current SEC rules.

Thomas E. Skains. Mr. Skains is the Chairman, President and Chief Executive Officer of Piedmont Natural Gas Company, Inc. Branch Bank paid Piedmont Natural Gas approximately $221,000 in 2011, $270,000 in 2010 and $278,000 in 2009 for natural gas. Branch Bank also paid Georgia Natural Gas approximately $46,000 in 2011, $47,000 in 2010 and $11,000 in 2009 for natural gas. Piedmont Natural Gas owns a 15% security interest in South Star Energy, which does business as Georgia Natural Gas. Under SEC rules, these transactions do not constitute Related Person Transactions because they involve the rendering of services by a public utility, at rates or charges fixed in conformity with law or governmental authority.

PROPOSAL 2—APPROVAL OF 2012 INCENTIVE PLAN

Background

The Board of Directors has unanimously adopted the BB&T Corporation 2012 Incentive Plan (the “2012 Plan”), in substantially the form attached hereto as Appendix A, subject to the approval of the 2012 Plan by the shareholders at the Annual Meeting. The discussion that follows is qualified in its entirety by reference to the 2012 Plan.

In recent years, BB&T’s principal equity and long-term cash incentive compensation plan has been the BB&T Corporation Amended and Restated 2004 Stock Incentive Plan, as amended (the “2004 Stock Plan”). The 2004 Stock Plan was originally approved by shareholders on April 27, 2004 and expires on April 27, 2014. The 2004 Stock Plan authorizes the issuance of not more than 60 million shares of BB&T Common Stock over its term. After grant of the Corporation’s 2012 equity awards, which were granted on February 22, 2012, approximately 8.1 million shares remained available for grant under the 2004 Stock Plan. Please refer to the discussion under the section “Regular 2012 Equity Awards” for a discussion of the regular equity awards granted in February 2012.

The 2012 Plan is generally modeled after the Corporation’s 2004 Stock Plan; however, in addition to equity and long-term cash incentive awards, the 2012 Plan will also be the primary plan for short-term cash incentive awards, and therefore, replace the BB&T Corporation Short-Term Incentive Plan (January 1, 2009 Restatement) (the “STIP”) previously approved by shareholders. Please refer to the discussion under the section “Regular 2012 Cash Incentive Awards” for a discussion of the regular cash incentive awards granted in February 2012. Combining short-term and long-term cash and equity incentives under a single “umbrella” plan is intended to provide greater administrative efficiencies, and allow for enhanced consistency in the implementation of BB&T’s pay-for-performance compensation program.

The 2012 Plan was adopted by the Board of Directors on February 21, 2012, subject to approval by shareholders at the Annual Meeting. If this Proposal 2 is approved at the Annual Meeting, new equity and long-term cash incentive awards granted after the Annual Meeting will be made only pursuant to the 2012 Plan and shares available for grants under the 2004 Stock Plan will be cancelled. If this Proposal 2 does not receive the required shareholder approval at the Annual Meeting, the terms of the 2004 Stock Plan and the STIP will remain in effect, and future grants may occur under each such plan in accordance with its terms.

Why You Should Vote for the 2012 Plan

Approval of the 2012 Plan will facilitate the attraction, retention and motivation of talented associates critical to BB&T’s success.

The Board of Directors believes that BB&T’s pay-for-performance compensation program, as described in the “Compensation Discussion and Analysis” section, allows BB&T to attract and retain associates capable of achieving consistently superior business results. If approved by the shareholders, the 2012 Plan will be the primary plan under which BB&T’s pay-for-performance compensation program is implemented. Approval of the 2012 Plan will provide BB&T with the flexibility it needs to continue to use equity and cash incentive compensation to attract, retain and motivate a large group of talented associates, as well as directors, all of whom are important to the Corporation’s long-term growth and success. Please refer to the “Compensation Discussion and Analysis” section for a thorough discussion of BB&T’s pay-for-performance compensation program.

The 2012 Plan enhances corporate efficiencies by accommodating all existing incentive plans under one umbrella plan.

One goal of the 2012 Plan is to consolidate cash incentive arrangements (such as STIP awards) and equity compensation arrangements (such as stock option and restricted stock unit awards) into a single plan document to more effectively and efficiently administer these incentive compensation programs. The Corporation believes that including equity and cash incentive compensation arrangements under a single “umbrella” plan will promote greater consistency in the implementation of BB&T’s pay-for-performance compensation program. This consolidation will not affect BB&T’s compensation philosophy or goals, which have been strongly endorsed by the Corporation’s shareholders over the years.

Approval of the 2012 Plan will allow BB&T to continue to follow equity compensation “best practices,” including the judicious use of equity awards.

BB&T uses current equity award best practices and the 2012 Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices:

•

Limitation on Shares Issued. Assuming shareholder approval of the 2012 Plan, no more than 35 million total shares of BB&T Common Stock will be authorized for issuance. In addition, yearly individual awards are limited to 1,000,000 shares for options and freestanding stock appreciation rights and 500,000 shares for all other awards.

•

Remaining 2004 Stock Plan Shares Will Be Cancelled. Assuming shareholder approval of the 2012 Plan, the 8.1 million shares remaining for grant under the 2004 Stock Plan will be cancelled and will under no circumstance be issued.

•

No Additional Short-Term Incentive Plan Awards. Assuming shareholder approval of the 2012 Plan, no short-term incentive compensation for 2012 and subsequent calendar years will be payable under the STIP.

•

Limitation on Full Value Awards. Assuming shareholder approval of the 2012 Plan, no more than 20 million of the overall 35 million share cap will be authorized for issuance in connection with full value awards on a one-for-one basis. Any full value awards beyond the 20 million full value share reserve would count as three shares against the overall share limitation. Full value awards consist of phantom stock, restricted stock, restricted stock units and equity-settled performance awards.

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of BB&T Common Stock on the date of grant.

•	No Annual “Evergreen” Provision. The 2012 Plan authorizes a fixed number of shares of BB&T Common Stock, thereby requiring shareholder approval of any additional shares.

•

No Stock Option Repricings. The 2012 Plan prohibits the repricing of stock options or stock appreciation rights without the approval of shareholders. This provision applies to both direct repricings (lowering the exercise price of a stock option) and indirect repricings (canceling an outstanding stock option and granting a replacement stock option with a lower exercise price).

•

Responsible Share Counting. Any shares surrendered by a participant or withheld by the Corporation to pay the option price for an option or used to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an award are not added back to the applicable share pool. The Board of Directors believes this enhances the anti-dilutive features of the plan. In addition, shares that are cancelled or forfeited under BB&T’s prior equity plans (including, but not limited to, the 2004 Stock Plan) are not added back to the number of shares available under the 2012 Plan. However, unissued shares subject to cancelled and forfeited awards under the 2012 Plan are added back to the shares available under the 2012 Plan.

•

Independent Committee. The 2012 Plan will be administered by the Compensation Committee of the BB&T Board of Directors, except as it relates to non-employee director awards, which the full Board administers. All of the members of the Compensation Committee qualify as “independent” under NYSE listing standards.

•

Judicious Use of Equity. BB&T is committed to the judicious use of equity awards and is mindful of ensuring that BB&T’s equity compensation program does not overly dilute the Corporation’s existing shareholders. BB&T’s overhang, run rates and dilution over the last three years are illustrated in the following section.

BB&T Equity Compensation Key Metrics.

The tables that follow are intended to show the maximum potential impact to BB&T shareholders assuming all shares underlying BB&T’s equity compensation plans become issued shares of BB&T common stock. As you review this information, you should consider that it is highly unlikely that all of the shares underlying equity awards would be issued for a number of reasons, including that stock option exercise prices may be “underwater,” shares underlying restricted stock units may be surrendered to satisfy tax withholding obligations and other similar factors.

Overhang(1)	9%
Dilution(2)	14%

(1)	Overhang represents all outstanding equity awards under the 2004 Stock Plan and BB&T’s predecessor equity plans, divided by BB&T’s common shares outstanding.
(2)	Dilution represents all outstanding equity awards (i.e., overhang), plus the 35 million new shares requested under the 2012 Plan, divided by BB&T’s common shares outstanding.

Year	Run Rate(1)
2011	0.91%
2010	1.17%
2009	1.25%

3-year Average Run Rate	1.11%

(1)	Run rate represents all equity awards granted in the fiscal year indicated, divided by the number of BB&T’s common shares outstanding as of the end of that fiscal year, but excluding cash settled awards.

After issuance of its regular 2012 equity awards, BB&T’s run rate at such time was approximately 1.03%. BB&T anticipates that its annual run rate in the near term will be generally consistent with recent years. Going forward, BB&T’s actual annual run rate will depend on, and be influenced by, a number of factors, including changes to the number of associates receiving equity awards, the price per share of BB&T’s common stock on the grant date, the methodology used to value and determine equity awards and the mix of award types provided to grant recipients. For a discussion of BB&T’s current equity award practices, please refer to the Compensation Discussion and Analysis section.

The 2004 Stock Plan will soon be depleted.

Grants of equity awards to the Corporation’s associates, executive officers and directors are currently made from shares authorized under the 2004 Stock Plan. BB&T strongly believes in the value of its equity compensation program in the attraction, retention, and motivation of its associates. Approximately 8.1 million shares remain available for grant under the 2004 Stock Plan, which at current levels, could be depleted as soon as the end of 2013. Without establishment of a new equity plan, the Corporation may have to consider other types of compensation for its associates, which may be less effective than equity grants in the long-term retention and motivation of its current associates. In keeping with past practices, BB&T intends to make judicious use of such equity grants in compensating its associates.

Regular 2012 Equity Awards.

As described in “Compensation Discussion and Analysis—Equity Award Timing Policy,” and consistent with prior practice, BB&T’s regular annual equity awards are usually made at the February meetings of the Board of Directors and the Compensation Committee, which for 2012 occurred on February 21, 2012. At these meetings, the 2012 Plan was also adopted, subject to shareholder approval. The regular equity awards for 2012 were made pursuant to the 2004 Stock Plan. If shareholder approval is obtained at the Annual Meeting, the 2004 Stock Plan will be retired, the 8.1 million shares that remain available for grant under the plan will not be awarded under any circumstances and future equity awards will be made under the 2012 Plan.

Regular 2012 Cash Incentive Awards.

As described in “Compensation Discussion and Analysis—Annual Cash Incentives” and consistent with prior practice, BB&T’s regular annual cash incentive program for the 2012 was approved at the February 21, 2012 meetings of the Compensation Committee and the Board of Directors. Annual cash incentive awards for 2012 (which would be payable in February 2013) were made under the 2012 Plan, subject to shareholder approval. To protect against the chance that the 2012 Plan is not approved by the shareholders, a redundant cash incentive program for 2012 (which would be payable in February 2013) was established under the STIP, which will automatically be superseded by the 2012 Plan if the 2012 Plan is approved by the shareholders.

Summary of 2012 Plan

The discussion that follows describes a number of important terms of the 2012 Plan to be approved by shareholders. The summary is subject, in all respects, to the actual terms of the 2012 Plan, which is attached as Appendix A.

Key Provisions	Description

Eligible Participants	Associates, non-employee directors and independent contractors as selected by the Administrator of the 2012 Plan.

Plan Administration	The 2012 Plan is administered by the Compensation Committee of the Board of Directors of BB&T Corporation under delegation of the Board of Directors (the “Administrator”).

Plan Term	The term of the 2012 Plan will be ten years and will be effective upon shareholder approval.

Equity Award Types	Stock options, stock appreciation rights, phantom stock, restricted stock, restricted stock units and equity-settled performance awards.

Cash Award Types	Long-term incentive performance awards and annual incentive performance awards.

Shares Subject to the Plan	A maximum of 35 million shares of BB&T Common Stock may be issued under the 2012 Plan, and the aggregate number of shares of BB&T Common Stock with respect to which incentive stock options may be granted under the Plan shall be 35 million shares.

Full Value Shares Reserve	Full value awards (phantom stock, restricted stock, restricted stock units and equity-settled performance awards) are limited to 20 million shares in the aggregate. Each share underlying a full value award will reduce both the overall 35 million share cap and the 20 million full value share reserve by one share for every one share awarded. If the 20 million full value share reserve is met, each additional share underlying a full value award will count against the overall 35 million share cap at a ratio of three to one. Awards settled in cash will not count against the overall share cap or the full value share reserve.

Limitations on Individual Awards	In a given fiscal year, no individual may (a) be granted stock options (nonqualified & incentive stock options) and stock appreciation rights that are not related to stock options for more than 1 million shares of BB&T Common Stock; (b) receive shares of BB&T Common Stock pursuant to the grant of other awards (i.e., other than stock options and freestanding stock appreciation rights) for more than a total of 500,000 shares of BB&T Common Stock; or (c) receive awards paid in cash having an aggregate dollar value in excess of $15 million.

Terms of Stock Options and SARs	Term of the award will not exceed 10 years.

Terms of Performance Measures

The 2012 Plan provides that performance goals for a performance period will be based upon one or more, or a combination of, on an absolute or relative basis, of the following objective performance measures (as determined by the Administrator in its discretion during the first 90 days of a performance period or such earlier time as required by applicable tax law):

•    Return measures

•    Earnings measures

•    Enterprise risk management measures

•    Internal or external regulatory capital, liquidity, risk or other regulatory-related requirements, expectations, goals or objectives

•    Market or market-related measures

• Balance sheet measures • Expense measures • Cash flow • Product, consumer or market-related objectives • Off-balance sheet portfolio objectives • Strategic business goals and objectives

Please refer to Section 15.33 of the 2012 Plan for examples of what each performance measure may include.

Acceleration of Vesting Upon Change in Control	In the event of a change in control, the payment of annual incentive performance awards may be accelerated at the sole discretion of the Administrator. Otherwise, individual award agreements, as approved by the Administrator, may provide for the acceleration of vesting of any award upon occurrence of a change in control event.

Transferability	Except in the case of death, awards under 2012 Plan generally are not transferable unless the Administrator determines otherwise.

Clawback Provisions	The Administrator retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Administrator as necessary to comply with applicable law and/or policies adopted by BB&T.

Adjustments	The number of shares reserved for issuance under the 2012 Plan and the terms of awards may be adjusted by the Administrator in the event of an adjustment in the capital structure of the Corporation or a related entity (due to a merger, recapitalization, stock split, stock dividend, or similar event).

Amendment and Termination	The 2012 Plan and awards may be amended or terminated at any time by the Board of Directors, subject to the following conditions: (a) shareholder approval is required of any 2012 Plan amendment if required by applicable law, rule or regulation; and (b) the option price for any outstanding option or base price of any outstanding SAR granted under the 2012 Plan may not be decreased after the date of grant, without shareholder approval. Additionally, except as otherwise provided in the 2012 Plan, an amendment or termination of an award may not materially adversely affect the rights of an award participant without the participant’s consent.

U.S. Federal Income Tax Consequences

The following summary describes the principal federal (and not state or local) income tax consequences of awards granted under the 2012 Plan as of this time. This summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Corporation. For instance, this summary does not describe state or local tax consequences, nor does it discuss the provisions of Section 409A of the Code, to the extent an award is subject to this section and does not satisfy its requirements.

Nonqualified Stock Options	No income or expense will be recognized by a participant or the Corporation at the time an option is granted. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, and the Corporation to deduct as an expense, the difference between the fair market value of the underlying shares and the option price.

Incentive Stock Options	No income or expense will be recognized by a participant at the time an option is granted. No income or expense will be recognized upon the participant’s exercise of the option if certain holding periods and other incentive stock option requirements are met. Any further gain or loss will be capital and will be recognized upon the sale of the shares. The Corporation will have no expense deduction upon exercise of the option. Income will be recognized by the participant and deducted as an expense by the Corporation if he or she disposes of shares acquired under an incentive stock option before the holding periods are met.

Other Plan Awards

No income is recognized by a participant upon the grant of a SAR, but upon exercise of the SAR the participant generally must recognize income equal to any cash that is paid and the fair market value of any BB&T Common Stock that is received in settlement of the SAR.

A participant will recognize income on account of a restricted stock award once the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the BB&T Common Stock received on that date.

The federal income tax consequences of the award of restricted stock units, performance share awards, performance unit awards, phantom stock awards or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to BB&T. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any BB&T Common Stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). BB&T will generally be entitled to a compensation deduction at that time.

Code Section 162(m)

The 2012 Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve the Corporation’s tax deduction for awards made under the 2012 Plan to covered employees. Code Section 162(m) generally will not allow an employer to take a deduction for compensation paid to covered employees (generally, the NEOs, but excluding the Chief Financial Officer) of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it qualifies as performance-based compensation.

In order to qualify as performance-based compensation for the purposes of Code Section 162(m), the compensation provided under the 2012 Plan to covered employees must be paid under pre-established objective performance goals and measures determined and certified by a committee comprised of outside directors. Within 90 days after the beginning of each performance period, the committee will establish specific performance goals for the performance period. The performance goals are the specific targets and objectives established by the committee under one or more, or a combination of, absolute or relative values or a percentage of any of the objective performance measures identified above in the Summary of 2012 Plan. Results against the performance goals will be determined and measured by an objective calculation method established by the committee at the time of establishment of the performance goals; and the committee may determine, at the time performance goals are established, that special items and other unusual or non-recurring items (including changes in tax law or accounting principles) will be excluded from the calculation of achievement of the performance goals. Since payment of performance-based compensation to covered employees is contingent upon the attainment of the pre-established performance goals, the committee may not increase the amount of any performance-based compensation that is otherwise payable upon the achievement of the performance goals. However, the committee may reduce or eliminate any performance-based compensation otherwise payable to a covered employee through the committee’s exercise of negative discretion. In addition to other requirements for the performance-based compensation exception, shareholders must be advised of, and must approve, the performance measures and other material terms (or changes in material terms) for the performance goal(s) under which performance-based compensation is to be paid to covered employees. The 2012 Plan specifies the performance measures and other material terms that must be approved by BB&T’s shareholders; and approval of the 2012 Plan by the required vote of BB&T’s shareholders at the Annual Meeting is intended to constitute such approval.

Shareholder Vote Required

Proposal 2 will be approved by shareholders if a majority of votes cast with respect to the proposal are voted for the approval thereof. Abstentions and broker “non-votes” will not be included in determining the number of votes cast on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF

PROPOSAL 2—APPROVAL OF 2012 INCENTIVE PLAN

PROPOSAL 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

The Audit Committee of the Board of Directors has engaged the firm of PricewaterhouseCoopers LLP as its independent registered public accounting firm to examine the financial statements of the Corporation and certain of its subsidiaries for the year 2012, and to report on the consolidated balance sheets, statements of income and other related statements of the Corporation and its subsidiaries. The Corporation’s shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP for 2012. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Corporation since March 19, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions posed by the shareholders. If shareholders do not ratify the decision of the Audit Committee to reappoint PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012, the Audit Committee will reconsider its decision.

A majority of the votes cast at the Annual Meeting is required to approve this proposal. Abstentions will not be included in determining the number of votes cast. Brokers are permitted to vote uninstructed shares.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE “FOR” PROPOSAL 3—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS BB&T’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

FEES TO AUDITORS

The following table shows the aggregate fees billed to the Corporation for professional services by PricewaterhouseCoopers LLP for fiscal years 2011 and 2010:

	2011	2010(1)
Audit Fees	$6,200,000	$5,846,000
Audit-Related Fees	2,144,000	1,910,000
Tax Fees	1,137,000	1,442,000
All Other Fees	3,000	3,000

Total	$9,484,000	$9,201,000

(1)	The 2010 audit fees and audit-related fees have been revised from the amounts presented in last year’s proxy statement to reflect the total amounts billed for the related services performed during 2010. The 2010 proxy statement originally reported audit fees of $5,729,000 and audit-related fees of $1,672,000.

Audit Fees. This category includes the aggregate fees for professional services rendered for the audits of the Corporation’s consolidated financial statements for fiscal years 2011 and 2010, for the reviews of the financial statements included in the Corporation’s quarterly reports on Form 10-Q during fiscal years 2011 and 2010, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other attestation engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for research software licensing provided by the independent registered public accounting firm.

The Audit Committee considered the compatibility of the non-audit-related services performed by, and fees paid to, PricewaterhouseCoopers LLP in 2011 and the proposed non-audit-related services and fees for 2012 and determined that such services and fees are compatible with the independence of PricewaterhouseCoopers LLP. During 2011 and 2010, PricewaterhouseCoopers LLP did not use any leased personnel in connection with the audit.

PROPOSAL 4—VOTE ON AN ADVISORY RESOLUTION TO APPROVE BB&T’S

OVERALL PAY-FOR-PERFORMANCE EXECUTIVE COMPENSATION PROGRAM

At the 2011 Annual Meeting, BB&T’s shareholders were provided the opportunity to cast an advisory vote to approve the compensation of the Corporation’s named executive officers, also commonly known as a “Say on Pay” proposal. BB&T’s shareholders overwhelmingly approved of the Corporation’s pay-for-performance executive compensation program, with more than 94% of the votes cast in favor of the proposal. At the 2011 Annual Meeting, shareholders were also asked to recommend how often shareholders should be given the opportunity to cast a “Say on Pay” vote (also known as the “Say When on Pay” or “Say on Frequency” proposal). Over 80% of the votes cast were for the “Every Year” option and this option was later approved by the Board. As a result, BB&T is again providing shareholders the opportunity to cast an advisory vote to approve BB&T’s pay-for-performance executive compensation program.

The Compensation Committee and the Board of Directors believe that BB&T’s executive compensation program, as described in the Compensation Discussion and Analysis and other sections noted in the resolution, reflects a pay-for-performance culture at BB&T that is rooted in the Corporation’s values. The Compensation Committee and the Board of Directors believe that the executive compensation program is rational and effective in that it aligns the interests of the executives with both the short and long-term interests of BB&T’s shareholders, while reducing incentives for unnecessary and excessive risk taking.

In making a decision on whether to approve of the Corporation’s pay practices for its named executive officers, the Board of Directors asks that shareholders consider the following:

•

BB&T’s executive compensation program is incentive based and reflects a pay-for-performance culture. In 2011, as it has traditionally done, the Compensation Committee structured the executive compensation program so that more than 75% of the total 2011 target compensation for the Chief Executive Officer and the other NEOs was variable and tied to company performance.

•

BB&T’s executive compensation program relies heavily on stock-based awards. The Compensation Committee generally believes that members of Executive Management should accumulate meaningful equity stakes over time to further align their economic interests with the interests of shareholders, thereby promoting BB&T’s objective of increasing shareholder value. Consistent with this philosophy, BB&T employs equity ownership as a principal component of the executive compensation program. Pursuant to BB&T’s Corporate Governance Guidelines, the Chief Executive Officer of the Corporation is expected to own BB&T Common Stock having a value equal to approximately five times his or her base salary. In addition, each member of Executive Management, other than the CEO, shall be expected to maintain ownership of BB&T Corporation common stock having a value equal to approximately three times his or her base salary. For additional details, please refer to the discussions of the stock ownership guidelines found in each of the sections entitled “Corporate Governance Matters” and “Compensation Discussion and Analysis.”

•

BB&T’s NEOs received only modest salary increases in 2011. BB&T’s named executive officers received salary increases of only 1.5% for 2011, approximately in-line with increases seen by BB&T’s associates as a group.

•

BB&T offers limited and restricted perquisites. Other than the maintenance of a residential security system (which reduces the risk to BB&T from the loss of a key executive) and a cash benefit adjustment for opting out of BB&T’s group term life insurance coverage (which results in no additional costs to BB&T and is provided by one of BB&T’s affiliates), BB&T does not offer perquisites such as personal club memberships, vacation houses or apartments or personal travel on corporate aircraft.

•

BB&T has managed the financial crisis better than its peers. During the 2008-2011 economic crisis, BB&T was one of three banks in its Peer Group that posted a profit each quarterly period. As of December 31, 2011, BB&T has one of the strongest dividend yields, at 2.54%, among banks in the S&P 500. Fundamental core performance remains strong and underlying business performance is improving. For instance, total end of period deposits increased 16.5%, with 24.5% growth in period end noninterest-bearing deposits. Total loans also increased 3.7%, while growth accelerated during the year and diversification improved with less exposure to higher-risk real estate loans. BB&T continues to benefit from a “flight to quality” by winning clients from competitors and has seen strong performance in specialized lending, large corporate banking, wealth, payments, direct retail lending and mortgage production.

The Board strongly supports BB&T’s executive pay practices and asks shareholders to support its executive compensation program through the following resolution:

“Resolved, that the shareholders approve BB&T’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in this Proxy Statement.”

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee of the Board of Directors will seriously consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4—VOTE ON AN ADVISORY RESOLUTION TO APPROVE BB&T’S OVERALL PAY-FOR-PERFORMANCE EXECUTIVE COMPENSATION PROGRAM.

PROPOSAL 5—SHAREHOLDER PROPOSAL REQUESTING REPORTS WITH RESPECT TO

BB&T’S POLITICAL CONTRIBUTIONS AND RELATED POLICIES AND PROCEDURES

The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, MA 01803-0990, beneficial owner of 32,800 shares of BB&T Common Stock, has submitted the following proposal. The Board of Directors recommends a vote “AGAINST” this proposal.

Resolved, that the shareholders of BB&T Corporation (“BB&T or “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the amounts that the Company has paid or incurred in connection with influencing legislation; participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and attempting to influence the general public, or segments thereof, with respect to elections, legislative matters or referenda.

The report should include (a) contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entries and (b) the portions of any dues or other payments that are made to a tax-exempt organization for an expenditure or contribution that, if made directly by the Company, would not be deductable under section 162(e)(1) of the Internal Revenue Code. The report should identify each recipient, the amount paid to each, and the purpose of any contribution or expenditure.

Stockholder supporting statement

As long-term shareholders of BB&T, we support transparency and accountability in corporate spending on lobbying and political activities. The expenditures upon which we seek a report are those that Congress has said do not warrant a deduction as an ordinary and necessary business expense, namely, lobbying, participation in the political system by supporting or opposing candidates for office, and trying to influence the general public or segment thereof as to elections, legislative matters or referenda. This includes any payments to third parties, including trade associations and other tax-exempt groups, which payments are used for expenditures that would not be deductable if made by the company itself.

Disclosure is consistent with public policy and we believe, in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Moreover, publically available data does not provide a complete picture of the Company’s lobbying or political expenditures. Thus the Company’s payments to trade associations for these purposes are undisclosed and unknown, as are any payments to tax-exempt groups that work to influence legislation and political campaigns, as well as public opinion that could affect legislation or elections.

The sums involved can be significant. A 2010 Bloomberg story reported that several health insurers donated $86.2 million to the U.S. Chamber of Commerce in 2009-10 for advertisements, polling and grassroots events to drum up opposition to health care reform legislation. A former Federal Election Commissions chairman described this figure as “breathtaking”.

We believe that shareholders need improved disclosure in order to fully evaluate the use of corporate assets on these activities. Thus, we urge you to vote FOR this critical governance reform.

Statement of the Board of Directors in Opposition to the Shareholder Proposal

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPONENT’S PROPOSAL IS NOT IN THE BEST INTERESTS OF BB&T AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

As a financial holding company whose subsidiaries provide a complete range of financial services, including banking, lending, insurance, trust and wealth management solutions, BB&T is extensively regulated under federal and state laws and regulations. Changes in the current regulatory environment for financial institutions may substantially impact the manner in which the Corporation and its subsidiaries operate and create value for shareholders. For this reason, the Board of Directors believes that active participation in the legislative process is in the best interests of the Corporation and its shareholders.

BB&T periodically participates in policy debates on issues to support the Corporation’s positions. However, it is BB&T’s policy not to use corporate funds to make contributions to political candidates, parties or committees. Instead, the Corporation sponsors political action committees, known as PACs, which allow associates to pool their financial resources to support federal and state candidates who support effective legislation important to BB&T and its shareholders. All contributions to the PAC are voluntary, and any associate who contributes to the PAC may request a contribution by the PAC for a candidate or committee. Decisions regarding political contributions are ultimately subject to the oversight of the board of trustees for each PAC based on the best interests of BB&T.

As required by law, all BB&T PAC contributions are reported on a periodic basis to the Federal Election Commission and appropriate state election authorities. In addition, BB&T is required to comply with federal and state laws and regulations regarding the disclosure of certain lobbying activities. All such disclosures of BB&T’s political activities are publicly available, with certain information posted online by the Federal Election Commission. BB&T’s participation in certain business and trade organizations supports a range of purposes including education, professional development, charitable outreach, and political advocacy. The political or lobbying portion of those organizations’ expenditures are subject to public reporting as required by law and regulations. The Board of Directors believes that, in light of BB&T’s policy prohibiting the use of corporate funds for political contributions, the fact that BB&T already provides all legally required disclosures regarding political contributions and the fact that much of this information is already publicly available, this proposal is duplicative and unwarranted, and would cause the Corporation to expend unnecessary time and resources without providing any additional benefit to shareholders.

In addition, the same shareholder placed a proposal virtually identical to this one in the proxy statements for the annual meetings that were held April 27, 2010 and April 26, 2011. The Board of Directors recommended then, as it does now, a vote against each of those proposals. Each year, BB&T’s shareholders firmly voted against these proposals, demonstrating shareholders’ strong repudiation of this type of proposal and support for the Board of Director’s position in this area. The Board of Directors believes that this strong rejection demonstrates the lack of any need for such a report.

A majority of the votes cast at the Annual Meeting is required to approve this proposal. Abstentions and broker “non-votes” will not be included in determining the number of votes cast on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

PROPOSAL 6—SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING IN DIRECTOR ELECTIONS

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, beneficial owner of 8,830 shares of BB&T Common Stock, has submitted the following proposal. The Board of Directors recommends a vote “AGAINST” this proposal.

RESOLVED: That the shareholders of BB&T Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

SUPPORTING STATEMENT: At the 2011 BB&T annual meeting, shareholders voted in strong support of majority voting in director elections, with the majority vote standard proposal receiving 58% support despite the BB&T Board of Directors opposition to the measure. Despite the clear sentiment of BB&T shareholders on this important governance issue, the BB&T Board has not acted to establish a majority vote standard.

Over the past six years, nearly 80% of the companies in the S&P 500 Index have adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centric post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.

BB&T Corporation’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. Nearly all of the Company’s self-identified peer companies, including Capital One, Comerica, Fifth Third, Huntington Bancshares, KeyCorp, M&T, PNC Regions, SunTrust, U.S. Bancorp and Zions have adopted a majority vote standard for board of director elections. The BB&T Board should take this critical first step, and with a majority vote standard in place, the Board can then act to adopt a director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at BB&T Corporation, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream major U.S. companies and establish a majority vote standard.

Statement of the Board of Directors in Opposition to the Shareholder Proposal

THE BOARD OF DIRECTORS HAS CAREFULLY CONSIDERED THE PROPONENT’S PROPOSAL, WHICH IS SIMILAR IN FORM AND SUBSTANCE TO THE DIRECTOR RESIGNATION POLICY ADOPTED BY THE BOARD OF DIRECTORS. THE BOARD BELIEVES THAT THE PROPOSAL IS NOT IN THE BEST INTERESTS OF BB&T AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

At BB&T’s 2011 Annual Meeting, a substantially similar proposal submitted by the same Proponent received more than a majority of the votes cast. In keeping with its commitment to shareholders, the Board carefully considered the results of the vote and the concerns of the Corporation’s shareholders. The Board also conducted an outreach to a number of BB&T’s largest shareholders to get their input on this important corporate governance issue. After careful deliberation, in 2011, BB&T’s Board of Directors implemented a Director Resignation Policy which the Board considers to be functionally equivalent to the majority voting standard recommended by the Proponent. The Board believes that the Director Resignation Policy provides the shareholders a substantially enhanced role in the director election process, while preserving flexibility for the Board to examine the reasons behind the vote in the course of discharging its fiduciary obligations to the shareholders.

Under BB&T’s Corporate Governance Guidelines, any director nominee who receives a greater number of votes “withheld” than votes “for” such election shall submit his or her offer of resignation to the Board. The Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will accept, reject or otherwise act on the Committee’s recommendation within 130 days following certification of the shareholder vote. If a director’s resignation is not accepted, the director shall continue to serve until the next annual meeting of shareholders and until the director’s successor is elected and qualified, or until his or her earlier resignation or removal. The Board believes this policy greatly increases director accountability for the Corporation’s shareholders and substantially replicates the results that would be achieved by taking the action recommended by the Proponent.

BB&T’s Director Resignation Policy is consistent with a majority vote standard. BB&T’s policy provides shareholders with a meaningful and significant voice in the election of directors. By allowing shareholders to express their preferences regarding director nominees, the Director Resignation Policy already accomplishes the primary objective of the Proponent’s proposal, thereby making the adoption of Proposal 6 unnecessary.

BB&T and the Board of Directors are committed to good governance practices and have implemented a variety of measures, which are discussed throughout this Proxy Statement, to further BB&T’s culture of strong corporate governance.

A majority of the votes cast at the Annual Meeting is required to approve this proposal. Abstentions and broker “non-votes” will not be included in determining the number of votes cast on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 6.

OTHER MATTERS

Proposals for 2013 Annual Meeting

Under SEC regulations and the Corporation’s bylaws, any shareholder desiring to make a proposal to be acted upon at the 2013 Annual Meeting of Shareholders must present such proposal to the Corporation at its principal office in Winston-Salem, North Carolina by no earlier than October 13, 2012 and no later than November 12, 2012 for the proposal to be considered for inclusion in the Corporation’s proxy statement.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder even if the proposal is not to be included in the Corporation’s proxy statement, BB&T’s bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Corporation at least 120 days, but no more than 150 days, in advance of the first anniversary of the notice date of the Corporation’s proxy statement for the preceding year’s annual meeting. Additional time limitations apply in the event of special meetings or annual meetings that are advanced by more than thirty days or delayed by more than sixty days from the first anniversary date of the prior year’s annual meeting. A proxy may confer discretionary authority to vote on any matter at an annual meeting if the Corporation does not receive proper notice of the matter within the time frame described above.

Article II, Section 10 of the bylaws provides that, as to each matter, the notice must contain (in addition to any information required by applicable law): (i) the name and address of the shareholder of record who intends to present the proposal and of all beneficial owners, if any, on whose behalf the proposal is made; (ii) the number of shares of each class of capital stock of the Corporation beneficially owned by the shareholder of record and such beneficial owners and the nature of such ownership; (iii) a description of the business proposed to be introduced to the meeting of shareholders; (iv) any material interest, direct or indirect, which the shareholder or beneficial owners may have in the business described in the notice; and (v) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal. As used above, “beneficial ownership” or “beneficially own” means the power, directly or indirectly, through any contract, understanding or other arrangement, to exercise voting or investment discretion with respect to shares of any class of capital stock, including, but not limited to, through any derivative position, hedge, swap, securities lending arrangement or other transaction or arrangement relating to any class of capital stock.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable SEC proxy rules. See also “Corporate Governance Matters—Director Nominations” above.

Voting Results

After the Annual Meeting, BB&T will report final voting results in a Form 8-K filed with the Securities and Exchange Commission.

Other Business

The Board knows of no other matter to come before the Annual Meeting. However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Kelly S. King

Chairman and Chief Executive Officer

Dated: March 12, 2012

APPENDIX A

BB&T CORPORATION

2012 INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1. Establishment. BB&T Corporation, a North Carolina corporation, establishes an incentive compensation plan to be known as the BB&T Corporation 2012 Incentive Plan, as set forth in this document. The Plan shall become effective upon approval by the shareholders of BB&T (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

1.2. Purpose. The Plan is intended to assist BB&T in recruiting and retaining Employees, Directors, and Independent Contractors of BB&T and its Affiliates with ability and initiative by enabling eligible individuals to contribute to and participate in BB&T’s future success and to associate their interests with those of BB&T and its shareholders. In furtherance of this purpose, the Plan authorizes the grant of Awards, including Options (including Incentive Options and Nonqualified Options), SARs (including Related SARs and Freestanding SARs), Restricted Awards (including Restricted Stock Awards and Restricted Stock Unit Awards), Performance Awards (including Performance Share Awards, Performance Unit Awards and LTIP Awards), Annual Incentive Performance Awards, and Phantom Stock Awards, to selected eligible individuals.

1.3. Duration. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted; provided, however, that Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1. General. An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an Employee of BB&T or an Affiliate, or (ii) a Director of BB&T or an Affiliate, or (iii) an Independent Contractor providing services to BB&T or an Affiliate.

(b) With respect to the grant of Incentive Options, the individual is otherwise eligible to participate under this Article 2 and is an Employee; provided, however, an Employee who is a Ten Percent Shareholder may only be granted an Incentive Option if the Option Price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock, and the Option Period does not exceed five (5) years.

(c) With respect to the grant of substitute Awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization, or other transaction involving BB&T or an Affiliate, the Administrator may grant Awards upon such terms and conditions as it determines to be appropriate; provided that the recipient is otherwise eligible to receive the Award and the terms of the Award are consistent with the Plan and applicable laws, rules, and regulations (including, to the extent necessary, the federal securities laws registration provisions and Sections 409A, 422(b) and 424(a) of the Code).

(d) The individual, being otherwise eligible under this Section 2.1 is selected by the Administrator as a Participant in the Plan.

2.2. Grants; Award Agreements. The Administrator will designate individuals to whom Awards are to be made and will specify the number of shares of Common Stock, if any, subject to each Award and the other terms and conditions of Awards. With the exception of Annual Incentive Performance Awards under Articles 9 and 10 of the Plan and as otherwise determined by the Administrator, each Award granted under the Plan shall be evidenced by an Agreement which shall contain such terms, conditions, and restrictions as may be determined by the Administrator, subject to the terms of the Plan.

ARTICLE 3

SHARES SUBJECT TO PLAN AND AWARD LIMITATIONS

3.1. Shares Available for Awards. Subject to adjustments as provided in Section 3.4, the aggregate number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall not exceed thirty-five million (35,000,000) shares of Common Stock; provided that the aggregate number of shares of Common Stock with respect to which Incentive Options may be granted under the Plan shall be thirty-five million (35,000,000) shares. Shares of Common Stock delivered under the Plan shall be authorized but unissued shares or shares purchased on the open market or by private purchase. BB&T hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

With respect to Section 3.2(b)(iv), (v), (vi), and (vii), the aggregate Awards issued under the Plan is subject to a limitation of twenty million (20,000,000) shares of Common Stock. If and when such limitation is met, additional Phantom Stock Awards, Restricted Awards, and Performance Awards settled in shares of Common Stock shall count against the thirty-five million (35,000,000) authorized number of shares of Common Stock issuable under this Section 3.1 in a ratio of three (3) to one (1) such that an Award of one (1) share of Common Stock for any one (1) share of Common Stock relating to each of a Phantom Stock Award, Restricted Award, or Performance Award settled in shares of Common Stock will reduce the thirty-five million (35,000,000) authorized shares of Common Stock available for issuance under this Section 3.1 by three (3) shares.

3.2. Fiscal Year/Performance Period Award Limits. Subject to the overall limitations of Section 3.1 above, each of the following limitations shall apply (and be interpreted and applied in a manner consistent with Section 162(m)) to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 3.4 (with respect to multi-year Performance Periods, the amount which is granted or paid for any one Fiscal Year of the Performance Period is the amount granted or paid for the Performance Period divided by the number of calendar months in the Performance Period):

(a) Fiscal Year Limitations. In any Fiscal Year, no Participant may (i) be granted Options and Freestanding SARs for more than one million (1,000,000) shares of Common Stock, or (ii) receive shares of Common Stock pursuant to the grant of any Awards other than Options and Freestanding SARs made under the Plan for more than a total of five hundred thousand (500,000) shares of Common Stock. For purposes of this Article 3, an Option and a Related SAR shall be treated as a single Award.

(b) Other Limitations. (i) Nonqualified Options: the maximum number of shares of Common Stock with respect to which Nonqualified Options may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (ii) Incentive Options: the maximum number of shares of Common Stock with respect to which Incentive Options may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (iii) Freestanding Stock Appreciation Rights: the maximum number of shares of Common Stock with respect to which any Freestanding SARs may be granted to any one Participant in any Fiscal Year shall be one million (1,000,000); (iv) Phantom Stock: the maximum number of shares of Common Stock with respect to which Phantom Stock Awards may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (v) Restricted Stock: the maximum number of shares of Common Stock that are shares of Restricted Stock that may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (vi) Restricted Stock Units: the maximum number of shares of Common Stock relating to Restricted Stock Units that may be granted to any one Participant in any Fiscal Year shall be five hundred thousand (500,000); (vii) Performance Awards: the maximum number of shares of Common Stock awarded or credited with respect to Performance Awards payable in shares of Common Stock to any one Participant for a Fiscal Year may not exceed five hundred thousand (500,000) shares determined as of the date of payout. (For the avoidance of doubt, this share number does not include Options, SARs, Phantom Stock, Restricted Awards and any other Awards listed in this Section 3.2 that count towards the one million dollar ($1,000,000) deduction limitation under Section 162(m) but for the exception for “performance-based compensation.”); and (viii) Cash Awards: in any Fiscal Year, no Participant may receive Awards paid in cash having an aggregate dollar value in excess of Fifteen Million Dollars ($15,000,000).

3.3. Shares Not Subject to Limitations. The following will not be applied to the share limitations of Section 3.1 above:

(a) Dividends, including dividends paid in shares of Common Stock, or dividend equivalents paid in cash in connection with outstanding Awards;

(b) Awards which are settled in cash rather than the issuance of shares of Common Stock; and

(c) Any shares of Common Stock subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason without the issuance of shares of Common Stock underlying the Award. However, any shares of Common Stock surrendered by a Participant or withheld by BB&T to pay the Option Price or purchase price for an Award or used to satisfy any tax withholding requirement in connection with the exercise, vesting, or earning of an Award (if in accordance with the terms of the Plan, a Participant pays such Option Price or purchase price or satisfies such tax withholding by either tendering previously owned shares of Common Stock or having BB&T withhold shares) shall be subject to the share limitations of Section 3.1 above.

3.4. Adjustments and Substitution of Awards. If there is any change in the outstanding shares of Common Stock because of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of BB&T affecting the Common Stock, which the Administrator determines affects the Common Stock such that an adjustment or substitution is appropriate, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such substitutions or adjustments to the terms of Awards and to any provisions of the Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may otherwise be advisable. Notwithstanding the foregoing, unless the Administrator determines otherwise, the issuance by BB&T of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of BB&T convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to, outstanding Awards. All adjustments and substitutions shall be made (i) consistent with Code Section 424 in the case of Incentive Options so as not to result in any disqualification, modification, extension, or renewal of any Incentive Option, and otherwise in a manner compliant with (ii) Section 409A and (iii) Section 162(m) and the provisions of Article 11.

ARTICLE 4

OPTIONS

4.1. Grant of Options. Subject to the terms of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options shall only be granted to Employees. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

4.2. Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the date of grant, the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, whether the Option is an Incentive Option or a Nonqualified Option, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan.

4.3. Option Price. The Option Price shall be established by the Administrator and stated in the Agreement evidencing the grant of the Option; provided, that (i) the Option Price of an Option shall be no less than one hundred percent (100%) the Fair Market Value per share of the Common Stock on the date the Option is granted (or one hundred ten percent (110%) of the Fair Market Value with respect to Incentive Options granted to a Ten Percent Shareholder); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. As provided in Section 12.4(a) of the Plan, except for adjustments made pursuant to Section 3.4, the Option Price for any outstanding Option may not be decreased after the date of grant, nor may any outstanding Option granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option with a lower Option Price than the original Option without shareholder approval of any such action.

4.4. Option Period; Exercise of Options. The Option Period shall be determined by the Administrator at the time the Option is granted, shall be stated in the Agreement, and shall not extend more than ten (10) years from the date on which the Option is granted (or five (5) years with respect to Incentive Options granted to a Ten Percent Shareholder). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

4.5. No Deferral Feature. No Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the later of the exercise or disposition of the Option or the time the shares acquired subject to the exercise of the Option first become substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

4.6. Exercise of Options.

(a) The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan. An Option granted under the Plan that is exercisable may be exercised with respect to any number of whole shares less than the full number of whole shares for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to remaining shares subject to the Option or Related SAR.

(b) An Option that is exercisable may be exercised by giving notice of exercise specifying the number of shares of Common Stock to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such terms, conditions, and restrictions as may be established by the Administrator or its designee, which terms, conditions, and restrictions need not be the same for each grant or for each Participant.

(c) To the extent required under Section 422 of the Code, in no event shall there first become exercisable by an Employee in any one (1) calendar year Incentive Options granted by BB&T or Affiliate with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than One Hundred Thousand Dollars ($100,000).

4.7. Payment. Unless an Agreement provides otherwise, payment upon exercise of an Option shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules, and regulations, payment may also be made:

(a) By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for a time period determined by the Administrator and otherwise acceptable to the Administrator;

(b) By shares of Common Stock withheld upon exercise;

(c) By delivery of notice of exercise to BB&T or its designee and delivery to a broker of notice of exercise and irrevocable instructions to promptly deliver to BB&T the amount of sale or loan proceeds to pay the Option Price;

(d) By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(e) By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value.

4.8. Nontransferability. Except as otherwise permitted by Code Section 422, an Incentive Option granted to a Participant shall be exercisable, prior to its expiration date, during the Participant’s lifetime solely by such Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). Incentive Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) except by will, the laws of intestate succession, beneficiary designation, or in the Administrator’s discretion (in accordance with Section 422 of the Code and related regulations, and registration provisions of the Securities Act). A Nonqualified Option granted to a Participant shall be exercisable, prior to its expiration date, during the Participant’s lifetime solely by such Participant (or in the event such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). Nonqualified Options shall not be transferable (including by sale, assignment, pledge, or hypothecation) except by will, the laws of intestate succession, beneficiary designation, or except as may be permitted by the Administrator in the Administrator’s discretion (in accordance with applicable law, including the Code and registration provisions of the Securities Act). No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

4.9. Disqualifying Dispositions. If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two (2) years following the date of grant or one (1) year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify BB&T in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

4.10. Administrative Determination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Options vest and are forfeited and to interpret the terms and conditions of Options.

ARTICLE 5

STOCK APPRECIATION RIGHTS AND PHANTOM STOCK AWARDS

5.1. Stock Appreciation Rights

(a) Grant of SARs. Subject to the terms of the Plan, the Administrator may in its discretion grant SARs to Participants, in such numbers, upon such terms, and at such times as the Administrator shall determine. SARs may be granted with respect to all or a portion of the shares of Common Stock subject to an Option as Related SARs, or may be granted separately and independently of an Option as Freestanding SARs. The base price per share of an SAR shall never be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date the SAR is granted. As provided in Section 12.4(a) of the Plan, except for adjustments made pursuant to Section 3.4, the base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new SAR with a lower base price than the original SAR without shareholder approval of any such action.

(b) SAR Award Agreement. Each Award of an SAR shall be evidenced by an Agreement that shall specify the exercise price, the term of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Administrator shall determinate that are not inconsistent with the terms of the Plan.

(c) Related SARs. A Related SAR shall be granted concurrently with the grant of the related Option. Related SARs shall be exercisable only at the time and to the extent that the related Option is exercisable, and in no event after the complete termination or full exercise of the related Option. Upon the exercise of a Related SAR, the Option shall be canceled to the extent of the number of shares as to which the Related SAR is exercised, and upon the exercise of a related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the related Option is exercised or surrendered.

(d) Freestanding SARs. A Freestanding SAR may be granted without relationship to an Option and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(e) No Deferral Feature. No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of income until the exercise of the SAR.

(f) Exercise of SARs.

(i)	Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Agreement. The period during which an SAR may be exercisable shall not exceed ten (10) years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)	SARs may be exercised by giving notice of exercise specifying the number of SARs being exercised. The notice of exercise shall be in such form, made in such manner, and comply with such terms, conditions, and restrictions as may be established by the Administrator or its designee, which terms, conditions, and restrictions need not be the same for each grant or for each Participant.

(g) Payment Upon Exercise. Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from BB&T in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Such consideration shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or a combination of cash and shares of Common Stock, as determined by the Administrator. Cash payments shall be made within fifteen (15) business days of exercise; provided that if such fifteen- (15-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Shares shall be issued in accordance with Section 14.1. Unless otherwise provided in the applicable Agreement, no fractional shares of Common Stock will be issuable upon exercise of the SAR, and the Participant will receive cash in lieu of fractional shares of Common Stock.

(h) Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code (i) SARs shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; and (ii) SARs may be exercised during the Participant’s lifetime only by the Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative). The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

(i) Administrative Determination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree SARs vest and are forfeited and to interpret the terms and conditions of SARs.

5.2. Phantom Stock Awards

(a) Grant of Phantom Stock Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to Participants, in such numbers, upon such terms, and at such times as the Administrator shall determine. Each Phantom Stock Award shall be evidenced by an Agreement containing such provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan.

(b) Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Phantom Stock Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Phantom Stock Awards vest and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Amount of Payment. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value (on the date(s) of vesting (or other date or dates)

set forth in the Agreement) of one (1) share of Common Stock with respect to each such hypothetical share unit which has vested. The Administrator may, however, establish a limitation on the amount payable in respect of each hypothetical share unit.

(d) Time and Form of Payment. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock (or in a combination thereof) valued at Fair Market Value on the applicable vesting date or dates (or other date or dates) set forth in the Agreement. Subject to Sections 5.2(e) and 14.1, in the absence of payment arrangements in the Agreement in accordance with Section 409A, payments will be made in a lump sum payment within ninety (90) calendar days of the end of the vesting period; provided, however, that if such ninety- (90-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall not have the right to designate the calendar year of payment.

(e) Payments to Specified Employees. Notwithstanding anything to the contrary in Section 5.2(d) or Section 14.1, Phantom Stock Awards payable upon a Separation from Service of a Specified Employee, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

(f) No Acceleration. Except as permitted under Section 409A, no acceleration of the time or form of payment of a Phantom Stock Award shall be permitted.

(g) Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Phantom Stock Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by the Participant (or in the event of such Participant’s legal incapacity or incompetency, such Participant’s guardian or legal representative); and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

ARTICLE 6

RESTRICTED STOCK

6.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to a Participant in such number, upon such terms, and at any time as shall be determined by the Administrator, in its sole discretion. As determined by the Administrator, each Restricted Stock Award shall be evidenced by an Agreement that specifies the number of shares of Restricted Stock granted, the Restriction Period, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan. Such Restricted Stock Awards may be subject to certain conditions, which conditions must be met in order for the Restricted Stock Award to vest or be earned (in whole or in part) and no longer subject to forfeiture. The Administrator shall determine the Restriction Period, and shall determine the conditions which must be met in order for a Restricted Stock Award to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Stock, attainment of Performance Goals, continued service or employment for a certain period of time (or combination of attainment of Performance Goals and continued service), Retirement, Disability, death, or any combination of such conditions. In the case of Restricted Stock Awards based upon Performance Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Restricted Stock Awards.

6.2. Share Issuance. As soon as practicable following the grant of the Restricted Stock Award, the shares of Restricted Stock shall be registered in the Participant’s name in book-entry form (or permissible electronic form), with the restrictions thereon placed on the book-entry registration (or permissible electronic form). As soon as practicable following the end of the Restriction Period (after all applicable tax withholding obligations have been satisfied by the Participant), the shares shall be registered in the Participant’s name in book-entry form (or permissible electronic form) with the restrictions (except for restrictions that may be imposed pursuant to Section 12.3) removed.

6.3. Share Custody. The Administrator shall have the right to retain custody of the shares subject to a Restricted Stock Award and to require the Participant to deliver to BB&T a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Stock Award vests or is forfeited.

6.4. Administrative Determination. Unless the Administrator determines otherwise, each Agreement shall set forth the extent to which a Participant shall vest in or forfeit a Restricted Stock Award following termination of the Participant’s employment with or provision of services to BB&T or any Affiliate, as the case may be. Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Agreement entered into with each Participant, need not be uniform among all shares of Restricted Stock and may reflect distinctions based on the reasons for termination. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the authority and power to determine whether or not the conditions of the Restricted Stock Award have been met and to determine the terms and conditions of Restricted Stock Awards.

6.5. No Deferral Feature. No Restricted Stock Award shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of income until the restrictions thereon lapse.

6.6. Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Restricted Stock Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession or beneficiary designation; and (ii) shares of Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered until the restrictions thereon lapse. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

ARTICLE 7

RESTRICTED STOCK UNITS

7.1. Grant of Restricted Stock Unit Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Restricted Stock Unit Awards to Participants in such numbers, upon such terms and conditions, and at such times as the Administrator shall determine. Each grant of Restricted Stock Units shall be evidenced by an Agreement that shall specify the number of Restricted Stock Units granted, the Restriction Period, and such other provisions as the Administrator shall determine that are not inconsistent with the terms of the Plan. Such Restricted Stock Units may be subject to certain conditions, which conditions must be met in order for the Restricted Stock Unit Award to vest or be earned (in whole or in part) and no longer subject to forfeiture. The Administrator shall determine the Restriction Period, and shall determine the conditions which must be met in order for a Restricted Stock Unit Award to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price for the Restricted Stock Unit Award, attainment of Performance Goals, continued service or employment for a certain period of time (or a combination of attainment of Performance Goals and continued service), Retirement, Disability, death, or any combination of such conditions. In the case of Restricted Stock Unit Awards based upon Performance Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Restricted Stock Unit Awards.

7.2. Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and all or part of a Restricted Stock Unit Award has not vested or been earned pursuant to the terms of the Plan and the Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13 and Section 409A, the Administrator shall have the sole authority to determine whether and to what degree the Restricted Stock Unit Awards have vested or have been earned and are payable, and to interpret the terms and conditions of the Restricted Stock Unit Awards.

7.3. Time and Form of Payment. Restricted Stock Units shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and in the discretion of the Administrator. Subject to Section 7.4, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Restricted Stock Units shall be made in a lump sum within ninety- (90-) calendar days of the end of the Restriction Period; provided that if such ninety- (90-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Issuance of shares shall be made in accordance with Section 14.1.

7.4. Payments to Specified Employees. Notwithstanding anything to the contrary in Section 7.3 or Section 14.1, Restricted Stock Units payable upon a Separation from Service of a Specified Employee, to the extent such Restricted Stock Units constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

7.5. No Acceleration. Except as permitted under Section 409A and as provided in the Agreement, no acceleration of the time or form of payment of a Restricted Stock Unit Award shall be permitted.

7.6. Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, Restricted Stock Unit Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

ARTICLE 8

PERFORMANCE AWARDS

8.1. Grant of Performance Awards. Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such Participants in such amounts, upon such terms and conditions and at such times as the Administrator shall determine. The Administrator shall determine the nature, length, and starting date of the Performance Period during which a Performance Award may be earned, and shall determine the conditions which must be met in order for a Performance Award to vest or be earned (in whole or in part), which conditions may include but are not limited to specified Performance Goals, continued service or employment for a certain period of time, or a combination of such conditions. In the case of Performance Awards based upon Performance Measures, or a combination of Performance Measures and continued service, the Administrator shall determine the Performance Measures and Performance Goals applicable to such Performance Awards.

8.2. Performance Awards. Performance Awards may be in the form of Performance Shares, Performance Units, and/or LTIP Awards. As specified in an Agreement, (i) an Award of a Performance Share is a grant of a right to receive shares of Common Stock (or cash equal to the Fair Market Value thereof or a combination thereof) which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period) and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock; and (ii) an Award of a Performance Unit is a grant of a right to receive shares of Common Stock (or cash equal to the Fair Market Value thereof, or a combination thereof) in the future, which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period), and which has an initial value determined in a dollar amount established by the Administrator at the time of grant, and (iii) an LTIP Award is a grant of the right to receive cash (or shares of Common Stock with a Fair Market Value equal to the cash value of the Award) which is contingent upon the achievement of performance or other objectives (including, without limitation, Performance Goals) during a specified period (including, without limitation, a Performance Period).

8.3. Time and Form of Payment. Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Subject to Section 8.4, in the absence of other payment arrangements in the Agreement in accordance with Section 409A, payments related to Performance Awards shall be made in a lump sum within ninety (90) calendar days of the end of the Performance Period; provided that if such ninety- (90-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment. Any issuance of shares shall be made in accordance with Section 14.1.

8.4. Payments to Specified Employees. Notwithstanding anything to the contrary in Section 8.3 or Section 14.1, Performance Awards payable upon a Separation from Service of a Specified Employee, to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

8.5. No Acceleration. Except as permitted under Section 409A and as provided in the Agreement, no acceleration of the time or form of payment of a Performance Award shall be permitted.

8.6. Administrative Determination. Unless the Administrator determines otherwise in the Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to the terms of the Plan and consistent with Article 13, the Administrator shall have the sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards.

8.7. Nontransferability. Unless the Administrator determines otherwise in accordance with applicable law, including the Code, (i) Performance Awards shall not be transferable (including by sale, assignment, pledge, or hypothecation) other than by will, the laws of intestate succession, or beneficiary designation; and (ii) shares of Common Stock subject to a Performance Award may not be sold, transferred, assigned, pledged, or otherwise encumbered until the Performance Period has expired and all conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 14.9 shall not constitute a transfer.

ARTICLE 9

ANNUAL INCENTIVE PERFORMANCE AWARDS

FOR COVERED EMPLOYEES

9.1. Eligibility. Covered Employees and Employees selected by the Administrator who are or are determined by the Administrator as likely to become Covered Employees will be eligible to receive Annual Incentive Performance Awards under this Article 9.

9.2. Performance Goals; Annual Corporate Incentive Pool. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)), the Administrator shall establish, in writing, Performance Goals for the Performance Period and the maximum amount of the Annual Corporate Incentive Pool.

9.3. Individual Incentive Opportunity. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)), the Administrator shall, in writing, allocate a percentage share of the Annual Corporate Incentive Pool to each Participant who is eligible under Section 9.1. The sum of the percentages of the Individual Incentive Opportunities under this Article 9 shall not exceed one hundred percent (100%); and no Participant’s Individual Incentive Opportunity for a Performance Period shall exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) of the total Annual Corporate Incentive Pool.

9.4. Administrator’s Annual Incentive Performance Award Determination. After the end of each Performance Period, the Administrator shall determine the actual amount of the Annual Corporate Incentive Pool based upon the achievement of the Performance Goals for such Performance Period, which shall not be subject to increase under the pre-established formula. The Administrator shall then calculate the Participant’s allocated portion of the actual Annual Corporate Incentive Pool for such Performance Period based upon the percentage allocated to the Participant at the beginning of the Performance Period. The Administrator will then determine, and set forth in writing, whether the Participant is entitled to all of the Participant’s Individual Incentive Opportunity for such Performance Period or a lesser amount (provided, however, that the Administrator’s exercise of negative discretion to reduce a Participant’s Individual Incentive Opportunity shall not result in an increase in the amount of another Participant’s Individual Incentive Opportunity or Annual Incentive Performance Award payment). The Administrator shall have no discretion to increase the amount of compensation payable upon attainment of the Performance Goals. If a Participant’s employment with BB&T and its Affiliates is terminated by reason of death or Disability during a Performance Period, and the Participant has been actively employed by BB&T or its Affiliates during a portion of such Performance Period, such Participant shall be eligible for an Annual Incentive Performance Award under this Article 9 in accordance with the provisions of this Article 9 by applying a fraction to the Award the Participant would have otherwise received had the Participant continued to be employed for the entire Performance Period, the numerator of which shall be the number of full calendar months of employment during such Performance Period and the denominator of which shall be twelve (12).

9.5. Time and Form of Payments. Awards determined by the Administrator to be paid to Participants shall be paid in cash between January 1 and March 15 of the Fiscal Year following the end of the Performance Period applicable to the Award.

9.6. Change of Control. Notwithstanding any other provision in the Plan or this Article 9 to the contrary, in the event of a Change of Control, the Administrator in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or advisable with respect to any Award under this Article 9, including, without limitation, (i) the acceleration of payment of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award, and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights, and benefits of any affected Awards previously granted hereunder; provided, however, that the Administrator may not exercise any discretion under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change of Control but which Award had not been paid out at the time of the Change of Control, and such Awards shall be paid out entirely in cash as promptly as practicable following the Change of Control, unless this right has been waived by the Participant.

ARTICLE 10

ANNUAL INCENTIVE PERFORMANCE AWARDS

FOR EMPLOYEES OTHER THAN COVERED EMPLOYEES

10.1. Eligibility. Employees selected by the Administrator who are not Covered Employees (and not determined by the Administrator as likely to become Covered Employees) will be eligible to receive Annual Incentive Performance Awards under this Article 10.

10.2. Performance Goals. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 409A), the Administrator shall establish, in writing, Performance Goals for the Performance Period.

10.3. Target Awards. No later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 409A), the Administrator shall, in writing, establish target awards for Participants who are eligible under Section 10.1.

10.4. Administrator’s Annual Incentive Performance Award Determination. After the end of each Performance Period, the Administrator shall determine the actual amount of the Participant’s Annual Incentive Performance Award based upon the achievement of the Performance Goals for such Performance Period. The Administrator will then determine, and set forth in writing, whether the Participant is entitled to all of the

Participant’s Individual Incentive Opportunity for such Performance Period or a lesser amount. The Administrator may, in its discretion, increase or decrease the amount of compensation otherwise payable under this Article 10. To be entitled to an Annual Incentive Performance Award under this Article 10, except as the Administrator shall otherwise determine, a Participant must be employed by BB&T or an Affiliate on the last day of the Performance Period. Notwithstanding the foregoing, if a Participant’s employment with BB&T and its Affiliates is terminated during a Performance Period by reason of death, Disability, or Retirement, and the Participant has been actively employed by BB&T or its Affiliates during a portion of such Performance Period, such Participant shall be eligible for an Annual Incentive Performance Award under this Article 10 in the discretion of the Administrator. The determination of any such Award shall be made by the Administrator in accordance with the provisions of this Article 10.

10.5. Time and Form of Payments. Awards determined by the Administrator to be paid to Participants shall be paid in cash between January 1 and March 15 of the Fiscal Year following the end of the Performance Period applicable to the Award.

10.6. Change of Control. Notwithstanding any other provision in the Plan or this Article 10 to the contrary, in the event of a Change of Control, the Administrator in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or advisable with respect to any Award under this Article 10, including, without limitation, (i) the acceleration of payment of an Award, (ii) the payment of a cash amount in exchange for the cancellation of an Award, and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights, and benefits of any affected Awards previously granted hereunder; provided, however, that the Administrator may not exercise any discretion under the Plan to reduce the amount payable in respect of any Award relating to a Performance Period which ended prior to the date of such Change of Control but which Award had not been paid out at the time of the Change of Control, and such Awards shall be paid out entirely in cash as promptly as practicable following the Change of Control, unless this right has been waived by the Participant.

ARTICLE 11

SECTION 162(m) PROVISIONS

11.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Administrator determines at the time an Award is granted to a Participant (i) the Participant is, or will be, as of the end of the Fiscal Year in which BB&T would claim a tax deduction in connection with such Award, a Covered Employee, and (ii) that BB&T desires to obtain a tax deduction with respect to such Award, then this Article 11 shall be applicable to such Award.

11.2. Performance Criteria. If the Administrator determines that an Award is intended to be subject to this Article 11, the lapsing of restrictions thereon and the payment and distribution of cash, shares of Common Stock, or other property pursuant thereto, as applicable, shall be subject to the achievement of one (1) or more Performance Goals. The Administrator shall, in its sole discretion, designate within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m)) which Participants will be eligible to receive Awards in respect of such Performance Period. However, such designation of a Participant as eligible to receive an Award for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Award for such Performance Period. Within the first ninety (90) days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m)), the Administrator shall, with regard to Awards to be issued for such Performance Period, exercise its discretion and select (and record the same in writing): (i) the length of the Performance Period; (ii) the type(s) of Awards to be granted; (iii) the Performance Measure(s) that will be used to establish the Performance Goal(s); (iv) the kind(s) and/or level(s) of the Performance Goal(s) that is/are to apply to the Award(s); and (v) any objective and nondiscretionary formula applicable to the Awards and the Performance Goal(s).

11.3. Certification. Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if achieved, to calculate and certify in writing the amount of the “qualified performance-based compensation” (within the meaning of Section 162(m)) earned for the Performance Period.

11.4. Negative Discretion. With respect to any Award that is subject to this Article 11, the Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award. In no event may the portion of any Award incentive pool allocated to a Covered Employee no later than ninety (90) days after the commencement of each Performance Period (or such earlier date as is required under Section 162(m)) be increased in any way, including as a result of the reduction of any other Participant’s allocated portion. The Administrator may not in any circumstances waive the achievement of the applicable Performance Goals, except as, and to the extent, permitted by Section 162(m).

11.5. Section 162(m) Performance-Based Compensation. To the extent to which Section 162(m) is applicable, BB&T intends that compensation paid under the Plan to Covered Employees will, to the extent possible, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and related regulations. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) and related regulations shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m).

11.6. Deferral. If the Administrator reasonably anticipates that the deduction with respect to a payment would not be permitted solely due to the application of Section 162(m), the Administrator may defer that amount of the payment to the extent deemed necessary to ensure deductibility; provided, however, that (i) the deduction limitation of Section 162(m) shall be applied to all payments to similarly situated Participants on a reasonably consistent basis; (ii) the payment must be made by the earliest of (x) during BB&T’s (or the Affiliate’s) first taxable year in which BB&T (or the Affiliate) reasonably anticipates, or should reasonably anticipate, that if the payment is made during such year, the deduction of such payment will not be barred by application of Section 162(m) or (y) during the period beginning with the date of the Participant’s Separation from Service and ending on the later of the last day of the taxable year of BB&T (or the Affiliate) in which the Participant incurs a Separation from Service or the fifteenth day of the third month following the Participant’s Separation from Service; (iii) where any payment to a particular Participant is delayed because of Section 162(m), the delay in payment will be treated as a subsequent deferral election unless all scheduled payments to such Participant that could be delayed are also delayed; (iv) where a payment is delayed to a date on or after the Participant’s Separation from Service, the payment will be considered a payment upon a Separation from Service for purposes of the Section 409A six- (6-) month delay for Specified Employees; and (v) no election may be provided to a Participant with respect to the timing of payment hereunder.

ARTICLE 12

GENERALLY APPLICABLE PROVISIONS

12.1. Dividends and Dividend Equivalents. Except with regard to Options and SARs, the Administrator may, in its sole discretion, provide that Awards granted under the Plan earn dividends or dividend equivalents. Subject to compliance with applicable law, such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account, and any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. No dividends or dividend equivalents shall be granted with respect to Options or SARs.

12.2. Effect of Termination. The Administrator shall determine the extent, if any, to which a Participant shall have any rights with respect to an Award (including but not limited to the right to exercise all or part of an Option or SAR or the timing for all or part of an Annual Incentive Performance Award, Performance Award, Phantom Stock Award, or Restricted Award to vest or be earned) following the Participant’s Separation from Service with BB&T or an Affiliate. Such provisions will be determined in the sole discretion of the Administrator (subject to Section 409A and Section 162(m)), shall be included in the Agreement relating to such Award, need not be uniform among all Awards issued under the Plan, and may reflect distinctions based on the reasons for Separation from Service.

12.3. Restrictions on Awards and Shares. BB&T may impose such restrictions on Awards and shares or any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Code and federal securities laws, the requirements of any stock exchange or similar organization, and any blue sky, state, or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, BB&T shall not be obligated to issue, deliver, or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution, or action is in compliance with all applicable laws, rules, and regulations (including but not limited to the requirements of the Code and the Securities Act). BB&T may cause a restrictive legend to be placed on any shares of Common Stock issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

12.4. Amendment and Termination of the Plan.

(a) The Plan may be amended, altered, or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the shareholders of BB&T shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule, or regulation; and (ii) except for adjustments made pursuant to Section 3.4, the Option Price for any outstanding Option or base price of any outstanding SAR granted under the Plan may not be decreased after the date of grant, nor may any outstanding Option or SAR granted under the Plan be surrendered to BB&T as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR, as the case may be, without shareholder approval of any such action.

(b) Subject to Section 409A, the Administrator may amend, alter, or terminate any Award granted under the Plan, prospectively or retroactively; provided, however, except as otherwise provided in Section 14.19 and 14.20 of the Plan, such amendment, alteration, or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

12.5. Adjustment of Awards upon the Occurrence of Certain Events. Subject to compliance with the provisions of Article 11, the Administrator shall have authority to make adjustments to the terms and conditions of Awards in recognition of certain events affecting BB&T or any Affiliate, or the financial statements of BB&T or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules, or regulations; provided, however, that all adjustments shall be made in a manner compliant with Section 409A, and such adjustment shall not be made to Awards of Covered Employees in violation of Section 162(m).

12.6. Cash Settlement. Notwithstanding any provision of the Plan, an Award or an Agreement to the contrary, the Administrator may cause any Award granted under the Plan to be canceled in consideration of a substitute award or cash payment of an equivalent cash value, as determined by the Administrator, made to the holder of such canceled Award; provided that the Administrator shall consider the effect of Section 409A and Section 424(a) of the Code and Section 12.4(a) hereof.

ARTICLE 13

ADMINISTRATION

13.1. General. The Plan shall be administered by the Administrator; provided, however, (i) the Board shall have sole authority to grant Awards to Directors who are not Employees, and (ii) the Committee shall have sole authority to grant Awards to Covered Employees and to Employees subject to Rule 16b-3.

13.2. Authority of Administrator. Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority:

(a) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of Common Stock, if any, subject to an Award, and all provisions (including terms, conditions, restrictions, and limitations) of an Award, which need not be identical;

(b) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan;

(c) to establish, amend, and rescind rules and regulations for the administration of the Plan; and

(d) to construe and interpret the Plan, Awards, and Agreements made under the Plan; to establish, amend, and revoke rules and regulations for the Plan’s administration; and to interpret rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan (including, without limitation, the determination of Fair Market Value).

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of the Plan shall be final and conclusive.

The Administrator shall also have authority, in its sole discretion (except to the extent precluded by Section 409A or Section 162(m)):

(i)	to accelerate the date on which any Award which was not otherwise exercisable, vested, or earned shall become exercisable, vested, or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient;

(ii)	to modify or extend the terms and conditions for exercise, vesting, or earning of an Award, and to correct any defect, omission, or inconsistency in any Award;

(iii)	to specify in an Agreement that a Participant’s rights, payments, and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause; violation of BB&T or Affiliate policies; breach of non-solicitation, noncompetition, confidentiality or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of BB&T or any Affiliate; and

(iv)	to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

In addition to action taken by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable for any action or determination made in good faith with respect to the Plan, an Award, or an Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in BB&T’s articles of incorporation or bylaws or pursuant to applicable law. All expenses of administering the Plan shall be borne by BB&T.

13.3. Delegation of Authority. Notwithstanding the other provisions of Article 13, to the extent permitted by applicable law, the Administrator may delegate, within limits it may establish from time to time, to (i) a subcommittee of the Committee, or (ii) one or more senior executive officers of BB&T, or (iii) Employees who are not Covered Employees and who are not subject to Section 16 of the Exchange Act, the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan with respect to such Awards (subject to any restrictions imposed by applicable laws, rules, and regulations and such terms and conditions as may be established by the Administrator in accordance with the Plan); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m), the Participant, at the time of such grant or other determination, (i) is not deemed to be an officer or director of BB&T within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 13.3 to a subcommittee of the Committee, or to one or more senior executive officers of BB&T, or to Employees who are not Covered Employees and who are not subject to Section 16b of the Exchange Act, references to the Administrator shall include references to such subcommittee or such senior executive officer or officers, or such Employees, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) and other applicable laws, rules, and regulations. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE 14

MISCELLANEOUS

14.1. Shareholder Rights. Except as otherwise determined by the Administrator (and subject to the provisions of the Plan, a Participant (and the Participant’s legal representative, legatees, or distributees) shall not be deemed to be the holder of any shares of Common Stock subject to an Award and shall not have any rights of a shareholder unless and until such shares of Common Stock have been issued to her, him or them under the Plan. Shares of Common Stock acquired upon exercise of an Option or SAR shall be issued in the name of the Participant (or the Participant’s beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the purchase price (except as may otherwise be determined by BB&T in the event of payment of the Option Price pursuant to Section 4.7 herein); provided that such shares of Common Stock shall be issued within thirty (30) business days of notice of exercise (and if such thirty- (30-) day period begins in one (1) calendar year and ends in another, the Participant shall have no right to designate the calendar year of issuance). Except as otherwise provided in the Plan or in an Agreement in accordance with Section 409A, any shares of Common Stock issuable pursuant to a Performance Award, Phantom Stock Award or Restricted Award shall be issued in the name of the Participant (or the Participant’s beneficiary); provided that such shares of Common Stock shall be registered within the time required for payment pursuant to Articles 5, 6, 7, and 8.

14.2. Taxes. The recipient of an Award or of any Award payment is responsible for the payment of all applicable taxes thereon. BB&T and its Affiliates shall withhold all required local, state, federal, foreign, and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award, and all payments or distributions pursuant to the Plan may be made net of any applicable taxes. Prior to the issuance and delivery of shares of Common Stock or any other benefit conferred under the Plan, BB&T shall require any recipient of an Award to pay to BB&T in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by BB&T to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign, or other income tax obligations relating to such an Award, by electing (the “election”) to have BB&T withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator. The Administrator, in its discretion but subject to applicable law including, without limitation, Section 409A, may apply any amounts payable under the Plan as a setoff to satisfy any liabilities owed by the recipient to BB&T and its Affiliates.

14.3. Section 16(b) Compliance. To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of BB&T that transactions under the Plan shall comply with Rule 16b-3 and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit, or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting, or conditioning the Plan with respect to other Participants.

14.4. Section 409A. To the extent applicable, BB&T intends that the Plan comply with Section 409A, and the Plan shall be construed in a manner to comply with Section 409A. Should any provision be found not in compliance with Section 409A, Participants shall be contractually obligated to execute any and all amendments to Awards deemed necessary and required by legal counsel for BB&T to achieve compliance with Section 409A. By acceptance of an Award, Participants irrevocably waive any objections they may have to the amendments required by Section 409A. Participants also agree that in no event shall any payment required to be made pursuant to the Plan that is considered “nonqualified deferred compensation” within the meaning of Section 409A be accelerated in violation of Section 409A. In the event a Participant is a Specified Employee, and payments that are nonqualified deferred compensation cannot commence until the lapse of six (6) months after a Separation from Service, then any such payments that would be paid during such six- (6-) month period in a single lump sum shall be made on the date that is within the thirty- (30-) day period commencing with the first day of the seventh month after the month of the Participant’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). Furthermore, the first six (6) months of any such payments of nonqualified deferred compensation that would be paid in installments shall be paid within the thirty- (30-) day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment). All remaining installment payments shall be made or provided as they would ordinarily have been under the provisions of the Agreement. Notwithstanding any other provision of the Plan, the tax treatment of Awards under the Plan shall not be, and is not, warranted or guaranteed. Neither BB&T, any Affiliate, the Board, the Committee, Administrator, nor any of their delegatees shall be held liable for any taxes, penalties, or other monetary amounts owed by a Participant, his beneficiary, or other person as a result of the grant, modification, or amendment of an Award or the adoption, modification, amendment, or administration of the Plan.

14.5. No Right or Obligation of Continued Employment or Service. Neither the Plan, the grant of an Award, nor any other action related to the Plan shall confer upon any individual any right to continue in the service of BB&T or an Affiliate as an Employee, Director, or Independent Contractor or affect in any way with the right of BB&T or an Affiliate to terminate an individual’s employment or service at any time.

14.6. Unfunded Plan; No Effect on Other Plans.

(a) The Plan shall be unfunded, and BB&T shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between BB&T or any Affiliate and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds, or property of BB&T or any Affiliate, including, without limitation, any specific funds, assets, or other property which BB&T or any Affiliate, in its discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock, cash, or other amounts, if any, payable under the Plan, unsecured by any assets of BB&T or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any amounts to any person.

(b) The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance, or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(c) The adoption of the Plan shall not affect any other stock incentive or other compensation plans maintained by BB&T or any Affiliate, nor shall the Plan preclude BB&T from establishing any other forms of stock incentive or other compensation for employees or service providers of BB&T or any Affiliate.

14.7. Applicable Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable United States federal laws.

14.8. Deferrals. Except as otherwise provided in the Plan, the Administrator may permit or require, at the time an Award is granted, a Participant to defer receipt of the delivery of shares of Common Stock, the payment of cash, or the provision of any other benefit that would otherwise be due pursuant to the exercise, vesting, or earning of an Award. If any such deferral is required or permitted, the Administrator shall, in its discretion, establish rules and procedures in writing for such deferrals in accordance with Section 409A.

14.9. Beneficiary Designation. Except with respect to Annual Incentive Performance Awards payable pursuant to Articles 9 and 10, or as otherwise impermissible under applicable law, a Participant shall have the right to designate a beneficiary or beneficiaries to whom any benefit, or settlement of Awards, under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit or settlement of Awards; and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by the Administrator. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. If no beneficiary designation is made, or if the beneficiary designation is held invalid, or if no beneficiary survives the Participant and benefits are determined to be payable following the Participant’s death, the Administrator shall direct that payment of benefits be made to the Participant’s estate.

14.10. Payments on Behalf of Incapacitated Individuals. The Administrator, upon the receipt of satisfactory evidence of the physical, mental, or legal incapacity of any individual entitled to receive a payment under the Plan and satisfactory evidence that another person or institution is legally authorized to act on behalf of such incapacitated individual, may cause any payment otherwise payable to the individual to be made to such person or institution. Payment to such person or institution shall be in full satisfaction of all claims by or through such incapacitated individual to the extent of the amount thereof and shall completely discharge BB&T, the Administrator and the Plan of all further obligations hereunder.

14.11. Notices. Each Participant and each beneficiary shall be responsible for furnishing the Administrator with his or her current address (including email address) for the mailing of notices, reports, and benefit payments; provided, however, that the Administrator may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid, or by overnight courier, or facsimile, or email. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address (and the Participant or beneficiary may incur additional taxes and penalties under Section 409A). This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

14.12. Lost Distributees. A benefit shall be deemed forfeited if the Administrator is unable after a reasonable period of time to locate the Participant or beneficiary to whom payment is due, or, if located, the Participant or beneficiary does not provide documentation required for a distribution or payment. Unless escheated to a Participant’s or beneficiary’s state of domicile pursuant to applicable escheat laws, such benefit shall, subject to the approval of the Administrator, be reinstated if a valid claim is made by or on behalf of the Participant or beneficiary for the forfeited benefit, although the benefits may be subject to additional taxes and penalties under Section 409A.

14.13. Reliance on Data. The Administrator shall have the right to rely on any data provided by the Participant or by any beneficiary or representative of the Participant or beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or beneficiary.

14.14. Electronic Documents. To the extent permitted by applicable law, BB&T and the Administrator or its designee may (i) deliver by email or other electronic means (including posting on a web site maintained by BB&T or by a third party under contract with BB&T) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that BB&T or the Administrator or its designee is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Agreements) and notices in a manner prescribed by the Administrator.

14.15. Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

14.16. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.17. Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

14.18. Successors and Assigns. The Plan shall be binding upon BB&T, its successors and assigns, and Participants, their executors, administrators, permitted transferees, and beneficiaries.

14.19. Clawback, etc. By entering into Agreements or otherwise participating in the Plan, each Participant acknowledges and agrees to the provisions of this Section 14.19, and acknowledges and agrees that the provisions of this Section 14.19 may be applied, without liability to any Participant (or any Participant’s beneficiary) by the Administrator on a retroactive basis regardless of the Participant’s employment status with BB&T or its Affiliates at the time of such clawback or other action by the Administrator. Notwithstanding anything contained in the Plan to the contrary, the Administrator, in order to comply with applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and any risk management requirements and/or policies adopted by BB&T, retains the right at all times to decrease or terminate all Awards and payments under the Plan, and any and all amounts payable under the Plan or paid under the Plan shall be subject to clawback, forfeiture, and reduction to the extent determined by the Administrator as necessary to comply with applicable law and/or policies adopted by BB&T.

14.20. Legislative and/or Regulatory Restrictions. Notwithstanding anything contained in the Plan to the contrary, in the event any legislation, regulation(s), or formal or informal guidance require(s) any compensation payable under the Plan (including, without limitation, any incentive-based compensation) to be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions, such compensation shall be deferred, reduced, eliminated, paid in a different form or subjected to vesting or other restrictions as, and solely to the extent, required by such legislation, regulation(s), or formal or informal guidance.

ARTICLE 15

DEFINITIONS

In addition to other terms defined herein, the following terms shall have the meanings given below:

15.1. Administrator shall mean the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee; provided, however, that with respect to Covered Employees and Employees subject to Rule 16b-3, the term “Administrator” used in the Plan shall always mean the Committee.

15.2. Affiliate means any employer with which BB&T would be considered a single employer under Section 414(b) or 414(c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws.

15.3. Agreement and Award Agreement mean any agreement, document, or other instrument (which may be in written or electronic or Internet form, in the Administrator’s discretion and which includes, as permitted under Section 409A, any amendment or supplement thereto and any related forms) between BB&T and a Participant specifying the terms, conditions, and restrictions of an Award granted to the Participant in accordance with the Plan. An Agreement may also state such other terms, conditions, and restrictions, including but not limited to terms, conditions, and restrictions applicable to shares of Common Stock subject to an Award, as may be established by the Administrator in accordance with the Plan.

15.4. Annual Corporate Incentive Pool means the aggregate amount that may be paid under Article 9.

15.5. Annual Incentive Performance Award means an annual incentive performance award under either Article 9 or Article 10 of the Plan.

15.6. Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or a Nonqualified Option), a Stock Appreciation Right (including a Related SAR or a Freestanding SAR), a Restricted Award (including a Restricted Stock Award or a Restricted Stock Unit Award), a Performance Award (including a Performance Share Award, a Performance Unit Award, or an LTIP Award), a Phantom Stock Award, an Annual Incentive Performance Award, or any other award granted under the Plan.

15.7. BB&T means BB&T Corporation, a North Carolina corporation, or any successor thereto.

15.8. Board means the Board of Directors of BB&T.

15.9. Change of Control means a change of control as defined in an applicable Agreement; provided, however, that for purposes of Articles 9 and 10 of the Plan, Change of Control means and will be deemed to have occurred on the earliest of the following dates:

(a) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of BB&T and its Affiliates, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of BB&T representing twenty percent (20%) or more of the combined voting power of BB&T’s then outstanding voting securities (excluding the acquisition of securities of BB&T by an entity at least eighty percent (80%) of the outstanding voting securities of which are, directly or indirectly, beneficially owned by BB&T); or

(b) the date when, as a result of a tender offer or exchange offer for the purchase of securities of BB&T (other than such an offer by BB&T for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who, at the beginning of any two- (2-) year period during the duration of the Plan, constitute the Board, plus new directors whose election or nomination for election by BB&T’s shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two- (2-) year period, cease for any reason during such two- (2-) year period to constitute at least two-thirds (2/3) of the members of such Board; or

(c) the date a merger, share exchange or consolidation of BB&T with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of BB&T outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of BB&T or such surviving or acquiring entity outstanding immediately after such merger, share exchange or consolidation; or

(d) the date the shareholders of BB&T approve a plan of complete liquidation or winding-up of BB&T; or

(e) the date a sale or disposition by BB&T of all or substantially all of BB&T’s assets is consummated; or

(f) the date of any event which the Board determines should constitute a Change of Control.

15.10. Code means the Internal Revenue Code of 1986, as amended.

15.11. Committee means either (i) the Compensation Committee of the Board appointed to administer the Plan, or (ii) a committee of the Board designated by the Board to administer the Plan and, with respect to “applicable employee remuneration” for purposes of Section 162(m), a subcommittee designated by the Board composed of not less than two (2) directors, each of whom is required to be a “nonemployee director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m)) to the extent Rule 16b-3 and Section 162(m), respectively, are applicable to BB&T and the Plan.

15.12. Common Stock means the common stock of BB&T Corporation, $5.00 par value.

15.13. Covered Employee shall have the meaning given the term in Section 162(m).

15.14. Director means a member of the Board or a member of the board of directors of an Affiliate.

15.15. Disability or Disabled means:

(i)	If the Participant is a participant in a disability insurance program of BB&T or an Affiliate, that the Participant incurs a Separation from Service for disability under such program; or

(ii)	If the Participant is not a participant in a disability insurance program of BB&T or an Affiliate, that such Participant suffers from any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the individual to be unable to perform the duties of his or her employment or any substantially similar position of employment and that the Participant incurs a Separation from Service.

15.16. Effective Date means the date, as defined in Section 1.1, upon which the Plan is approved by BB&T’s shareholders.

15.17. Employee means any person who is an employee of BB&T or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan); provided, however, that with respect to Incentive Options, “Employee” means any person who is considered an employee of BB&T or any Affiliate for purposes of Treas. Reg. Section 1.421- 1(h) (or any successor provision related thereto).

15.18. Exchange Act means the Securities Exchange Act of 1934, as amended.

15.19. Fair Market Value per share of the Common Stock shall be, to the extent applicable to an Award, the closing sales price per share on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date an Award is granted or other determination is made (each, a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing sales price information is available. In the absence of any such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith in accordance with Section 409A.

15.20. Fiscal Year means BB&T’s fiscal year which is the calendar year beginning each January 1, and ending the following December 31.

15.21. Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 5.1.

15.22. Incentive Option means an Option that is designated by the Administrator as an Incentive Option and intended to meet the requirements of incentive stock options under Code Section 422 and related regulations.

15.23. Independent Contractor means an independent contractor, consultant, or advisor providing services to BB&T or an Affiliate.

15.24. Individual Incentive Opportunity means a Participant’s allocable percentage share of either the Annual Corporate Incentive Pool under Article 9 or a Participant’s target award under Article 10.

15.25. LTIP Award means a long-term incentive performance award granted under Article 8.

15.26. Nonqualified Option means an Option that is not an Incentive Option.

15.27. Option means a stock option granted under Article 4.

15.28. Option Period means the term of the Option as provided in Section 4.4.

15.29. Option Price means the price per share at which an Option may be exercised as provided in Section 4.3.

15.30. Participant means an individual employed by, or providing services to, BB&T or an Affiliate who satisfies the requirements of Article 2 and is selected by the Administrator to receive an Award under the Plan.

15.31. Performance Award means a Performance Share Award, a Performance Unit Award and/or an LTIP Award as provided in Article 8.

15.32. Performance Goals means (i) for a Performance Period, one (1) or more goals as may be established in writing by the Administrator for the Performance Period based upon the achievement (measured on an absolute or relative basis) of one (1) or more Performance Measures, and (ii) for purposes of Article 10, such performance goal or goals based upon such performance measure(s) as the Administrator establishes in writing for a Performance Period.

15.33. Performance Measures mean one (1) or more (either alone or in combination) performance factors which may be established by the Administrator with respect to an Award. Performance factors may be based on such corporate, business unit or division and/or individual performance factors and criteria as the Administrator in its discretion may deem appropriate (including, but not limited to, one or more designated external or internal indices or benchmarks, or designated comparison group or entity or groups or entities); provided, however, that such performance factors shall be limited to one (1) or more (either alone or in combination) of the following: (i) return measures (including, but not limited to, return on assets; return on risk-adjusted assets; return on shareholders’ equity; return on tangible equity; return on capital; return on economic capital; and return on investment); (ii) earnings measures (including, but not limited to, earnings per share; economic profit; net income; net interest income; net interest margin; non-interest income; income before income taxes; income before income taxes and provision for credit losses; risk-adjusted profitability measures; consolidated earnings before taxes; earnings before interest, taxes, depreciation and amortization; operating or profit margin; productivity ratios; profitability of an identifiable business unit or product; and maintenance or improvement of profit margin); (iii) expense measures (including, but not limited to, expense management; total expenses; operating efficiencies; efficiency ratios; and non-interest expense); (iv) balance sheet measures (including, but not limited to, assets; loans; loan loss reserves; nonperforming assets; deposits; deposit mix; book value per share; book equity; tangible equity; and investments); (v) enterprise risk management measures (including, but not limited to, interest-sensitivity gap levels; liquidity measures; asset quality; credit quality; credit performance; charge-offs; regulatory compliance; satisfactory internal or external audits; and financial or credit ratings); (vi) internal or external regulatory capital, liquidity, risk or other regulatory-related requirements, expectations, goals or objectives (including, but not limited to, capital management; economic capital; cost of capital; improvements in capital structure; working capital; tier one common ratio; stress testing and capital levels); (vii) market or market-related measures (including, but not limited to, stock price; dividends or dividend yield; total shareholder return; market to book value; market capitalization; market to tangible book value; and price/earnings ratio); (viii) strategic business goals and objectives (including, but not limited to, consummation or integration of acquisitions; dispositions; projects or other specific events, transactions, or workforce objectives); (ix) off-balance sheet portfolio objectives (including, but not limited to, those related to servicing portfolios, securitizations, assets under administration or management, derivatives, loan originations or innovation goals or objectives); (x) product, consumer or market-related objectives (including, but not limited to, revenue; sales; revenue mix; product growth; customer growth; number or type of customer relationships; customer satisfaction; cross-selling goals; associate satisfaction; top box scores; and market share); (xi) cash flow (including, but not limited to, operating cash flow; free cash flow; and cash flow return on capital); and (xii) any other objective measures established by the Administrator, provided, however, that such measures shall not be used in connection with Awards to Covered Employees.

Such performance factors and criteria may include or exclude certain items that have an accounting or financial impact as determined by the Administrator within the first ninety (90) days of the Performance Period.

15.34. Performance Period means the one (1) or more periods of time of at least twelve (12) consecutive months in duration, or a period of time shorter than twelve (12) consecutive months, as the Administrator may select, over which the attainment of one (1) or more Performance Goals will be measured for purposes of determining a Participant’s right to and the payment of a Performance Award, an Annual Incentive Performance Award, a Restricted Award, or any other Award for which the Administrator determines a measuring period is appropriate. Subject to the foregoing, for purposes of Annual Incentive Performance Awards under Articles 9 and 10, the Performance Period shall be the Fiscal Year.

15.35. Performance Share means an Award granted under Article 8.

15.36. Performance Unit means an Award granted under Article 8.

15.37. Phantom Stock Award means an Award, granted under Section 5.2, to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the Fair Market Value of a share of Common Stock.

15.38. Plan means this BB&T Corporation 2012 Incentive Plan, as it may be hereafter amended and/or restated.

15.39. Related SAR means an SAR granted under Section 5.1 that is granted in relation to a particular Option and that can be exercised only upon the surrender to BB&T, unexercised, of that portion of the Option to which the SAR relates.

15.40. Restricted Award means either a Restricted Stock Award or a Restricted Stock Unit Award.

15.41. Restriction Period means the nature, length, and starting date of the period during which a Restricted Award may be earned by a Participant.

15.42. Restricted Stock and Restricted Stock Award mean shares of Common Stock subject to restrictions awarded to a Participant under Article 6.

15.43. Restricted Stock Unit and Restricted Stock Unit Award mean a Restricted Stock Unit Award and Restricted Stock Units granted to a Participant pursuant to Article 7.

15.44. Retirement means that a Participant has incurred a Separation from Service on or after his earliest early retirement date. As used herein, the “earliest early retirement date” of a Participant who incurs a Separation from Service is, (i) if the Participant is an Employee, either the Employee’s attainment of at least age 55 with at least 10 years of service with BB&T and/or an Affiliate, or, in the event the Employee has not attained at least age 55 with at least 10 years of service, the Employee’s attainment of at least age 65 with at least 5 years of service with BB&T and/or an Affiliate; and (ii) if the Participant is a Director, the Director’s attainment of at least the age of retirement specified in BB&T’s policy and procedure applicable to Directors as the retirement age for Directors.

15.45. Rule 16b-3 means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

15.46. SAR and Stock Appreciation Right means a stock appreciation right granted under Section 5.1. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

15.47. SEC means the Securities and Exchange Commission or any successor thereto.

15.48. Section 162(m) means Section 162(m) of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

15.49. Section 409A means Section 409A of the Code and the guidance issued thereunder by the United States Department of the Treasury and/or Internal Revenue Service.

15.50. Securities Act means the Securities Act of 1933, as amended.

15.51. Separation from Service means a termination of employment with BB&T and all Affiliates that is a “separation from service” within the meaning of Section 409A. In accordance with Section 409A, bona fide leaves of absence up to six (6) months (or longer if the individual retains a right to reemployment under an applicable statute or by contract) for governmental or military service, illness, temporary disability or other reasons shall not be deemed Separations from Service.

15.52. Specified Employee means a “specified employee” within the meaning of Section 409A and any “specified employee” identification policy of BB&T.

15.53. Ten Percent Shareholder means an individual who, at the time an Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of BB&T or an Affiliate. For this purpose, an individual will be deemed to own stock which is attributable to the individual under Section 424(d) of the Code.

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IN WITNESS WHEREOF, this BB&T Corporation 2012 Incentive Plan is, by the authority of the Board of Directors of BB&T Corporation, executed on behalf of BB&T Corporation, the      day of             , 2012.

BB&T CORPORATION

By:

Name:
Title:

ATTEST:

By:

Name:
Title:

[Corporate Seal]

ATTENDING THE ANNUAL MEETING

The Annual Meeting of Shareholders will begin promptly at 11:00 A.M. Eastern Daylight Time on Tuesday, April 24, 2012, at Embassy Suites, 460 North Cherry Street, Winston-Salem, North Carolina 27101. Please allow enough time to arrive on schedule for the meeting in the event of traffic or other delays related to the Annual Meeting. Attendance at the Annual Meeting is limited to:

(1)	Shareholders who own BB&T shares directly and not through a bank, broker or intermediary (“record holders”).

(2)	Shareholders whose BB&T shares are held for them by banks, brokerages or other intermediaries (“beneficial holders”).

(3)	Authorized representatives of entities who are beneficial holders.

A shareholder of the class noted below must present, in addition to a valid photo ID or other satisfactory proof of identification, the following materials in order to be admitted to the Annual Meeting:

(A)	Record holders must present the top portion of their proxy card, which will serve as an admission ticket.

(B)	Beneficial holders must present evidence of their ownership. Materials that appropriately evidence ownership include a notice regarding the availability of proxy materials, the top portion of a voting instruction form or a recent proxy or letter from the bank, broker or other intermediary that holds the beneficial holders’ shares and that confirms the beneficial holders’ ownership of those shares.

(C)	In addition to any evidence required under (B) above, authorized representatives of beneficial holders must present a letter from the record holder certifying as to the beneficial ownership of the entity they represent and a letter from the beneficial holder certifying as to their status as an authorized representative.

The use of cameras (including cellular phones or PDAs with photographic and/or video recording capabilities), recording devices and other electronic devices, and cellular phones or PDAs will not be permitted at the Annual Meeting. Any devices or instruments that may be potentially disruptive will not be permitted. BB&T representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Corporation’s behalf, to determine whether the admission policy and procedures are being followed and whether you will be granted admission to the Annual Meeting.

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 23, 2012.
Vote by Internet
• Go to www.envisionreports.com/BBT
• Follow the steps outlined on the secured website.
• To sign up for eletronic delivery of future meeting materials, please follow the instructions to enroll in this service.
Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Election of Directors — The Board of Directors recommends a vote FOR all nominees listed.	+
1. To elect fifteen directors to serve for one-year terms that will expire at the 2013 Annual Meeting of Shareholders.

01 - John A. Allison IV	04 - Anna R. Cablik	07 - Jane P.Helm	10 - Valeria Lynch Lee	13 - Thomas N. Thompson
02 - Jennifer S. Banner	05 - Ronald E.Deal	08 - John P. Howe III, M.D.	11 - Nido R. Qubein	14 - Edwin H.Welch, Ph.D.
03 - K. David Boyer, Jr.	06 - J. Littleton Glover, Jr.	09 - Kelly S. King	12 - Thomas E. Skains	15 - Stephen T. Williams

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10	11	12	13	14	15
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain			For	Against	Abstain
2.	To approve the BB&T 2012 Incentive Plan.	☐	☐	☐	4.	To vote on an advisory resolution to approve BB&T’s overall pay-for-performance executive compensation program, commonly referred to as a “say on pay” vote.	☐	☐	☐
3.	To ratify the reappointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2012.	☐	☐	☐

C	Shareholder Proposals — The Board of Directors recommends a vote AGAINST Proposals 5 and 6.

		For	Against	Abstain			For	Against	Abstain
5.	To vote on a shareholder proposal requesting reports with respect to BB&T’s political contributions and related policies and procedures.	☐	☐	☐	6.	To vote on a shareholder proposal regarding majority voting in director elections.	☐	☐	☐

To transact such other business as may properly come before the meeting.

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.

ADMISSION TICKET

PLEASE DETACH BELOW AND BRING WITH YOU IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

VOTE BY INTERNET OR TELEPHONE
24 Hours a Day—7 Days a Week
Save Your Company Money—It’s Fast and Convenient

Important notice regarding the Internet availability of

proxy materials for the Annual Meeting of shareholders.

The proxy statement and BB&T’s annual report on Form 10-K

are available at: www.envisionreports.com/BBT

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — BB&T CORPORATION	+
ANNUAL MEETING APRIL 24, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BB&T CORPORATION

The undersigned shareholder of BB&T Corporation, a North Carolina corporation (“BB&T”), appoints Kelly S. King, Christopher L. Henson and Robert J. Johnson Jr., or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of BB&T that the undersigned is entitled to vote at the annual meeting of shareholders of BB&T to be held at Embassy Suites, 460 North Cherry Street, Winston-Salem, North Carolina 27101, on Tuesday, April 24, 2012 at 11:00 a.m. Eastern DaylightTime and at any adjournment thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED:

•	“FOR ALL” OF THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL 1;
•	“FOR” PROPOSALS 2, 3 AND 4;
•	“AGAINST” PROPOSALS 5 AND 6.

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT.

THE TOP PAGE OF THE PROXY CARD SERVES AS YOUR ADMISSION TICKET TO THE ANNUAL MEETING.

The undersigned acknowledges receipt of the Notice of the BB&T Annual Meeting and Proxy Statement.

D	Non-Voting Items

Change of Address — Please print new address below.

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please insert date of signing. Sign exactly as the name appears on the reverse. Where stock is issued in two or more names, all names should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A - E ON BOTH SIDES OF THIS CARD.